                                                                       EXHIBIT Z

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                                 SALE OF ASSETS

                                       AND

                                TRADEMARK LICENSE

                                    AGREEMENT

                                  BY AND AMONG

                         INTEK DIVERSIFIED CORPORATION,

                        MIDLAND INTERNATIONAL CORPORATION

                                       AND

                            SIMMONDS CAPITAL LIMITED


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



                                TABLE OF CONTENTS
                                -----------------

                                                                                                               PAGE
                                                                                                               ----
1.      DEFINITIONS.............................................................................................  2
        1.1       "Acquired Assets".............................................................................  2
        1.2       "Affiliate"...................................................................................  2
        1.3       "Assumed Liabilities".........................................................................  2
        1.4       "Bankruptcy Exception"........................................................................  2
        1.5       "Beneficiary".................................................................................  2
        1.6       "Business Day"................................................................................  2
        1.7       "Claimant"....................................................................................  3
        1.8       "Closing".....................................................................................  3
        1.9       "Code"........................................................................................  3
        1.10      "Common Stock"................................................................................  3
        1.11      "Consignment Agreement".......................................................................  3
        1.12      "Contracts"...................................................................................  3
        1.13      "Direct Claim"................................................................................  3
        1.14      "Direct Claim Notice".........................................................................  3
        1.15      "Dollar"......................................................................................  3
        1.16      "ERISA".......................................................................................  3
        1.17      "Escrow Agreement"............................................................................  3
        1.18      "Exchange Act"................................................................................  3
        1.19      "Fixed Assets"................................................................................  4
        1.20      "Governmental Entity".........................................................................  4
        1.21      "Hart-Scott-Rodino Act".......................................................................  4
        1.22      "Indemnitor"..................................................................................  4
        1.23      "Intek Disclosure Schedules"..................................................................  4
        1.24      "Intek Documents".............................................................................  4
        1.25      "Intek Materials".............................................................................  4
        1.26      "Intek Officer's Certificate".................................................................  4
        1.27      "Intek Subsidiaries"..........................................................................  4
        1.28      "IRS".........................................................................................  4
        1.29      "Legal Proceeding"............................................................................  4
        1.30      "License".....................................................................................  4
        1.31      "License Agreement"...........................................................................  5
        1.32      "LMR Products"................................................................................  5
        1.33      "Management and Operations Agreements"........................................................  5
        1.34      "Managed Licenses"............................................................................  5
        1.35      "Material Adverse Change" or "Material Adverse
                  Effect".......................................................................................  5
        1.36      "Midland Consumer Products"...................................................................  6
        1.37      "Midland Disclosure Schedules"................................................................  6
        1.38      "Midland Documents"...........................................................................  6
        1.39      "Midland Materials"...........................................................................  7
        1.40      "Midland Officer's Certificate"...............................................................  7
        1.41      "Multiemployer plan"..........................................................................  7
        1.42      "Person"......................................................................................  7
        1.43      "Prepaid Expenses"............................................................................  7
        1.44      "Proxy Statement".............................................................................  7
        1.45      "Registration Rights Agreement"...............................................................  7
        1.46      "Responsible Party"...........................................................................  7
        1.47      "Securicor Agreement".........................................................................  8
        1.48      "SMR".........................................................................................  8




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
        1.49      "Subsidiary"..................................................................................  8
        1.50      "Taxes".......................................................................................  8
        1.51      "Territory"...................................................................................  8
        1.52      "Third Party Claim"...........................................................................  8
        1.53      "Third Party Claim Notice"....................................................................  8
        1.54      "Trademark"...................................................................................  8
        1.55      "Transferred Employees".......................................................................  9
        1.56      "To the Knowledge of the Executive Officers of
                  Intek"........................................................................................  9
        1.57      "To the Knowledge of the Executive Officers of
                  Midland"......................................................................................  9
        1.58      "U.S. LMR Distribution".......................................................................  9

2.      SALE OF ASSETS..........................................................................................  9
        2.1       Sale of Assets and Grant of Trademark License.................................................  9
        2.2       Assignability and Consents.................................................................... 12
        2.3       Assumed Liabilities........................................................................... 13

3.      CONSIDERATION........................................................................................... 16
        3.1       Purchase Price................................................................................ 16
        3.2       Transfer Taxes................................................................................ 17

4.      CLOSING AND TERMINATION................................................................................. 18
        4.1       Closing Date.................................................................................. 18
        4.2       Termination of Agreement...................................................................... 18
        4.3       Procedure Upon Termination.................................................................... 21
        4.4       Effect of Termination......................................................................... 21

5.      REPRESENTATIONS AND WARRANTIES.......................................................................... 22
        5.1       Representations and Warranties of Midland and
                  Simmonds...................................................................................... 22
                  (a)  Organization and Standing; Power and
                         Authority.............................................................................. 22
                  (b)  Business in Ordinary Course.............................................................. 23
                  (c)  Contracts................................................................................ 25
                  (d)  Consents and Approvals; No Violation..................................................... 26
                  (e)  Acquired Assets.......................................................................... 28
                  (f)  Intangible Property...................................................................... 28
                  (g)  Brokers, Finders and Agents.............................................................. 29
                  (h)  Employee Benefit Plans................................................................... 29
                  (i)  Litigation, Product Liability............................................................ 31
                  (j)  Suppliers and Customers.................................................................. 32
                  (k)  Information in Disclosure Documents...................................................... 33
                  (l)  Financial Statements..................................................................... 33
                  (m)  Real Property............................................................................ 34
                  (n)  Tangible Personal Property............................................................... 35
                  (o)  Compliance with Laws..................................................................... 36
                  (p)  FCC Licenses............................................................................. 36
                  (q)  Disclaimers of Midland................................................................... 37
        5.2       Representations and Warranties of Intek....................................................... 37
                  (a)  Organization and Standing; Corporate Power and
                         Authority.............................................................................. 37
                  (b)  Capitalization........................................................................... 39
                  (c)  Shares Issued to Midland................................................................. 40




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
                  (d)  Subsidiaries............................................................................. 41
                  (e)  Business in Ordinary Course.............................................................. 42
                  (f)  Consents and Approvals; No Violation..................................................... 43
                  (g)  Brokers, Finders and Agents.............................................................. 44
                  (h)  Employee Relations....................................................................... 44
                  (i)  Employee Plans........................................................................... 45
                  (j)  Material Contracts....................................................................... 46
                  (k)  Intek Corporate Action................................................................... 48
                  (l)  Financial Statements..................................................................... 48
                  (m)  Environmental Matters.................................................................... 49
                  (n)  Labor Relations.......................................................................... 54
                  (o)  Real Estate.............................................................................. 54
                  (p)  Litigation............................................................................... 54
                  (q)  Information in Disclosure Documents...................................................... 55
                  (r)  Licenses................................................................................. 56
                  (s)  Units in Service......................................................................... 58
                  (t)  Contracts, Leases and Site Licenses...................................................... 58
                  (u)  Related Party Transactions............................................................... 59
                  (v)  Compliance with Laws..................................................................... 60
                  (w)  Tax Matters.............................................................................. 60

6.      COVENANTS OF MIDLAND.................................................................................... 61
        6.1       General....................................................................................... 61
        6.2       Rights of Inspection.......................................................................... 61
        6.3       Confidentiality of Information................................................................ 62
        6.4       Management and Operations Agreements.......................................................... 64
        6.5       Midland's Representation Letter............................................................... 65

7.      COVENANTS OF INTEK...................................................................................... 67
        7.1       General....................................................................................... 67
        7.2       Rights of Inspection; Confidentiality of
                  Information................................................................................... 68
        7.3       Employee Matters.............................................................................. 69
        7.4       Ownership and Proprietary Rights.............................................................. 70
        7.5       Agreements with Respect to Other Transactions................................................. 71
        7.6       Replacement of Performance Bonds.............................................................. 71

8.      MUTUAL ADDITIONAL COVENANTS............................................................................. 71
        8.1       Expenses...................................................................................... 71
        8.2       Public Announcement........................................................................... 72
        8.3       Cooperation................................................................................... 72
        8.4       Disposition of Fixed Assets................................................................... 72
        8.5       Interim Operations............................................................................ 73
        8.6       Certain Filings, Consents and Arrangements.................................................... 77
        8.7       Proxy Statement............................................................................... 78
        8.8       Stockholders' Meeting......................................................................... 79
        8.9       Hitachi Supply Agreement...................................................................... 80

9.      CONDITIONS PRECEDENT.................................................................................... 81
        9.1       Conditions Precedent to Intek's Obligations................................................... 81
                  (a)  Midland Officer's Certificate............................................................ 81
                  (b)  No Material Adverse Change............................................................... 82
                  (c)  Board Ratification....................................................................... 82





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
                  (d)  Hart-Scott-Rodino Compliance; No Adverse
                       Action................................................................................... 83
                  (e)  Opinion of Counsel for Midland........................................................... 83
                  (f)  Consents, Permits and Governmental Approvals............................................. 83
                  (g)  Conveyancing Documents................................................................... 83
                  (h)  License Agreement........................................................................ 84
                  (i)  Management and Operations Agreements..................................................... 84
                  (j)  Securicor Agreement...................................................................... 84
                  (k)  Registration Rights Agreement............................................................ 84
                  (l)  Escrow Agreement......................................................................... 84
                  (m)  Consignment Agreement.................................................................... 84
                  (n)  Fairness Opinion......................................................................... 84
                  (o)  Stockholder Approval..................................................................... 85
        9.2       Conditions Precedent to Midland's Obligations................................................. 85
                  (a)  Intek Officer's Certificate.............................................................. 85
                  (b)  No Material Adverse Change............................................................... 86
                  (c)  Hart-Scott-Rodino Compliance; No Adverse
                       Action................................................................................... 86
                  (d)  Capitalization........................................................................... 87
                  (e)  Opinion of Counsel for Intek............................................................. 87
                  (f)  Consents, Permits and Governmental Approvals............................................. 87
                  (g)  Instruments of Assumption................................................................ 87
                  (h)  Replacement of Performance Bonds......................................................... 87
                  (i)  Management and Operations Agreements..................................................... 88
                  (j)  Securicor Agreement...................................................................... 88
                  (k)  Registration Rights Agreements........................................................... 88
                  (l)  Escrow Agreement......................................................................... 88
                  (m)  Consignment Agreement.................................................................... 88
                  (n)  Stockholder Approval..................................................................... 88

10.     INDEMNIFICATION......................................................................................... 88
        10.1      Midland's and Simmonds' Indemnification
                  Obligations................................................................................... 88
        10.2      Intek's Indemnification Obligations........................................................... 89
        10.3      Notice and Opportunity to Defend.............................................................. 90
        10.4      Payment of Damages............................................................................ 94
        10.5      Exclusive Remedy.............................................................................. 94

11.     ASSIGNMENT AND SUBLICENSE............................................................................... 95

12.     MISCELLANEOUS POST CLOSING COVENANTS.................................................................... 95
        12.1      Non-Compete................................................................................... 95
        12.2      Liquidation of Midland into SCL, Inc.......................................................... 96

13.     MISCELLANEOUS........................................................................................... 97
        13.1  Amendments........................................................................................ 97
        13.2  Entire Agreement.................................................................................. 97
        13.3  Governing Law..................................................................................... 97
        13.4  Notices........................................................................................... 97
        13.5  Counterparts...................................................................................... 98
        13.6  Bulk Sales........................................................................................ 98
        13.7  Waivers........................................................................................... 98
        13.8  Third Parties..................................................................................... 99
        13.9  Schedules and Exhibits............................................................................ 99




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
        13.10  Headings......................................................................................... 99
        13.11  Independent Contractor........................................................................... 99
        13.12  Specific Performance............................................................................. 99
        13.13  Arbitration......................................................................................100

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                             Schedules and Exhibits
                             ----------------------

                                    Exhibits
                                    --------

Exhibit A              Escrow Agreement
Exhibit B              Term Sheet for Management and
                       Operations Agreements
Exhibit C              Registration Rights Agreement
Exhibit D              License Agreement
Exhibit E              Consignment Agreement

                                    Schedules
                                    ---------

Schedule 1.19          Fixed Assets
Schedule 1.54          Trademark
Schedule 1.56          Executive Officers of Intek
Schedule 1.57          Executive Officers of Midland
Schedule 2.1(b)        Contracts
Schedule 2.1(d)        Miscellaneous Assets
Schedule 2.1(e)        Real Property Leases
Schedule 2.1(h)        Prepaid Expenses
Schedule 7.3(a)        Transferred Employees
Schedule 9.2(g)        Performance Bonds / Letters of Credit
                       / Guaranties

                          Midland Disclosure Schedules
                          ----------------------------

Schedule 5.1(a)        Midland - Organization and Standing;
                       Power and Authority
Schedule 5.1(b)        Midland - Exceptions to Business in
                       Ordinary Course
Schedule 5.1(c)        Midland - Compliance with Contracts
Schedule 5.1(d)        Midland - Consents and Approvals; No
                       Violation
Schedule 5.1(e)        Midland - Exceptions to Title
Schedule 5.1(f)        Midland - Intellectual Property
                       Matters
Schedule 5.1(i)        Midland - Legal Proceedings
Schedule 5.1(j)        Midland - Suppliers and Customers
Schedule 5.1(n)        Midland - Personal Property Leases
Schedule 5.1(p)        Midland - FCC Licenses
Schedule 5.1(q)        Midland - Tax Matters

                           Intek Disclosure Schedules
                           --------------------------

Schedule 5.2(a)        Intek - Organization and Standing;
                       Power and Authority
Schedule 5.2(b)        Intek - Options, Warrants
Schedule 5.2(d)        Intek - Subsidiaries
Schedule 5.2(e)        Intek - Exceptions to Business in
                       Ordinary Course
Schedule 5.2(f)        Intek - Consents, Approvals; No
                       Violations
Schedule 5.2(h)        Intek - Employee Relations

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Schedule 5.2(i)        Intek - Employee Plans
Schedule 5.2(j)        Intek - Material Contracts
Schedule 5.2(m)        Intek - Environmental Matters
Schedule 5.2(n)        Intek - Labor Relations
Schedule 5.2(o)        Intek - Real Property Matters
Schedule 5.2(p)        Intek - Legal Proceedings
Schedule 5.2(r)        Intek - FCC Licenses
Schedule 5.2(s)        Intek - Units In Service
Schedule 5.2(t)        Intek - Contracts, Leases and Site
                       Licenses
Schedule 5.2(u)        Intek - Related Party Transactions
Schedule 5.2(v)        Intek - Compliance with Laws

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                 SALE OF ASSETS AND TRADEMARK LICENSE AGREEMENT
                 ----------------------------------------------

         This SALE OF ASSETS AND TRADEMARK LICENSE AGREEMENT dated as of June 18, 1996 (the "Agreement") is made and entered into by and among Intek Diversified Corporation, a Delaware corporation ("Intek"), Midland International Corporation, a Delaware corporation ("Midland"), and Simmonds Capital Limited, an Ontario corporation, which indirectly owns all of the capital stock of Midland ("Simmonds").

                                    RECITALS
                                    --------

         A. Midland is in the business of developing, distributing and reselling LMR Products (as defined in Section 1.28 of this Agreement) under the Trademark (as defined in Section 1.51 of this Agreement) and is the owner of the Trademark.

         B. Intek, through its subsidiaries, is in the business of developing, constructing and managing specialized mobile radio ("SMR") networks in the United States utilizing licenses granted by the Federal Communications Commission ("FCC") for the 220 to 222 megahertz narrow band spectrum.

         C. Midland desires to grant to Intek a license to sell LMR Products under the Trademark in the Territory and to sell certain other assets of Midland to Intek, and Intek desires to acquire such license and assets, all upon the terms and conditions set forth in this Agreement.

         D. Intek and Securicor Communications Limited., an England and Wales corporation ("Securicor"), have on the date hereof entered into a Stock Purchase Agreement (the "Securicor
Agreement") pursuant to which Securicor shall on the date of the

Closing (as defined herein) sell all of the outstanding securities (other than certain preferred shares) of Securicor's wholly-owned subsidiary, Securicor Radiocoms Limited. ("Radiocoms"),to Intek in consideration for 25,000,000 shares of common stock, par value $0.01 per share of Intek.

                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the Recitals and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties agree as follows:

1.   DEFINITIONS
     -----------

     1.1 "Acquired Assets" shall have the meaning set forth in Section 2.1.

     1.2 "Affiliate" means, with respect to any Person, any other Person that controls such Person, or is controlled by or under common control with such Person. With respect to Intek, the term "Affiliate" shall not include Securicor Group plc, Securicor, Midland, Simmonds nor their respective subsidiaries.

     1.3 "Assumed Liabilities" shall have the meaning set forth in Section
2.3(b).

     1.4 "Bankruptcy Exception" shall have the meaning set forth in Section 5.1(a).

     1.5 "Beneficiary" shall have the meaning set forth in Section 10.3(a).

     1.6 "Business Day" shall mean any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

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     1.7 "Claimant" shall have the meaning set forth in Section 10.3(f).

     1.8 "Closing" and "Closing Date" shall have the meanings set forth in
Article 4.

     1.9 "Code" shall mean the Internal Revenue Code of 1986, as amended, in effect as of the date of this Agreement.

     1.10 "Common Stock" shall have the meaning set forth in Section 3.1.

     1.11 "Consignment Agreement" shall mean the Consignment Agreement dated as of the Closing Date between Midland and Intek.

     1.12 "Contracts" shall have the meaning set forth in Section 2.1(b).

     1.13 "Direct Claim" shall have the meaning set forth in Section 10.3(f).

     1.14 "Direct Claim Notice" shall have the meaning set forth in Section 10.3(f).

     1.15 "Dollar" shall mean United States Dollar.

     1.16 "ERISA" shall the Employee Retirement Income Security Act of 1974, as amended.

     1.17 "Escrow Agreement" shall mean the Escrow Agreement entered into between Midland and Intek with respect to 500,000 Shares of the Common Stock to be issued to Midland pursuant to Section 3.1 of this Agreement in substantially the form attached hereto as EXHIBIT A.

     1.18 "Exchange Act" shall have the meaning set forth in Section 5.2(p).

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     1.19 "Fixed Assets" shall mean the equipment and assets listed on Schedule
1.19 to this Agreement.

     1.20 "Governmental Entity" shall have the meaning set forth in Section 5.2(f).

     1.21 "Hart-Scott-Rodino Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     1.22 "Indemnitor" shall have the meaning set forth in Section 10.3(a).

     1.23 "Intek Disclosure Schedules" shall mean the disclosure schedules prepared by Intek and delivered to Midland and Simmonds simultaneously with the execution and delivery of this Agreement.

     1.24 "Intek Documents" shall have the meaning set forth in Section 5.2(a).

     1.25 "Intek Materials" shall have the meaning set forth in Section 7.2(a).

     1.26 "Intek Officer's Certificate" shall have the meaning set forth in
Section 9.2(a).

     1.27 "Intek Subsidiaries" shall have the meaning set forth in Section
5.2(d).

     1.28 "IRS" shall have the meaning set forth in Section 5.2(i).

     1.29 "Legal Proceeding" shall have the meaning set forth in Section 5.1(i).

     1.30 "License" shall mean the license to use the Trademark granted by Midland to Intek pursuant to Section 2.1(a) of this Agreement.

     1.31 "License Agreement" shall have the meaning set forth in Section
2.1(a).

     1.32 "LMR Products" means any existing and future land mobile radio products for use in the professional and/or commercial markets, including, without limitation, antennas which are usable with both Midland Consumer Products and LMR Products; PROVIDED, HOWEVER, that notwithstanding Section 12.1 of this Agreement or any other provision contained herein to the contrary, such antennas may be manufactured, promoted, sold and/or distributed in the Territory by both Midland and Intek. The term "LMR Products" is not intended to include and shall not include (a) Midland Consumer Products, or (b) the Midland 70-1336, 70-1526, 70-9020 and 70-9405 products, or (c) and any subsequent upgrades, enhancements, modifications or improvements of the products described in Sections 1.32(a) and 1.32(b).

     1.33 "Management and Operations Agreements" means agreements providing for operating and management services as more fully described in the term sheet attached hereto as EXHIBIT B.

     1.34 "Managed Licenses" shall have the meaning set forth in Section 5.2(t).

     1.35 "Material Adverse Change" or "Material Adverse Effect" means an event or circumstance which materially adversely affects the business, properties, financial condition or operations (taken as a whole) of the U.S. LMR Distribution, in the case of Midland, or of Intek and its subsidiaries (taken as a whole), in the case of Intek.

     1.36 "Midland Consumer Products" means consumer wireless products and consumer electronic products consisting of consumer communications equipment, consumer automotive equipment, consumer marine equipment, consumer amateur radio products and consumer audio products and/or video home entertainment equipment, which are being sold at any time in department stores and/or in electronic specialty stores, including, but not limited to, citizen band radios, GMRS radios, marine radios, scanners, intercoms, radio recorders, car radios, itinerant radios, consumer GPS marine products, satellite receivers, video cassette recorders, video cameras, stereophonic and high fidelity components and/or systems, compact disc players, laser disc players, cordless telephones, consumer paging products, telephones with video, and other telephones and antennas and other accessories for the foregoing. "Midland Consumer Products" specifically does not include cellular telephones, personal communications systems (PCS) telephones, commercial and two-way paging products, commercial wireless satellite antennas, LMR antenna products, all other electronic or communications equipment for use in the professional and commercial market, and antennas and other accessories for the foregoing.

     1.37 "Midland Disclosure Schedules" shall mean the disclosure schedules prepared by Midland and delivered to Intek simultaneously with the execution and delivery of this Agreement.

     1.38 "Midland Documents" shall have the meaning set forth in Section
5.1(a).

     1.39 "Midland Materials" shall have the meaning set forth in Section 6.2.

     1.40 "Midland Officer's Certificate" shall have the meaning set forth in
Section 9.1(a).

     1.41 "Multiemployer plan" shall have the meaning defined in Section 4001(a)(3) of ERISA.

     1.42 "Person" means an individual, partnership (general or limited), corporation, association or other form of business organization (whether or not regarded as a legal entity under applicable law), trust, estate or any other entity.

     1.43 "Prepaid Expenses" shall have the meaning set forth in Section 2.1(h) of this Agreement.

     1.44 "Proxy Statement" means the proxy statement to be mailed to Intek's stockholders in connection with the solicitation of such stockholders' approval with respect to the amendment to the certificate of incorporation of Intek to authorize additional shares of Common Stock to be issued to Midland and Securicor pursuant to this Agreement and the Securicor Agreement.

     1.45 "Registration Rights Agreement" means the registration rights agreement, in the form attached hereto as EXHIBIT C, that shall be entered into by and among Intek, Roamer One, Inc., Securicor Communications Limited, Securicor International Limited, Simmonds, Midland, Anglo York Industries, Inc., Choi & Choi, HK Limited, Octagon Investments Limited, Murray Sinclair and certain other holders of the Common Stock of Intek.

     1.46 "Responsible Party" shall have the meaning set forth in Section
10.3(d).

     1.47 "Securicor Agreement" shall have the meaning set forth in the Recitals.

     1.48 "SMR" shall have the meaning set forth in the Recitals.

     1.49 "Subsidiary" means any Person fifty percent (50%) or more of whose issued and outstanding voting securities is owned or controlled, directly or indirectly, by the specified Person.

     1.50 "Taxes" means all federal, state, local or foreign taxes, imposts, levies, or other assessments, including, without limitation, gross receipts, franchise, income, profits, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profit, environmental, customs duties, capital, withholding, payroll, social security, unemployment, disability, real property, personal property, inventory, sales, use, transfer, registration, gains, value added, alternative or add-on minimum, estimated, or other tax of any kind or nature whatsoever, including any interest, penalty or addition thereto and any transferee or successor liability therefor (by contract or otherwise), whether imposed singly or on a consolidated, combined or unitary basis, and whether disputed or not.

     1.51 "Territory" means the United States of America and the territories and possessions thereof.

     1.52 "Third Party Claim" shall have the meaning set forth in Section
10.3(a).

     1.53 "Third Party Claim Notice" shall have the meaning set forth in Section 10.3(a).

     1.54 "Trademark" shall mean the trademark described on Schedule 1.54 of the Midland Disclosure Schedules and the trade name "Midland" and similar variations thereof, and all registrations, applications and renewals thereof, in the Territory, and all logos, whether or not registered, used in the Territory in connection therewith, used exclusively in connection with the LMR Products. Trademark expressly does not include any use of the word "Midland" in any combination including the word "Consumer."

     1.55 "Transferred Employees" means those employees of Midland listed on
Schedule 7.3(a) that accept Intek's offer of employment pursuant to Section 7.3(a).

     1.56 "To the Knowledge of the Executive Officers of Intek" means what the corporate officers of Intek and the Intek Subsidiaries, all as listed on
Schedule 1.56 of the Intek Disclosure Schedules, actually know or would know after reasonable investigation, in light of their positions and responsibilities with Intek.

     1.57 "To the Knowledge of the Executive Officers of Midland" means to what the corporate officers of Midland listed on Schedule 1.57 of the Midland Disclosure Schedules, actually know or would know after reasonable investigation, in light of their positions and responsibilities with Midland.

     1.58 "U.S. LMR Distribution" means the sale and distribution of LMR Products bearing the Trademark within the Territory, as presently conducted by Midland.

2.   SALE OF ASSETS AND GRANT OF TRADEMARK LICENSE
     ---------------------------------------------

     2.1 SALE OF ASSETS AND GRANT OF TRADEMARK LICENSE. At the Closing, Midland shall grant, sell or assign to Intek, the following rights, assets and interests related to the conduct of the U.S. LMR Distribution (collectively the "Acquired Assets"):

          (a) A paid-up perpetual exclusive license to market and sell LMR Products bearing the Trademark solely within the Territory and to use the Trademark and the name "Midland" in connection with the promotion, sale and distribution of LMR Products bearing the Trademark in the Territory in accordance with the agreement substantially in the form of EXHIBIT D (the "License Agreement").

          (b) Subject to Sections 2.2 and 2.3, an assignment of all of Midland's right, title and interest in or to all of Midland's:

               (i) written or oral supply agreements under which Midland is the purchaser;

               (ii) quotations;

               (iii) dealer and distributor relationships;

               (iv) customer supply and support obligations;

               (v)  backlog orders; and

               (vi) other contracts, agreements, commitments or undertakings;

     which are listed on Schedule 2.1(b) (collectively, the "Contracts") which Contracts constitute all of the material contracts of any nature (other than contracts relating to the use and acquisition of tooling) entered into by Midland which relate principally to the U.S. LMR Distribution or which are assets necessary for the conduct of the U.S. LMR Distribution.

          (c) To the extent such information relates to the U.S. LMR Distribution, all customer lists, the sales history, warranty claims records, manuals, non-proprietary books and records, and credit information with respect to customers of the U.S. LMR Distribution(collectively, the "Records").

          (d) Certain other assets, rights and property related to the U.S. LMR Distribution as listed on Schedule 2.1(d), and all of Midland's right, title and interest in and to the invention described in U.S. Patent #4,718,586 (Swivel Fastening Device) which patent has expired for nonpayment of maintenance fees.

          (e) All of Midland's leasehold and other interests in the real property leases listed on Schedule 2.1(e), including, without limitation, any easements and rights-of-way and any prepaid rent, security deposits and options to renew or purchase under any such leases.

          (f) All U.S. telephone numbers used by Midland for the U.S. LMR Distribution and keys for all Acquired Assets where = such exist.

          (g) All of Midland's rights under or pursuant to all warranties, representations, indemnities and guarantees made by suppliers, manufacturers and contractors in connection with the Acquired Assets listed in Sections 2.1(b) and 2.1(d).

          (h) All deferred and prepaid charges, sums, and fees of Midland which relate solely to the Acquired Assets and/or the operation of the U.S. LMR Distribution as set forth on Schedule 2.1(h) ("Prepaid Expenses").

          (i) All permits or authorizations issued by Governmental Entities held or used by Midland solely in connection with the operation of the U.S. LMR Distribution (to the extent transfer thereof is permitted by applicable law), including without limitation all FCC Title III radio licenses (the "FCC Licenses") and grantee codes, type acceptances, certifications or other equipment authorizations (the "Equipment Authorizations") used by Midland exclusively in connection with the U.S. LMR Distribution.

     2.2 ASSIGNABILITY AND CONSENTS. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any order, contract, agreement, lease, commitment, license, franchise, authorization or concession, if an attempted assignment thereof, without the consent of another party thereto or of a Governmental Entity would constitute a breach of any such order, contract, agreement, lease, commitment, license, franchise, authorization or concession. Midland shall use its reasonable efforts, and Intek shall cooperate in all reasonable respects with Midland, to obtain consent to any such assignment. For any item for which such consent is not obtained, Midland shall, for a period commencing on the Closing Date and ending upon expiration of the current term of such nonassignable item (without giving effect to any extension thereof, whether automatic or otherwise) or, if no expiration date is stated therein, twelve months after the Closing Date, provide to Intek the benefit of any such nonassignable item, and promptly pay to Intek when received all monies received by Midland under any such nonassignable item, provided that Intek makes all payments required to be made by Midland pursuant to the terms of such nonassignable items and that Intek performs or obtains performance of all obligations required of Midland under such nonassignable items, in advance of or at such time as such payment or performance is required. At the end of period described in the immediately preceding sentence, Midland shall have no further duties or obligations hereunder with respect to such nonassignable items and the failure to obtain any necessary consent or waiver with respect thereto shall not be a breach of any provision of this Agreement.

     2.3 ASSUMED LIABILITIES.

          (a) On the terms and subject to the conditions of this Agreement, Intek shall assume, and thereafter pay, perform and discharge, and promptly reimburse Midland for any payments made thereafter by Midland with respect to, the Assumed Liabilities.

          (b) The "Assumed Liabilities" shall include only the following liabilities and obligations of Midland, whether primary or secondary, direct or indirect, absolute or contingent:

               (i) except as set forth under (iii) below, all liabilities or obligations arising after the Closing Date under or with respect to any of the Acquired Assets or in connection with the operation of the U.S. LMR

          Distribution, including, without limitation, all of Midland's liabilities arising after the Closing Date under the Contracts, but excluding any liabilities or obligations of Midland for Taxes for taxable periods ended on or before the Closing Date, and (but only to the extent attributable to the period ending at the close of business on the Closing Date) for taxable periods including the Closing Date;

               (ii) all liabilities or obligations arising or existing under any unfilled customer orders included in the Acquired Assets;

               (iii) all liabilities and obligations with respect to the Transferred Employees incurred or accrued after the Closing Date and the liabilities and obligations with respect to vacation pay and sick leave for Transferred Employees accrued as of the Closing Date with respect to periods prior to the Closing. Notwithstanding anything to the contrary in this Section 2.3(b), Intek shall not assume any obligations or liabilities of Midland or Simmonds with respect to any Transferred Employee or any other employee or former employee of Midland or employee benefit plan maintained by Midland, including, but not limited to, any liabilities or obligations with respect to (A) any employee benefit plan under ERISA or the Code (other than with respect to claims incurred after the Closing Date with respect to the health and life insurance plans assumed by Intek under the provisions of Section 7.3(a)); (B) continuation requirements of Section 4980B of the Code and Part 6 of Title I of ERISA in respect of any Midland employee who does not become a Transferred Employee; (C) any severance plan, program, agreement or arrangement or any other obligations relating to the termination of employment with Midland of any Transferred Employee or other employee of Midland (whether or not arising by reason of the transaction contemplated by this Agreement); (D) any deferred compensation plan, program, agreement, arrangement or the like operated by Simmonds, Midland or any subsidiary of parent thereof in respect to any Transferred Employee attributable to such employee's employment with Midland on or prior to the Closing Date and with respect to any other employee or former employee of Midland whether attributable to such employment before or after the Closing Date; (E) any obligation or liability with respect to workers' compensation in respect of any Transferred Employee attributable to such employee's employment with Midland on or prior to the Closing Date and with respect to any other employee or former employee of Midland whether attributable to such employment before or after the Closing Date; and
          (F) any obligation or liability with respect to an inactive employee listed on Schedule 7.3(a) prior to the date such employee accepts employment with Intek in accordance with the provisions of Section 7.3(a);

               (iv) all liabilities and obligations (including fines and penalties) for death, personal injury, other injury to persons, property damage or losses or deprivation of rights (A) resulting from, directly or indirectly, use or exposure to any LMR Products sold in the Territory or (B) resulting from directly or indirectly, any tort, breach of contract or warranty, violation of any statute, ordinance, regulation or other governmental requirement in connection with the Acquired Assets or the conduct of the U.S. LMR Distribution (but excluding any such liabilities or obligations with respect to which, before the date of the Closing, (x) Midland has received a written notice of a claim, or (y) to the Knowledge of the Executive Officers of Midland, a claim has been asserted); and

               (v) all liabilities and obligations for breach of product warranties for LMR Products distributed by Midland in the conduct of the U.S. LMR Distribution.

3.   CONSIDERATION
     -------------

     3.1 PURCHASE PRICE.

          (a) PAYMENT. In consideration of Midland's grant of the License and sale of the Acquired Assets, at the Closing Intek shall (i) issue and deliver to Midland certificate(s) representing 2,000,000 fully paid, nonassessable shares of common stock, par value $0.01 per share (the "Common Stock") of Intek free and clear of any liens and encumbrances and free and clear of restrictions except as expressly acknowledged by Midland herein; (ii) assume certain fixed liabilities of Midland owing to Simmonds or a Midland Affiliate (as identified by Midland in writing on or before the Closing Date) in an aggregate amount equal to the Prepaid Expenses as of the Closing; (iii) issue and deliver to American Stock Transfer & Trust Company, a New York corporation, as escrow agent, certificate(s) representing 500,000 fully paid, nonassessable shares of the Common Stock free and clear of any liens and encumbrances and free and clear of restrictions except as expressly acknowledged herein or pursuant to the Escrow Agreement; and (iv) assume the Assumed Liabilities as provided in Section 2.3 of this Agreement.

          (b) CERTAIN ADJUSTMENTS TO THE PURCHASE PRICE. At the Closing, the Purchase Price shall be reduced by the amount of any customer deposits for services and equipment not performed prior to the Closing by Midland to the extent that Intek assumes the obligations directly related to such customer deposits. This Purchase Price adjustment shall be effected by Midland's delivery, or release from consignment, to Intek of inventory appropriate for application to such customer obligations and having an aggregate value (as determined pursuant to the Consignment Agreement) equal to the aggregate amount of all such customer deposits.

     3.2 TRANSFER TAXES. Intek shall pay the cost of all Taxes and expenses, if any, and all other charges of any Governmental Entity applicable to the transactions contemplated by this Agreement, other than income, franchise or gains taxes incurred by

Midland or Simmonds in connection with the transactions contemplated hereby.

4.   CLOSING AND TERMINATION.
     ------------------------

     4.1 CLOSING DATE. On the terms and subject to the conditions set forth in this Agreement, the closing of the transaction contemplated hereby (the "Closing") and shall take place at 10:00 a.m., eastern standard time, at the offices of Weil, Gotshal & Manges LLP, located at 767 Fifth Avenue, New York, New York simultaneously with the closing of the transactions contemplated in the Securicor Agreement provided that all conditions to Closing listed in Article 9 are satisfied or waived, or at such other place, time and date as the parties hereto may agree in writing (the "Closing Date").

     4.2 TERMINATION OF AGREEMENT. This Agreement may be terminated prior to the Closing as follows:

          (a) at the election of Midland, Simmonds and Intek after December 31, 1996, if the closing shall not have occurred by the close of business on such date, provided that the terminating party is not in default of any of its obligations hereunder;

          (b) by mutual written consent of Midland, Simmonds and Intek;

          (c) by Midland, Simmonds or Intek if there shall be in effect a final nonappealable order of a Governmental Entity of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby or in the Securicor Agreement; it being agreed that the parties (or Intek, in the case of any order that relates solely to the Securicor Agreement and the transactions contemplated therein) shall promptly appeal any adverse determination which is not nonappealable and shall pursue such appeal with reasonable diligence);

          (d) by Midland and Simmonds if (i) there shall have been a breach of any representation or warranty on the part of Intek set forth in this Agreement, or if any representation or warranty of Intek shall have become untrue, in either case such that the condition set forth in Section 9.1(a) would be incapable of being satisfied by December 31, 1996 (or as otherwise extended) or (ii) there shall have been a breach by Intek of any of its covenants or agreements having a Material Adverse Effect on Intek and its Subsidiaries, taken as a whole or materially adversely affecting (or materially delaying) the consummation of the transactions contemplated hereby or in the Securicor Agreement, and Intek has not cured such breach within ten business days after notice by Midland or Simmonds thereof, provided that Midland and Simmonds has not breached any of its obligations hereunder;

          (e) by Intek if (i) there shall have been a breach of any representation or warranty on the part of Midland or Simmonds set forth in this Agreement or if any representation or warranty of Midland or Simmonds shall have become untrue, in either case such as the condition set forth in
     Section 9.2(a) would be incapable of being satisfied by

     December 31, 1996 (or as otherwise extended) or (ii) there shall have been a breach by Midland or Simmonds of its covenants or agreements hereunder having a Material Adverse Effect on the U.S. LMR Distribution or materially adversely affecting (or materially delaying) the consummation of the transactions contemplated hereby, and Midland and Simmonds have not cured such breach within ten business days after notice by Intek thereof, provided that Intek has not breached any of its obligations hereunder;

          (f) by Midland and Simmonds if the Board of Directors of Intek shall have withdrawn, modified or changed its recommendations of this Agreement and the transactions contemplated hereby, or shall have failed to give such recommendation or to call, give notice of, convene or hold the Intek Stockholders' Meeting in accordance with the terms of this Agreement, or shall have adopted any resolution to effect any of the foregoing;

          (g) by Intek, if the Board of Directors of Intek or a Special Committee thereof in its good faith judgment, after consultation with independent legal counsel, shall have withdrawn, modified or changed its approval or recommendation of this Agreement and the transactions contemplated hereby (having determined that it is necessary to do so in order to comply with its fiduciary duties to stockholders under applicable law); or

          (h) by Intek or Midland or Simmonds if Intek shall have duly called and convened the Intek Stockholders' Meeting and shall have failed to obtain the requisite vote of its stockholders.

     4.3 PROCEDURE UPON TERMINATION. In the event of termination by Intek or Midland or Simmonds pursuant to Section 4.2 hereof, written notice thereof shall forthwith be given to the other party, and this Agreement shall terminate, and the purchase of the Acquired Assets shall be abandoned, without further action by Intek, Midland or Simmonds. If this Agreement is terminated, as provided herein, each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same, or, promptly following the request of the furnishing party, destroy all such documents, work papers or other materials.

     4.4 EFFECT OF TERMINATION. In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination, and such termination shall be without liability to Intek, Midland or Simmonds PROVIDED, HOWEVER, that the obligations of the parties set forth in
Section 8.1 hereof shall survive any such termination and shall be enforceable hereunder; PROVIDED FURTHER, HOWEVER, that nothing in this Section 4.4 shall relieve Intek, Midland or Simmonds of any liability for a breach of this Agreement.

5.   REPRESENTATIONS AND WARRANTIES
     ------------------------------

     5.1 REPRESENTATIONS AND WARRANTIES OF MIDLAND AND SIMMONDS. Midland and Simmonds jointly and severally represent and warrant to Intek that:

          (a) ORGANIZATION AND STANDING; POWER AND AUTHORITY. Midland is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Midland has all requisite corporate power and authority to operate the U.S. LMR Distribution as it is now conducted, and to enter and perform its obligations under this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Midland in connection with the consummation of the transactions contemplated by this Agreement (together with this Agreement, the "Midland Documents"). Midland is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of the U.S. LMR Distribution or the ownership of its properties requires such qualification (all of which jurisdictions are listed on Schedule 5.1(a) of the Midland Disclosure Schedules), except where the failure to be so qualified or authorized could not reasonably be expected to have a Material Adverse Effect on the U.S. LMR Distribution or the Acquired Assets. Except as set forth on Schedule 5.1(a) of the Midland Disclosure Schedules, neither Midland nor any of its Affiliates is subject to any agreement, commitment or understanding which restricts or may restrict the conduct of the U.S. LMR Distribution in the Territory in any material respect. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby have been, and prior to the Closing the execution of the other Midland Documents and the consummation of the transactions contemplated therein will be, duly approved by the Board of Directors of Midland and no other corporate proceedings on the part of Midland are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been, and prior to the Closing each of the other Midland Documents will be, duly executed and delivered by, and constitutes, or will constitute, a valid and binding obligation of Midland, enforceable against Midland in accordance with its terms, except as enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought (the "Bankruptcy Exception").

          (b) BUSINESS IN ORDINARY COURSE. Except as set forth in Schedule 5.1(b) of the Midland Disclosure Schedules, since March 7, 1996 Midland has conducted the U.S. LMR Distribution only in the ordinary course of business consistent with past practice. Since March 7, 1996, there has been no Material

     Adverse Change in the U.S. LMR Distribution, nor has any event occurred, nor has any condition or state of facts arisen, which has not been disclosed to Intek and could, to the Knowledge of the Executive Officers of Midland, reasonably be expected to be have a Material Adverse Effect on the U.S. LMR Distribution. Except as set forth on Schedule 5.1(b) of the Midland Disclosure Schedules, since March 7, 1996:

               (i) Midland has not materially amended, canceled, terminated, relinquished, waived or released any Contract, right, debt, claim or obligation that otherwise would have been included as part of the Acquired Assets except in the ordinary course of business consistent with past practice of Midland;

               (ii) Midland has not received any notice or citation for any violation of, nor, to the Knowledge of the Executive Officers of Midland, has any complaint been filed with the FCC alleging a violation of, any rule, regulation or policy of the FCC, and Midland has not allowed any equipment authorization issued by the FCC to Midland to lapse or be impaired in any manner or, to the Knowledge of the Executive Officers of Midland, operated the U.S. LMR Distribution in any manner not in compliance with its FCC equipment authorizations and all applicable FCC rules, regulations and policies; and

               (iii) Midland has not agreed to do any of the foregoing.

          (c) CONTRACTS. Midland and its Affiliates have made available or delivered to Intek true, correct and complete copies of all written Contracts listed on Schedule 2.1(b) of the Midland Disclosure Schedules. The Contracts constitute all of the material contracts of any nature whatsoever entered into by Midland that relate principally to the U.S. LMR Distribution. To the Knowledge of the Executive Officers of Midland, each Contract is valid and enforceable in accordance with its terms, subject to the Bankruptcy Exception. Midland has not amended or modified, other than in the ordinary course of business, in any material respect or consented to the termination of any Contract other than as contemplated under this Agreement. Except as set forth on Schedule 5.1(c) of the Midland Disclosure Schedules, to the Knowledge of the Executive Officers of Midland, Midland has performed in all material respects all obligations required to be performed by it to date under the Contracts, and neither Midland nor, to the Knowledge of the Executive Officers of Midland, any other party to any Contract has breached or improperly terminated any Contract, or is in material default under any Contract, and, to the Knowledge of the Executive Officers of Midland, there exists no condition or event which after notice or lapse of time or both, would constitute any such breach, termination or default. To the Knowledge of the Executive Officers of Midland, no previous or current party to any material Contract has given notice of or made a claim with respect to any breach or default thereunder, the consequences of which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the U.S. LMR Distribution or the Acquired Assets. Except as set forth in Schedule 5.1(d) of the Midland Disclosure Schedules and subject to Section 2.2 hereof, no Contract requires the consent from, or delivery of notice to, any person in connection with the transactions contemplated hereby and the rights of Midland under the Contracts are assignable to Intek (without being subject to any rights of termination or modification as a result of the transactions contemplated by this Agreement) and upon assignment as provided herein Intek shall be entitled to the full right, title and benefit under each Contract.

          (d) CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement or the other Midland Documents nor the performance by Midland of the transactions contemplated hereby or thereby
     (i) conflicts with or results in any breach of any provision of Midland's certificate of incorporation or by-laws, (ii) except as set forth on
     Schedule 5.1(d) of the Midland Disclosure Schedules, violates, conflicts with, constitutes a material breach or default (or an event which, with notice or lapse of time or both, would constitute a material breach or default) under, or results in or gives rise to a right of termination of, or accelerates the performance required by, or results in the creation of any lien or other encumbrance upon any of the Acquired Assets or the properties of the U.S. LMR

     Distribution under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement, or other obligation or instrument to which Midland is a party or by which the Acquired Assets or the U.S. LMR Distribution is bound, which, individually or in the aggregate, would have a Material Adverse Effect on the Acquired Assets or the U.S. LMR Distribution, (iii) require any consent, approval, authorization or permit of or from, or filing with or notification to, any court, governmental authority or other regulatory or administrative agency or commission, domestic or foreign ("Governmental Entity"), or other third party except (A) filings under the Hart-Scott-Rodino Act, (B) consents, approvals, authorizations, permits, filings or notifications which, if not obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Assets or the U.S. LMR Distribution or would materially delay or impair the ability of Midland to consummate the transactions contemplated hereby, or (C) third party consents, approvals, authorizations, permits, filings or notifications which if not obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Assets or the U.S. LMR Distribution, or (iv) violates any statute, rule, regulation, order or decree of any Governmental Entity by which Midland or any of its assets is bound.

          (e) ACQUIRED ASSETS. Except as set forth in Schedule 5.1(e) of the Midland Disclosure Schedules, Midland has good and marketable title to and owns the Acquired Assets referred to in Section 2.1(c), (d) and (e), free and clear of all liens and claims of any kind or nature whatsoever. Except as disclosed on Schedule 5.1(e) of the Midland Disclosure Schedules, none of such Acquired Assets are subject to, or held under, any lease, mortgage, security agreement, conditional sales contract or other title retention agreement, or are other than in the sole possession and under the sole control of Midland. Except as set forth on Schedule 5.1(e) of the Midland Disclosure Schedules, the delivery by Midland to Intek at the Closing of the Bill of Sale to be included among the Midland Documents and the other instruments of transfer will vest Intek on the Closing Date with good and marketable title to all of the Acquired Assets, free and clear of all liens and claims whatsoever, except those liens created, imposed or granted by Intek.

          (f) INTANGIBLE PROPERTY. Except as set forth on Schedule 5.1(f) of the Midland Disclosure Schedules, (i) Midland has good and lawful title to the Trademark and any and all patent, copyrights, and know-how transferred under this Agreement (collectively, "Intangible Property"); (ii) to the knowledge of the Executive Officers of Midland, the Intangible Property is valid and subsisting and is enforceable in whole or in part in the Territory; (iii) to the Knowledge of the Executive Officers of Midland there are no actual or threatened claims by third parties regarding the Intangible Property; (iv) to the Knowledge of the Executive Officers of Midland the Intangible Property does not infringe or otherwise violate any rights of any third party; (v) no third party has been given the right or license to use the Intangible Property in connection with the sale or distribution of LMR Products in the Territory; and (vi) to the Knowledge of the Executive Officers of Midland, no rights, licenses, or permissions of any Person are used or needed to conduct the U.S. LMR Distribution.

          (g) BROKERS, FINDERS AND AGENTS. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for Midland or its Affiliates in connection with the transactions contemplated by this Agreement, and no Person is entitled to any fee or commission or like payment in respect thereof.

          (h) EMPLOYEE BENEFIT PLANS.

               (i) Except for the Midland International Corporation Employees' Profit Sharing Thrift Plan, no "employee pension plan", as defined in Section 3(2) of ERISA (a "Pension Plan"), is maintained by Midland, Simmonds or any subsidiary or parent thereof or any trade or business (whether or not incorporated) which are under control, or which are treated as a single employer with Midland, Simmonds or any subsidiary or parent thereof under Section

                    414(b), (c), (m) or (o) of the Code ("ERISA Affiliate"), or to which Midland, Simmonds, or any subsidiary or parent thereof or any ERISA Affiliate contributed or are obligated to contribute. None of the Pension Plans is a "defined benefit plan" as defined in Section 3(35) of ERISA, is a "multiemployer plan" or is or has been subject to Sections 4063 or 4064 of ERISA; and, since January 1, 1990, none of Midland, Simmonds or any subsidiary or any parent thereof or any ERISA Affiliate has contributed, or been obligated to contribute, to a multiemployer plan.

               (ii) With respect to the Transferred Employees, Midland has complied with the notice and continuation requirements of
                    Section 4980B of the Code and Part 6 of Title I of ERISA and the applicable regulations thereunder.

              (iii) Each "employee benefit plan," as defined in Section 3(3) of
                    ERISA (an "Employee Benefit Plan") maintained by Midland is in material compliance with all applicable laws including ERISA and the Code. Except as set forth on Schedule 5.1(h)(iii), no condition exists that is reasonably expected to subject Midland to a material civil penalty under Section 502(i) of ERISA or material liability under Section 4069 of ERISA or Section 4795 of the Code or other material liability with respect to any Employee Benefit Plan. There is no material violation of ERISA with respect to the furnishing of applicable reports, documents and notices regarding the Employee Benefit Plans to the Transferred Employees. Each Employee Benefit Plan that is required to file a Form 5500 with the Internal Revenue Service has timely done so with respect to each of the last three completed plan years.

          (i) LITIGATION, PRODUCT LIABILITY. As of the date hereof, there is no litigation, suit, proceeding, action, claim or investigation ("Legal Proceeding") pending, or to the Knowledge of the Executive Officers of Midland, threatened, that questions the validity of this Agreement, the Midland Documents or any action taken or to be taken by Midland in connection with the consummation of the transactions contemplated hereby or thereby. Except as set forth on Schedule 5.1(i) of the Midland Disclosure Schedules, there is no Legal Proceeding pending or, to the Knowledge of the Executive Officers of Midland, threatened against Midland with respect to the U.S. LMR Distribution or the Acquired Assets (including, without limitation, any claims in respect of any warranties of Midland). Midland is not subject to any outstanding judgment, decree or order entered in any Legal Proceeding affecting or naming Midland or affecting the U.S.

     LMR Distribution or the Acquired Assets, and to the Knowledge of the Executive Officers of Midland, no such judgment, order or decree has been threatened. To the Knowledge of the Executive Officers of Midland, there is no basis for any Legal Proceeding against Midland with respect to the U.S. LMR Distribution or the Acquired Assets.

          (j) SUPPLIERS AND CUSTOMERS. Schedule 5.1(j) of the Midland Disclosure Schedules lists the three largest suppliers and ten largest customers of the U.S. LMR Distribution in the Territory during the period commencing on May 1, 1995 and ending on December 31, 1995. Except as set forth on
     Schedule 5.1(j) of the Midland Disclosure Schedules, no supplier which is material to the U.S. LMR Distribution or customer which is material to the U.S. LMR Distribution has canceled or otherwise terminated, or, to the Knowledge of the Executive Officers of Midland, threatened to cancel or otherwise terminate, its relationship with Midland or has during the last 12 months decreased materially, or, to the Knowledge of the Executive Officers of Midland, threatened to decrease or limit its services, supplies or materials to Midland or its usage or purchase of services or products of Midland. To the Knowledge of the Executive Officers of Midland, no such supplier or customer intends to cancel or otherwise modify its relationship with Midland or to decrease materially or limit its services, supplies or materials to Midland or its usage or purchase of services or products of the U.S. LMR Distribution, and the contemplated transactions will not materially adversely affect the relationship of the U.S. LMR Distribution with any such supplier or customer.

          (k) INFORMATION IN DISCLOSURE DOCUMENTS. To the Knowledge of the Executive Officers of Midland, the information with respect to Midland and its Affiliates provided by Midland for inclusion in Intek Proxy Statement will not, at the time of the mailing of Intek Proxy Statement and any amendments or supplements thereto, and at the time of the Intek meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (l) FINANCIAL STATEMENTS. Midland has delivered to Intek true, correct and complete copies of the audited consolidated balance sheet of Midland as at December 31, 1995 (the "Balance Sheet Date") and the related audited statements of income and of changes in financial position or of cash flows, whichever is applicable, of Midland for the period then ended (including the related notes and schedules thereto and all auditors' reports thereon, the "Financial Statements"). Each of the Financial Statements is complete and correct in all material respects, and, except as set forth in the footnotes thereto, has been prepared in accordance with generally accepted accounting principles ("GAAP") and presents fairly the financial position, results of operations and changes in financial position or cash flows, whichever is applicable, of Midland and its subsidiaries as at the date and for the period indicated.

          (m) REAL PROPERTY. There does not exist any actual or, to the Knowledge of the Executive Officers of Midland, threatened or contemplated condemnation or eminent domain proceedings that affect any real estate subject to real property leases set forth on Schedule 2.1(e) (each a "Real Property Lease") or any part thereof, and Midland has not received any notice, oral or written, of the intention of any Governmental Entity or other Person to take or use all or any part thereof. The real property covered by the Real Property Leases constitutes all of the real property located in the Territory that is necessary for the conduct of the U.S. LMR Distribution as presently conducted. Midland has actual and exclusive possession of the leasehold estates in each Real Property Lease, free and clear of any liens. Each of the Real Property Leases is valid and enforceable in accordance with its terms, subject to the Bankruptcy Exception, and there is not under any such Real Property Lease any existing breach, default, event of default or event which, with notice and/or lapse of time, would constitute a breach, default or event of default (A) by Midland, or (B) to the knowledge of the Executive Officers of Midland, by any other party to any such lease, except where such breach, default or event of default could not reasonably be expected to have a Material Adverse Effect on the U.S. LMR Distribution. Upon consummation of the transactions contemplated hereby, each

     Real Estate Lease will entitle Intek to the exclusive use, occupancy and possession of the real estate specified therein for the purposes for which Midland now uses such real estate in the conduct of the U.S. LMR Distribution. True, correct and complete copies of all Real Property Leases have been delivered or made available to Intek. No previous or current party to any such Real Property Lease has given notice of or made a claim with respect to any breach or default thereunder.

          (n) TANGIBLE PERSONAL PROPERTY.

               (i) Schedule 5.1(n) of the Midland Disclosure Schedules sets forth all leases of personal property relating to personal property used in or necessary to the operation of the U.S. LMR Distribution requiring lease payments equal to or exceeding $20,000 per annum ("Personal Property Leases"). Midland has delivered to Intek true, correct and complete copies of the Personal Property Leases, including all amendments, modifications, supplements, side letters or consents affecting the obligations of any party thereunder.

               (ii) Except as set forth on Schedule 5.1(n) of the Midland Disclosure Schedules:

                    (A) Each of the Personal Property Leases is in full force
               and effect and is valid and enforceable in accordance with its terms, subject to the Bankruptcy Exception, and there is no default under any Personal Property Lease either by

               Midland or, to the Knowledge of the Executive Officers of Midland, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder. Each of the Personal Property Leases is freely transferable by Midland to Intek and no third party consents are required for such transfer; and

                    (B) No previous or current party to any such Personal
               Property Lease has given notice of or made a claim with respect to any breach or default thereunder.

               (iii) With respect to those Personal Property Leases that were assigned or subleased to Midland by a third party, all necessary consents to such assignments or subleases have been obtained. On the Closing Date, Intek will succeed to all of the right, title and interest of Midland under every Personal Property Lease.

          (o) COMPLIANCE WITH LAWS. To the Knowledge of the Executive Officers of Midland, Midland has complied with all laws applicable to the conduct of the U.S. LMR Distribution and the use of the Acquired Assets, except for such instances of non-compliance as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Acquired Assets or the U.S. LMR Distribution-.

          (p) FCC LICENSES. Except as set forth in Schedule 5.1(p) of the Midland Disclosure Schedules:

               (i) each of the FCC Licenses is valid and in good standing;

               (ii) Midland has operated any systems constructed pursuant to the FCC Licenses in accordance with the terms of such FCC Licenses and in compliance with all applicable FCC rules, regulations or policies;

               (iii) there is no investigation pending, or to the Knowledge of the Executive Officers of Midland threatened, concerning any FCC Licenses or Equipment Authorizations; and

               (iv) Midland has no reason to believe that the FCC will not assign to Intek the FCC Licenses or that Intek will be unable to obtain any comparable equipment authorizations to replace the Equipment Authorizations.

               (q) DISCLAIMERS OF MIDLAND. Except as otherwise expressly provided herein in this Article 5, the Acquired Assets that consist of tangible personal property, and each item thereof, are furnished AS IS, WHERE IS AND WITH ALL FAULTS AND WITHOUT WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

     5.2 REPRESENTATIONS AND WARRANTIES OF INTEK. Intek represents and warrants to Midland that:

          (a) ORGANIZATION AND STANDING; CORPORATE POWER AND AUTHORITY. Intek is a corporation duly organized, validly existing and in good standing under the laws of the State of

     Delaware. Intek has all requisite corporate power and authority to make and perform its obligations under this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Intek in connection with the consummation of the transactions contemplated by this Agreement (together with this Agreement, the "Intek Documents"). Intek is duly qualified and authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification (all of which jurisdictions are listed on Schedule 5.2(a) of the Intek Disclosure Schedules), except where the failure to be so qualified or authorized could not reasonably be expected to have a Material Adverse Effect on Intek. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been, and prior to the Closing the execution of each of the other Intek Documents, and the consummation of the transaction contemplated thereby will be, duly approved by unanimous vote of the Special Committee of the Board of Directors of Intek, and no other corporate proceedings on the part of Intek are necessary to authorize this Agreement or to consummate the transactions so contemplated, subject only to approval by the stockholders of Intek with respect to the amendment to the certificate of incorporation of Intek to authorize additional shares of Common Stock to be issued to Midland pursuant to this Agreement. This Agreement has been, and prior to the Closing each of the other Intek Documents will be, duly executed and delivered by, and constitutes, or will constitute, a valid and binding obligation of, Intek, enforceable against Intek in accordance with its terms, subject to the Bankruptcy Exception.

          (b) CAPITALIZATION. As of the date hereof, the authorized capital stock of Intek consists of 20,000,000 shares of Common Stock. As of the date hereof, (i) 11,125,278 shares of Common Stock, were issued and outstanding; (ii) 465,582 shares of Common Stock were held in treasury;
     (iii) 500,000 shares of Common Stock were reserved for issuance under Intek's 1988 Key Employee Stock Option Plan (the "1988 Option Plan"), and no options representing the right to purchase shares of Common Stock are outstanding under the 1988 Option Plan; (iv) 600,000 shares of Common Stock were reserved for issuance under Intek's 1994 Stock Option Plan (the "1994 Option Plan"), and options representing the right to purchase 310,000 shares of Common Stock are outstanding under the 1994 Option Plan; and (v) 300,000 shares of Common Stock were reserved for issuance under Intek's 1994 Directors' Stock Option Plan (the "Directors' Option Plan"), and options representing the right to purchase 120,000 shares of Common Stock are outstanding under the Directors' Option Plan. All shares of Common Stock outstanding or held in treasury are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights. Except as set forth in this Section 5.2(b) or in Schedule 5.2(b) of the Intek Disclosure Schedules or as may be issued pursuant to the Securicor Agreement or for issuance permitted by Section 8.4(a)(i), as of the date hereof, there are no shares of capital stock of Intek authorized, issued or outstanding and there are no outstanding subscriptions, options, warrants, rights, convertible securities or any other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of Intek obligating Intek to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Intek or obligating Intek to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment. There are no voting trusts or other agreements or understandings to which Intek or its subsidiaries is a party with respect to the voting of the capital stock of Intek.

          (c) SHARES ISSUED TO MIDLAND. All of the shares of Common Stock issuable to Midland in accordance with this Agreement shall be, when so issued, duly authorized, validly issued, fully paid and nonassessable, not be subject to any preemptive rights, and be free and clear of any liens, encumbrances or restrictions. The shares issued by Intek to Midland hereunder shall equal approximately 6% of the outstanding shares of Common Stock of Intek on a fully diluted basis as of the date of the Closing, assuming issuance of (i) all shares of Common Stock Intek has a commitment to issue, (ii) the additional shares of Common Stock Intek shall issue pursuant to this Agreement and the Securicor Agreement, and (iii) the shares of Common Stock Intek is permitted to issue pursuant to Section 8.4(a)(i). As of the date hereof, all 11,125,278 shares of Common Stock which are issued and outstanding are listed and traded on the National Association of Securities Dealers Automatic Quotation System Small Cap Market (the "NASDAQ Small Cap Market") under the symbol "IDCC", and Intek is in full compliance with its listing agreement. The shares issued to Midland pursuant to this Agreement shall be listed on the NASDAQ Small Cap Market.

          (d) SUBSIDIARIES. Schedule 5.2(d) of the Intek Disclosure Schedules sets forth the name and state of incorporation of each subsidiary (as defined herein) of Intek (collectively, the "Intek Subsidiaries") existing as of the date hereof. Each of the Intek Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is duly qualified to do business as a foreign corporation in each jurisdiction in which its ownership or lease of property or the nature of the business conducted by it makes such qualification necessary, except for such jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect on Intek. Each of the Intek

     Subsidiaries has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its businesses as they are now being conducted. Except as set forth on Schedule 5.2(d) of the Intek Disclosure Schedules, all outstanding shares of capital stock of each Intek Subsidiary are owned by Intek or another Intek Subsidiary and are validly issued, fully paid and nonassessable, are not subject to preemptive rights and are owned free and clear of all liens, claims and encumbrances. Except as set forth on Schedule 5.2(d) of the Intek Disclosure Schedules, there are no outstanding subscriptions, options, warrants, rights, convertible securities or any other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any Intek Subsidiary obligating any Intek Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating any Intek Subsidiary to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment.

          (e) BUSINESS IN ORDINARY COURSE. Except as set forth on Schedule 5.2(e) of the Intek Disclosure Schedules, since December 31, 1995, Intek and each Intek Subsidiary have conducted their respective businesses only in the ordinary course of business consistent with past practice and there has been no Material Adverse Change with respect to Intek, nor has any event occurred, nor has any condition or state of facts arisen, which has not been disclosed to Midland and could, to the Knowledge of the Executive Officers of Intek, reasonably be expected to have a Material Adverse Effect on Intek.

          (f) CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement or the other Intek Documents by Intek, nor the consummation by Intek of the transactions contemplated hereby or thereby
     (i) conflicts with or results in any breach of any provision of Intek's certificate of incorporation or by-laws, (ii) except as set forth on
     Schedule 5.2(f) of the Intek Disclosure Schedules, violates, conflicts with, constitutes a material breach or default (or an event which, with notice or lapse of time or both, would constitute a material breach or default) under, or results in or gives rise to a right of termination of, or accelerates the performance required by, or results in the creation of any lien or other encumbrance upon any of the properties or assets of Intek or any of the Intek Affiliates under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Intek is a party or to which they or any of their respective properties or assets are subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other encumbrances, which, individually or in the aggregate, would not have a Material Adverse Effect on Intek or any Intek Affiliate, (iii) requires any consent, approval, authorization or permit of or from, or filing with or notification to, any Governmental Entity, or other third party except (A) pursuant to the Exchange Act, (B) filings with, and approvals by, the FCC or any successor thereto, (C) filings under the Hart-Scott-Rodino Act, or
     (D) third party consents, approvals, authorizations, permits, filings or notifications which if not obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Intek, or (iv) violates any statute, rule, regulation, order or decree of any Governmental Entity by which Intek, the Intek Subsidiaries, or any of their respective assets, is bound.

          (g) BROKERS, FINDERS AND AGENTS. Except for Fahnestock & Co. Inc., no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Intek or its Affiliates in connection with the transactions contemplated by this Agreement, and no Person is entitled to any free or commission or like payment in respect thereof. Intek shall be solely responsible for, and shall hold Midland and Simmonds harmless from and against, all expenses and fees payable to Fahnestock & Co. Inc. in connection with the transactions contemplated hereunder.

          (h) EMPLOYEE RELATIONS. Except as set forth in Schedule 5.2(h) of the Intek Disclosure Schedules, there are no material controversies pending, or, to the Knowledge of the Executive Officers of Intek, threatened that involve any employees employed by Intek or of any Intek Subsidiary.

          (i) EMPLOYEE PLANS. Except as set forth on Schedule 5.2(i) of the Intek Disclosure Schedules, all employee benefit, welfare, bonus, deferred compensation, pension, profit sharing, stock option, employee stock ownership, consulting, severance, or fringe benefit plans, formal or informal, written or oral, and all trust agreements related thereto, relating to any present or former directors, officers or employees of Intek or any Intek Subsidiary (collectively, "Intek Employee Plans") have been maintained, operated, and administered in substantial compliance with their terms and currently comply, and have at all relevant times complied, in all material respects with ERISA and the Code, to the extent applicable, and any other applicable laws. With respect to each Intek Employee Plan which is a pension plan (as defined in Section 3(2) of ERISA), except as set forth in Schedule 5.2(i) of the Intek Disclosure Schedules: (i) each pension plan as amended (and any trust relating thereto) intended to be a qualified plan under Section 401(a) of the Code either has been determined by the Internal Revenue Service ("IRS") to be so qualified or is the subject of a pending application for such determination that was timely filed, (ii) there is no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, and no waiver of the minimum funding standards of such sections has been requested from the IRS, (iii) no reportable event described in Section 4043 of ERISA has occurred, (iv) no defined benefit plan has been terminated, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate a defined benefit plan or to appoint a trustee or administrator of a defined benefit plan, and no circumstances exist that constitute grounds under Section 4042 of ERISA entitling the Pension Benefit Guaranty Corporation to institute any such proceedings, (v) no pension plan is a "multiemployer plan" and (vi) as of the last day of the most recent plan year which ended prior to the date hereof and for which an actuarial valuation has been issued by the plan's actuary, with respect to each defined benefit plan which is a "single-employer plan" (within the meaning of Section 4001(a)(15) of ERISA) the actuarially determined present value of all "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA), as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation, did not exceed the then current value of the assets of the plan and there has been no material change in the financial condition of the plan since the last day of the most recent plan year. No liability under subtitle C or D of Title IV of ERISA has been incurred by Intek or any Intek Subsidiary with respect to any "single-employer plan", formerly maintained by any of them or by any entity which is considered one employer with Intek under Section 4001 of ERISA or Section 414 of the Code.

          (j) MATERIAL CONTRACTS. Except as set forth in Schedule 5.2(j) of the Intek Disclosure Schedules and for the

     Securicor Agreement, neither Intek nor any Intek Subsidiary is a party to, or is bound by (i) any agreement, indenture or other instrument relating to the borrowing of money by Intek or any such Intek Subsidiary or the guarantee by Intek or any such Intek Subsidiary of any such obligation (other than trade payables and instruments relating to transactions entered into in the ordinary course of business), (ii) any contract or agreement or amendment thereto that would be required to be filed as an exhibit to a Report on Form 10-K filed by Intek with the Commission, (iii) any contract relating to the disposition of any assets or any business interests of Intek, other than in the ordinary course of business, under which the buyer has any continuing obligations or indemnity arrangements, (iv) any warranty or other agreement relating to any products manufactured or distributed by Intek or any Intek Subsidiary, (v) any other contract or agreement or amendment thereto that places any restrictions on the ability of Intek or any Intek Subsidiary to engage in any business activity which restrictions would have a Material Adverse Effect on Intek (collectively, the "Intek Contracts"). Neither Intek nor any Intek Subsidiary is in default under any Intek Contract, which default is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Intek, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

          (k) INTEK CORPORATE ACTION. The Special Committee of the Board of Directors of Intek has, by unanimous vote, (i) determined that the transaction contemplated by this Agreement and the Securicor Agreement is advisable and in the best interests of Intek and its stockholders, (ii) approved this Agreement and the Securicor Agreement and, subject to the fulfillment or waiver at or prior to the Closing Date of the conditions set forth in Sections 9.1, the transactions contemplated hereby and by the Securicor Agreement and (iii) taken all action required to be taken by it with respect to the authorization and issuance of the additional shares of Common Stock, and directed the submission for consideration by the stockholders of Intek of an amendment of the certificate of incorporation of Intek to authorize additional shares of Common Stock.

          (l) FINANCIAL STATEMENTS. Intek has delivered to Midland true, correct and complete copies of the audited consolidated balance sheet of Intek as at December 31, 1995 (the "Intek Balance Sheet Date") and the related audited statements of income and of changes in financial position or of cash flows, whichever is applicable, of Intek for the period then ended (including the related notes and schedules thereto and all auditors' reports thereon, the "Intek Financial Statements"). Each of the Intek Financial Statements is complete and correct in all material respects, and, except as set forth in the footnotes thereto, has been prepared in accordance with GAAP and presents fairly the financial position, results of operations and changes in financial position or cash flows, whichever is applicable, of Intek and its subsidiaries as at the date and for the period indicated.

          (m) ENVIRONMENTAL MATTERS. (i) For purposes of this Section 5.2(m), the following terms shall have the indicated meaning:

                    (A) "Real Property" means all real property presently or
               formerly owned or operated by Intek or any Intek Subsidiary on which facilities are or were located and all real property (including property held as trustee or in any other fiduciary capacity) over which Intek or any Intek Subsidiary currently or formerly has exercised dominion, management or control. To the extent that Real Property includes site leases, the representations contained in the Section 5.2(m) shall be limited to the Knowledge of the Executive Officers of Intek.

                    (B) "Environmental Law" means any applicable federal, state or local statute, law ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction, directive, requirement or agreement with any Governmental Entity, now existing, relating to: (aa) the protection, preservation or restoration of the environment (including, without limitation, air water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (bb) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended. The term Environmental Law includes, without limitation,
               (x) the following statutes, each as amended:

               (1)  the Federal Clean Air Act;

               (2)  the Federal Clean Water Act;

               (3) the Federal Resource Conservation and Recovery Act of 1976 ("RCRA");

               (4) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA");

               (5)  the Federal Toxic Substances Control Act;

               (6)  the Federal Occupational Safety and Health Act of 1970;

               (7)  the Federal Safe Drinking Water Act;

               (8   the Federal Insecticide, Fungicide and Rodenticide Act;

               (9)  the California Hazardous Waste Control Law;

               (10) the California Hazardous Substance Account Act;

               (11) the Porter-Cologne Water Quality Control Act; and

               (12) the California Air Pollution Control Law; and (y) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

                    (C) "Hazardous Substance" means any substance, whether
               liquid, solid or gas, listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, under any applicable Environmental Law, whether by type or by quantity. Hazardous Substance includes, without limitation, (aa) any "hazardous substance" as defined in CERCLA, (bb) any "hazardous waste" as defined in RCRA, and (cc) any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste or petroleum or any derivative or by-product thereof, radon, radioactive material, friable asbestos, asbestos containing material releasing friable asbestos, urea formaldehyde foam insulation, lead and polychlorinated biphenyls ("PCBs").

               (ii) Except as set forth on Schedule 5.2(m) of the Intek Disclosure Schedules or as would not individually or in the aggregate have a Material Adverse Effect on Intek,

                    (A) Intek and each Intek Subsidiary is and has been in
               compliance with all applicable Environmental Laws,

                    (B) the Real Property does not contain any Hazardous
               Substance in violation of any applicable Environmental Law,

                    (C) neither Intek nor any Intek Subsidiary has received any written notices, demand letters or written requests for information from any Governmental Entity or any third party indicating that Intek or such Intek Subsidiary may be in violation of, or liable under, any Environmental Law,

                    (D) to the Knowledge of the Executive Officers of Intek,
               there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or to the Knowledge of the Executive Officers of Intek threatened against Intek or any Intek Subsidiary with respect to Intek or any Intek Subsidiary or the Real Property relating to any violation, or alleged violation, of any Environmental Law,

                    (E) no reports have been filed, or, to the Knowledge of the
               Executive Officers of Intek, are required to be filed, by Intek or any Intek Subsidiary concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law on or at the Real Property,

                    (F) to the Knowledge of the Executive Officers of Intek,
               there are no underground storage tanks on, in or under any of the Real Property and no underground storage tanks have been closed or removed from any Real Property while such Real Property was owned or operated by Intek or any Intek Subsidiary, and

                    (G) to the Knowledge of the Executive Officers of Intek,
               neither Intek nor any Intek Subsidiary has incurred, and none of the Real Property is presently subject to, any liabilities fixed (or, to the knowledge of Intek, contingent) relating to any suit, settlement, court order, administrative order, judgment or claim asserted or arising under any Environmental Law. (iii) To the Knowledge of the Executive Officers of Intek, there are no permits or licenses required under any Environmental Law in respect of the Real Property presently operated by Intek or any Intek Subsidiary.

               (iii) to the Knowledge of the Executive Officers of Intek, there are no permits or licenses required under any environmental Law in respect of the Real Property presently operated by Intek or any Intek Subsidiary.

               (iv) Neither Intek nor any Intek Subsidiary has received written notice that any part of the Real Property has been or is listed as a site containing Hazardous Substances pursuant to any Environmental Law.

          (n) LABOR RELATIONS. Except as set forth in Schedule 5.2(n) of the Intek Disclosure Schedules, neither Intek nor any Intek Subsidiary is a party to or bound by any collective bargaining agreement respecting its employees, nor is there pending, or to the Knowledge of the Executive Officers of Intek threatened, any strike, walkout or other work stoppage or labor organizational effort, and neither Intek nor any Intek Subsidiary has received any union grievances, complaints, or claims, the liability for which would have a Material Adverse Effect on Intek.

          (o) REAL ESTATE. Except as set forth on Schedule 5.2(o) of the Intek Disclosure Schedules, no real property is owned by Intek or any Intek Subsidiary. Schedule 5.2(o) sets forth the description of all real property leases to which Intek is a party. There does not exist any actual or, to the Knowledge of the Executive Officers of Intek, threatened or contemplated condemnation or eminent domain proceedings that affect any real estate subject to real property leases set forth on Schedule 5.2(o), or otherwise operated or utilized by Intek, or any part thereof, and Intek has not received any notice, oral or written, of the intention of any Governmental Entity or other Person to take or use all or any part thereof.

          (p) LITIGATION. As of the date hereof, there is no Legal Proceeding pending, or to the Knowledge of the Executive Officers of Intek, threatened, that questions the validity of this Agreement, the Intek Documents or any action taken or to be taken by Intek in connection with the consummation of the transactions contemplated hereby or thereby. Except as set forth on Schedule 5.2(p) of the Intek Disclosure Schedules, there is no Legal Proceeding pending or, to the Knowledge of the Executive Officers of Intek, threatened against Intek or any Intek Subsidiary (including, without limitation, any claims in respect of any warranties of Intek) which, insofar as the Executive Officers of Intek can reasonably foresee, would have a Material Adverse Effect on Intek. Neither Intek nor any Intek Subsidiary is subject to any outstanding judgment, decree or order entered in any Legal Proceeding affecting or naming Intek or any Intek Subsidiary or having a Material Adverse Effect on Intek, and to the Knowledge of the Executive Officers of Intek, no such judgment, order or decree has been threatened. To the Knowledge of the Executive Officers of Intek, there is no basis for any Legal Proceeding against Intek or any Intek Subsidiary which could reasonably be expected to have a Material Adverse Effect on Intek.

          (q) INFORMATION IN DISCLOSURE DOCUMENTS. The information with respect to Intek or any subsidiary of Intek provided by Intek for inclusion in the Intek Proxy Statement mailed to Intek's shareholders in connection with the transactions contemplated by this Agreement, will not, at the time of the mailing of the Intek Proxy Statement and any amendments or supplements thereto, and at the time of the Intek meeting (as defined herein), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Intek Proxy Statement shall comply as to form in all material respects with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the respective rules and regulations promulgated thereunder.

          (r) LICENSES. Schedule 5.2(r) of the Intek Disclosure Schedules sets forth a complete list of all FCC licenses in which Intek has an interest or under which Intek operates any part of its business. Intek is not, as of the date hereof, the record and beneficial licensee and owner of any FCC licenses. Intek is entitled to act and is acting as of the date hereof as manager, pursuant to valid and subsisting management agreements, of each of the FCC licenses identified as managed FCC Licenses on Schedule 5.2(r) of the Intek Disclosure Schedules (the "Licenses") and, to the knowledge of the Executive Officers of Intek, the persons identified on Schedule 5.2(r) of the Intek Disclosure Schedules as the holders of the Licenses are the sole record and beneficial licensees and owners of such Licenses). Except as set forth on Schedule 5.2(r) of the Intek Disclosure Schedules, neither

     Intek nor any of its Affiliates currently owns, of record or beneficially, or manages any other FCC licenses. Except as set forth on Schedule 5.2(r) of the Intek Disclosure Schedules, to the knowledge of the Executive Officers of Intek, there is no pending or threatened action by the FCC or any other Governmental Entity or third party to suspend, revoke, terminate or challenge any of the Licenses or otherwise investigate the operation of Intek's SMR business or the accuracy of the loading of the system or systems of Intek's SMR business. Except as set forth in Schedule 5.2(r) of the Intek Disclosure Schedules, Intek is as of the date hereof in compliance in all material respects with all regulations concerning construction and spacing of the Licenses or the facilities associated therewith, and all other federal statutes, and rules, regulations and policies of the FCC applicable to Intek, the Licenses, or Intek's SMR business. To the Knowledge of the Executive Officers of Intek, none of the Licenses is currently subject to or operating under any short-space agreement or any FCC waiver of otherwise applicable rules and regulations, except as disclosed in Schedule 5.2(r) of the Intek Disclosure Schedules. Except as disclosed in Schedule 5.2(r), there are no payments due and payable by Intek, nor any dispute regarding any payments due from Intek between Intek and the licensee of any of the Licenses and, to the knowledge of the Executive Officers of Intek, there are no payments due and payable by any third party (including any predecessor in interest with respect to the Licenses), nor any dispute regarding any payments by any third party between such third party or Intek and the licensees of any License relating to the Licenses, including without limitation any payments to the licensees of the Licenses.

          (s) UNITS IN SERVICE. Schedule 5.2(s) of the Intek Disclosure Schedules sets forth a true and complete list, by customer, of the units in service in connection with the Licenses (the "Units in Service"). The Units in Service are, to the knowledge of the Executive of Officers of Intek, in the possession of the indicated customers, which customers are billed for their use of such Units in Service at the actual customer rates shown in
     Schedule 5.2(s) of the Intek Disclosure Schedules and which customers are required to pay such billed amounts in full (subject to Intek's normal prompt payment, volume and similar discounts, all of which have been disclosed in writing to Midland) on or before the relevant due date reflected in the relevant billing.

          (t) CONTRACTS, LEASES AND SITE LICENSES. Schedule 5.2(t) of the Intek Disclosure Schedules sets forth a true and complete index and current copies (or written summaries, including all material terms, in the case of oral agreements) of all material contracts (excluding customer contracts), leases and site licenses related to the assets, Intek's business and the Licenses, including without limitation, site licenses, equipment leases or installment sale contracts, partnership, joint-venture or joint-use agreements, management agreements, dealer agreements, short-space agreements or the like. Except as set forth on Schedule 5.2(t) of the Intek Disclosure Schedules, all of the contracts, leases and site licenses relating to the Licenses have been entered into by Intek on arm's length terms with non-Affiliates are in full force and effect and are valid and enforceable in accordance with their terms. Intek has received no notice from any Person of termination of any such contract, lease, or site license, and the consummation of the transaction herein contemplated shall not affect a termination of or give any Person the right to terminate or modify any such contract, lease or site lease. Except as set forth on
     Schedule 5.2(t) of the Intek Disclosure Schedules, to the Knowledge of the Executive Officers of Intek, none of the contracting parties is in default in any material respect or has acted or failed to act in a manner which, with notice or the passage of time or both, will result in a material default under any of the contracts, leases, and site licenses and no penalties have been incurred nor are any material amendments pending with respect to any of the contracts, leases and site licenses.

          (u) RELATED PARTY TRANSACTIONS. Except as set forth in Schedule 5.2(u) of the Intek Disclosure Schedules, no current shareholder, director, or officer of Intek or any of its Subsidiaries is presently a party to, or since January 1, 1996, has entered into, directly or indirectly through his, her or its Affiliates, any arrangement or transaction with

     Intek or any of its Subsidiaries providing for the furnishing of services (except as director or officer) by or to, or the rental of real or personal property from or to, or otherwise requiring cash payments to or by any such person (except as a director or officer), other than those that do not involve payments, or the furnishing of goods or services having a fair market value by, from or to Intek or any of its Subsidiaries of more than $25,000 in any calendar year.

          (v) COMPLIANCE WITH LAWS. Except as set forth on Schedule 5.1(v) of the Intek Disclosure Schedules, to the Knowledge of the Executive Officers of Intek, each of Intek, its subsidiaries and its Affiliates has complied with all laws applicable to the conduct of its business, except for such instances of non-compliance as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Intek.

          (w) TAX MATTERS. Intek acknowledges that the transactions contemplated herein whereby Midland shall sell substantially all of its assets to Intek are intended by Midland and Simmonds to qualify as a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(C) of the Code. Accordingly, Intek hereby represents, warrants and covenants to Midland and Simmonds as follows:

          (i) Intek has no plan or intention to reacquire any of the Common Stock issued to Midland pursuant to the terms of this Agreement;

          (ii) Intek intends to use the Acquired Assets in the conduct of its business and has no intention to sell or otherwise dispose of any of the Acquired Assets except for dispositions in the ordinary course of business. After the Closing, Intek will use the Acquired Assets to continue the conduct of the U.S. LMR Distribution;

         (iii) There is no corporate indebtedness owing between Intek and Midland that will be settled at a discount;

          (iv) Intek is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code;

          (v) Intek does not own, directly or indirectly, nor has it owned during the past five (5) years, directly or indirectly, any of the capital stock of Midland; and

          (vi) Intek will, unless otherwise required by a relevant taxing authority, report the transactions under this Agreement consistently with such intent.

6.   COVENANTS OF MIDLAND.
     ---------------------

     6.1 GENERAL. Prior to the Closing Date, Midland shall, consistent with the exercise of its reasonable business judgment, exercise the rights granted to it in this Agreement so as to minimize interference with the orderly operations of Intek and its Affiliates or with the relationships of Intek and its Affiliates with current or former employees, suppliers, customers, creditors, lien-holders and others having business or governmental relations with Intek and its Affiliates.

     6.2 RIGHTS OF INSPECTION. Prior to the Closing, Midland shall provide Intek and Securicor, through their respective officers, employees and legal and financial advisors and accountants, with reasonable access, during normal business hours and upon reasonable notice, to any records of Midland (the "Midland Materials") relating to the Acquired Assets or the U.S. LMR Distribution and to make copies and extracts of such records. Intek's and Securicor's rights under this Section 6.2 shall be subject to and limited by Midland's obligations (a) to protect proprietary information pursuant to agreements between Midland and third persons or entities and (b) to comply with governmental or other secrecy obligations.

     6.3 CONFIDENTIALITY OF INFORMATION.

          (a) The Midland Materials made available to Intek or Securicor by Midland or Midland's Affiliate, whether in verbal, written or any other form, are deemed to be confidential and proprietary information of Midland to the extent such Midland Materials are not purchased as part of the Acquired Assets. No such Midland Materials shall be copied, photographed, or in any way duplicated without the express prior written consent of Midland except to the extent such Midland Materials have previously been made available to the general public other than by Intek, Securicor or their Affiliates. Midland will provide copies of the Midland Materials, or any part of them, to Intek or Securicor at its request. At the election of Midland, Securicor may be required to execute a confidentiality agreement containing provisions no less burdensome than those set forth in this Section 6.3 with respect to Intek prior to having the Midland Materials made available to it hereunder.

          (b) Intek shall notify all employees, agents or representatives receiving or otherwise learning of the Midland Materials, that the contents thereof must be kept confidential pursuant to this Agreement, and that any disclosure to a third party or use of Midland Materials not purchased as part of the Acquired Assets without Midland's written permission will constitute a breach of this Agreement.

          (c) Intek agrees, and agrees to obtain for the benefit of Midland from any third party provided the Midland Materials in accordance with the provisions hereof, that upon any repudiation of this Agreement or if there is no Closing for any reason whatsoever, Intek or such third party will not implement, use or disclose the Midland Materials not purchased as part of the Acquired Assets for a period of three (3) years beginning on the date of any repudiation regardless of whether Midland surrenders, assigns or otherwise disposes of its rights and duties under the Agreement unless (i) the Midland Materials are or become known to the general public, except if such public knowledge is the result of Intek's or such third party's own actions and/or breach of this Agreement; or (ii) Intek is obligated to disclose any Midland Materials under applicable law or an order of a Governmental Entity. In the event that any repudiation shall occur, Intek shall return, and cause to be returned, to Midland all tangible Midland Materials, notes, records and recordings, except to the extent that such Midland Materials have been purchased as Acquired Assets hereunder.

          (d) Unless purchased by Intek pursuant to the terms of this Agreement, the Midland Materials submitted or otherwise made known to Intek shall, without limitation, remain the property of Midland, and upon the termination of this Agreement shall be returned promptly to Midland at its request, together with ALL copies, notes, extracts, summaries and analyses thereof, whether or not such copies have been provided by Midland.

          (e) Intek acknowledges that any violation of this Section 6.3 will cause immediate and irreparable harm to Midland and that the damages which Midland will suffer may be difficult or impossible to measure. Therefore, upon any actual or impending violation of this Section 6.3, Midland will be entitled to the issuance of a restraining order and/or a preliminary and permanent injunction, without bond, restraining and/or enjoining such violation by Intek or any entity or person acting in concert with Intek. This remedy will be in addition to any other remedy which may otherwise be available to Midland.

     6.4 MANAGEMENT AND OPERATIONS AGREEMENTS. Following the Closing, Midland and its Affiliates will make available key Midland management staff and product training as well as certain facilities for the operation of the U.S. LMR Distribution and Intek shall pay for such services and use of facilities (including without limitation payments for any use by Intek of Midland's tooling, its Tokyo office, or its Korean representative) substantially upon the terms and conditions of the Management and Operations Agreements to be entered into as of the Closing.

     6.5 MIDLAND'S REPRESENTATION LETTER. Midland and Intek shall execute and deliver a written representation letter (a "Shareholder Representation Letter") with respect to the Common Stock to be delivered to Midland pursuant to this Agreement providing that:

          (a) Midland agrees that it shall not sell, transfer, assign, pledge or otherwise dispose of the Common Stock unless such sale, transfer, assignment, pledge or other disposition has been registered or is exempt under the Securities Act and has been registered or qualified or is exempt from registration or qualification under applicable securities laws and Midland provides to Intek an opinion of counsel satisfactory to Intek that a sale, transfer, assignment, pledge or other disposition of such Common Stock may be made without registration.

          (b) Midland represents as follows:

               (i) The Common Stock to be acquired by Midland will be acquired for Midland's own account and not with a view to, or present intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws and will not be disposed of in contravention of the Securities Act or any applicable state securities laws;

               (ii) Midland is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Common Stock.

               (iii) The Executive Officers of Midland had an opportunity to ask questions and receive answers concerning Intek and the terms and conditions of the acquisition of the Common Stock and have had full access to such other information concerning Intek as Midland has requested.

               (iv) Midland acknowledges that the Common Stock has not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available, and Midland is able to bear the economic risk of any investment in the Common Stock for an indefinite period of time.

          (c) Midland acknowledges that until such time as the Common Stock has been registered for resale pursuant to the

     Securities Act, each certificate representing the Common Stock shall be endorsed with the following legend:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE FIRST BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE CORPORATION SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE CORPORATION (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION).

          (d) Midland acknowledges that Intek may place stop transfer orders against the registration or transfer of any Common Stock until such time as the requirements of the foregoing legend are satisfied.

          (e) Intek acknowledges that the legend described in (c) hereof and any stop transfer instructions issued pursuant to (d) hereof shall be removed promptly and Intek shall issue promptly a new certificate to Midland of such Common Stock if the sale of such Common Stock has been registered under the Securities Act and a prospectus meeting the requirements of
     Section 10 of the Securities Act is available or if Midland provides to Intek an opinion of counsel reasonably satisfactory to Intek that a public sale, transfer or assignment of such Common Stock may be made without registration.

7.   COVENANTS OF INTEK
     ------------------

     7.1 GENERAL. Prior to the Closing Date, Intek shall, consistent with the exercise of its reasonable business judgment,

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



exercise the rights granted to it in this Agreement so as to minimize interference with the orderly operations of Midland and its Affiliates or with the relationships of Midland and its Affiliates with current or former employees, suppliers, customers, creditors, lien-holders and others having business or governmental relations with Midland and its Affiliates.

     7.2 RIGHTS OF INSPECTION; CONFIDENTIALITY OF INFORMATION.

          (a) Prior to the Closing, Intek shall provide Midland and its Affiliates with access, during normal business hours, and upon reasonable notice, to any records of Intek (the "Intek Materials"). Midland's right under this Section 7.2(a) shall be subject to and limited by Intek's obligations (i) to protect proprietary information pursuant to agreements between Intek and third persons or entities and (ii) to comply with governmental or other secrecy obligations. Midland shall be bound by the same obligations of confidentiality as to the Intek Materials, as Intek has with respect to the Midland Materials pursuant to Section 6.3; and

          (b) From and after the Closing, Intek shall, whenever reasonably requested by Midland, permit Midland to have access to all business records turned over to Intek pursuant to this Agreement. Intek shall preserve and maintain the records relating to the U.S. LMR Distribution which are part of the Acquired Assets for at least six years after the Closing.

     7.3 EMPLOYEE MATTERS.

          (a) Prior to the Closing Date, but effective as of the Closing Date, Intek will offer employment on an "at-will basis" to the employees of Midland listed on Schedule 7.3(a); provided that any offer of employment by Intek to an employee who is absent from active service on the Closing Date shall not be offered employment by Intek unless and until such inactive employee is capable of returning to active service in the same capacity and position that such employee occupied immediately prior to his absence, provided such return to active service occurs prior to the second anniversary of the Closing Date. Nothing herein shall obligate Midland to continue the employment of any employee. Employees receiving and accepting Intek's offer of employment pursuant to the terms hereof shall hereinafter be referred to as "Transferred Employees." Intek's offer of employment to such Transferred Employees shall provide for the same base salary payable to such Transferred Employee by Midland immediately prior to such offer of employment by Intek, but on such other terms and conditions of employment, if any, as Intek may offer to the Transferred Employee's in its sole discretion; PROVIDED, HOWEVER, that Transferred Employees will be offered a health and life insurance program which shall not exclude coverage for conditions existing prior to Closing (except to the extent excluded prior to the Closing) and which, taken as a whole, will be comparable to the health and life insurance program now offered to such Transferred Employees by Midland, provided that the insurance company which currently provides Midland with health and life insurance coverage is willing to provide such coverage to Intek on and after the Closing Date at a cost comparable to that paid by Midland immediately before the Closing. Intek shall grant all Transferred Employees credit for purposes of eligibility and vesting under Intek's employee benefit plans, programs, agreements or arrangements for such Transferred Employees' years of service as employees of Midland to the same extent a similarly situated Intek employee's service with Intek is taken into account for purposes of eligibility and vesting under such employee benefit plans, programs, agreements or arrangements.

          (b) No provision of this Section 7.3 shall create any right in any Transferred Employee or in his or her beneficiaries.

               (c) On and after the date of Closing, Midland shall not be liable for any expense or liability that may arise from employment with or termination of any Transferred Employee by Intek, provided that nothing in this Section 7.3(c) shall limit Midland's indemnification obligations under Section 10.1.

     7.4 OWNERSHIP AND PROPRIETARY RIGHTS. Intek agrees that it will maintain all patent, copyright, trade secret and other similar notices of the proprietary rights of Midland or third parties in and on all copies of the Midland Materials not purchased as Acquired Assets under this Agreement. Ownership of all Midland Materials and of all intellectual property rights of

Midland not purchased by Intek as Acquired Assets under this Agreement, including the Trademark, is and shall remain in Midland, subject to the license granted under the License Agreement. All intellectual property rights purchased by Intek as Acquired Assets under this Agreement shall vest with Intek.

     7.5 AGREEMENTS WITH RESPECT TO OTHER TRANSACTIONS. From and after the execution and delivery of this Agreement, Intek shall not amend, modify, supplement, waive any rights or remedies under or grant any consent under the Securicor Agreement (including any schedule and exhibit thereto), or agree to do any of the foregoing, without the prior written consent of Midland (which consent shall not be unreasonably withheld).

     7.6 REPLACEMENT OF PERFORMANCE BONDS. With respect to each of the Acquired Assets, on or before the later of (a) the Closing, or (b) the date on which such Acquired Asset is assigned to Intek, Intek shall provide all letters of credit, guaranties and performance bonds as shall be necessary for Intek to obtain the release of Midland and its Affiliates from any guaranties, letters of credit, or performance bonds entered into in respect of such Acquired Asset.

8.   MUTUAL ADDITIONAL COVENANTS
     ---------------------------

     8.1 EXPENSES. Except as otherwise provided in this Agreement, each party shall bear its own legal, accounting and other expenses incurred by it in connection with this Agreement, and the other agreements and transactions contemplated by this Agreement.

     8.2 PUBLIC ANNOUNCEMENT. The parties agree that neither Midland nor Intek shall issue or cause publication of any press release or other announcement, disclosure or public communication with respect to this Agreement or the transactions contemplated by this Agreement without the consent of the other. Nothing in this Agreement shall prohibit any party, after reasonable efforts to consult with the other, from issuing or causing publication of any press release, announcement or other public communication to the extent that such party reasonably believes that the action is required by law in connection with obtaining necessary approvals and consents, such as in order to make any filings of Schedule 13D with the Securities and Exchange Commission with respect to this Agreement and the transactions contemplated in this Agreement.

     8.3 COOPERATION. Neither Midland nor Intek shall voluntarily undertake any course of action inconsistent with satisfaction of the requirements applicable to it under this Agreement. Intek and Midland shall each promptly take all actions as may be appropriate to enable them to perform their obligations under this Agreement.

     8.4 DISPOSITION OF FIXED ASSETS. During the 30 day period commencing on the date of this Agreement and ending on July 16, 1996, Midland shall not sell or otherwise dispose of any of the Fixed Assets other than in the ordinary course of business. If during such 30 day period Intek and Midland reach mutually agreeable terms pursuant to which Intek would acquire all or a portion of the Fixed Assets for a mutually agreeable price, then, at the Closing, Intek shall acquire such portion of Fixed Assets at such agreed price and pursuant to such terms and conditions and Intek shall pay for such acquired Fixed Assets by assuming an amount of Midland's fixed liabilities to Simmonds as shall be equal to the agreed price of the Fixed Assets to be acquired. Midland and Simmonds shall identify such fixed liabilities to be acquired on or before the Closing. If Intek and Midland do not reach agreement on terms and conditions for Intek's acquisition of all of the Fixed Assets prior to July 16, 1996, then, at any time thereafter and from time to time, Midland may, without notice to Intek, sell, transfer or otherwise dispose of the Fixed Assets which Intek has not agreed to purchase, at such price and upon such terms and conditions as Midland in its sole discretion may elect.

     8.5 INTERIM OPERATIONS. During the period from the date of this Agreement to the Closing Date, except as expressly provided in this Agreement, as required by law, or as otherwise unanimously approved in advance by a committee composed of Ed Hough, Nicholas Wilson and John Simmonds (which approval shall not be unreasonably withheld):

          (a) Intek shall conduct its business and take any actions only in the ordinary course, consistent with past practice;

          (b) Midland shall conduct the U.S. LMR Distribution and take any action in connection with the U.S. LMR Distribution only in the ordinary course, consistent with past practice;

          (c) Midland shall not increase the rate of compensation payable or to become payable to any employees to be offered employment by Intek pursuant to Section 7.3(a) other than in the ordinary course of business consistent with past practice;

          (d) Midland will not, except for the sale of inventory in the ordinary course of business, sell, assign, transfer, convey, lease or otherwise dispose of, or agree to sell, assign, transfer, convey, lease or otherwise dispose of, any of the Acquired Assets.

          (e) Midland and Intek will promptly notify the other of any Legal Proceeding commenced or threatened to be commenced by or against Midland or any subsidiary of Midland and relating to the transactions contemplated by this Agreement.

          (f) Intek will not make any changes in the outstanding equity securities of Intek, or Intek's subsidiaries, except for Intek's issuance of a $2.5 million debenture, up to 1,000,000 shares of Common Stock in an equity offering, and up to 1,500,000 shares of Common Stock to acquire interests in additional SMR licenses; (PROVIDED, HOWEVER, that Intek shall not issue any portion of the 1,500,000 shares of Common Stock to acquire interests in additional SMR licenses unless Nicholas Wilson, Ed Hough and John Simmonds are in mutual agreement, and PROVIDED, FURTHERMORE, that such agreement shall not be unreasonably withheld).

          (g) Intek will not make any changes in roll-out plans of Intek's SMR systems or Intek managed SMR systems.

          (h) Intek will not make any inter-affiliate transfers or related series of inter-affiliate transfers of funds or assets involving Intek and amounts in excess of $500,000 (unless for the purpose of purchasing or paying for the purchase of goods and services at the fair market value of such goods and services).

          (i) Intek and Midland will not incur any debt or pledge any assets or engage in a related series of incurrences of debt or pledging of assets by Intek, involving amounts in excess of $500,000, except that Midland may incur debt and may pledge assets, including the Acquired Assets in connection with the loan negotiated with Octagon Capital Canada Corporation and its assignees; PROVIDED, HOWEVER, that all liens and encumbrances on Acquired Assets in favor of Octagon Capital Canada shall be released effective as of the Closing.

          (j) Intek will use its best efforts to (i) preserve its present business operations, organization (including, without limitation, management and the sales force) and goodwill, and (ii) preserve its present relationship with Persons having business dealings with it; and Midland will use its best efforts to (x) preserve the present business operations, organization (including, without limitation, management and sales force) and goodwill of the U.S. LMR Distribution, and (y) preserve its present relationship with Persons having business dealings with the U.S. LMR Distribution to the extent such relationship relates to the U.S. LMR Distribution.

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



          (k) Intek will maintain (i) all its assets and properties in their current condition, ordinary wear and tear excepted and (ii) insurance upon all of its properties and assets in such amounts and of such kinds comparable to that in effect on the date of this Agreement; and Midland will maintain (x) all of the Acquired Assets in their current condition, ordinary wear and tear excepted, and (y) insurance upon all of the Acquired Assets in such amounts and of such kinds comparable to that in effect on the date of this Agreement.

          (l) Each of Intek and Midland will maintain its respective books, accounts and records in the ordinary course of business consistent with past practices.

          (m) Intek will continue to collect accounts receivable and pay accounts payable utilizing normal procedures and without discounting or accelerating payment of such accounts (other than in the ordinary course of business).

          (n) Intek will comply with all contractual and other obligations applicable to its operations.

          (o) Midland will not amend any of the Contracts in a material manner.

          (p) Except as contemplated by this Agreement or by the Securicor Agreement, none of Intek or its Affiliates shall make any change or amendment to its certificate of incorporation or by-laws.

          (q) Intek shall not declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock or property) with respect to, or purchase or redeem, any shares of its capital stock.

          (r) Midland shall not enter into any collective bargaining agreement or, through negotiation or otherwise, make any commitment or incur any liability to any labor organization relating to any of the employees of the U.S. LMR Distribution, or enter into, adopt, amend, alter or terminate (partially or completely) any Employee Benefit Plan or Pension Plan.

          (s) Midland shall maintain or cause to be maintained the Trademark in full force and effect through the Closing Date.

     8.6 CERTAIN FILINGS, CONSENTS AND ARRANGEMENTS. Intek and Midland shall, so long as all related fees are reasonable or such actions are expressly approved by a committee composed of Ed Hough, Nicholas Wilson and John Simmonds (which approval shall not be unreasonably withheld), (a) promptly file all applications and reports required to be filed with the Governmental Entities between the date of this Agreement and the date of the Closing with respect to the transactions contemplated by this Agreement, (b) cooperate with one another (i) in promptly determining whether any other filings are required to be made or consents, waivers, approvals, permits or authorizations are required to be obtained under any other applicable federal, state or foreign law or regulation or any Contracts and (ii) in promptly making any such filings, furnishing information required in connection therewith and seeking in a timely fashion to obtain any such consents, waivers, approvals, permits or authorizations and (c) deliver to the other parties of this Agreement copies of all such reports and filings promptly after they are filed. Intek shall be responsible for all fees required to be paid in connection with any such consents, approvals, permits or authorizations, including without limitation any fees in connection with filings under the Hart-Scott-Rodino Act (which fees the parties agree are reasonable).

     8.7 PROXY STATEMENT. Promptly following the date of this Agreement, Intek shall prepare and file with the Securities and Exchange Commission a proxy statement and related solicitation materials relating to a special meeting of the holders of the Intek's common stock, $.01 par value (the "Intek Stockholders' Meeting") concerning this Agreement, the Securicor Agreement and the transactions contemplated herein and thereby (such proxy statement, as amended or supplemented from time to time, being hereinafter referred to as the "Proxy Statement"), and shall use its best efforts to cause the Proxy Statement to be mailed to its stockholders at such time and in such manner as permits the Intek Meeting to be held as promptly as practicable. Midland shall use its best efforts to furnish all information as may be reasonably requested by Intek and, in any case, as required with respect to Intek by Regulation 14A under the Exchange Act for inclusion in the Proxy Statement. The information provided by Intek and Midland, respectively, for use in the Proxy Statement shall, on the date when the Proxy Statement is first mailed to Intek's stockholders, and on the date of the Intek Stockholders' Meeting, be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein not misleading, and Intek and Midland each agree promptly to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading. Intek shall duly call, give notice of, convene and hold the Intek Stockholders' Meeting, for the purpose of approving, among other matters, the transactions contemplated under this Agreement and the Securicor Agreement. Intek, through its Board of Directors, shall recommend to its stockholders approval of the foregoing. The Proxy Statement will comply as to form in all material respects with all applicable requirements of the Exchange Act, and no amendment or supplement to the Proxy Statement shall be made by Intek without the prior written approval of Midland (which approval shall not be unreasonably withheld), except as otherwise required by applicable laws.

     8.8 STOCKHOLDERS' MEETING.

          (a) Intek shall take all action necessary, in accordance with applicable law and its certificate of incorporation and by-laws, to convene the Intek Meeting as promptly as practicable for the purpose of considering and taking action upon the transactions contemplated by this Agreement and the Securicor Agreement which are submitted for the approval of Intek's stockholders.

          (b) The Special Committee and Board of Directors of Intek shall, subject to their fiduciary duties to Intek's stockholders after consultation with independent counsel,

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



     recommend that the holders of such shares vote in favor of and approve (i) the issuances of Common Stock contemplated by this Agreement and the Securicor Agreement and (ii) an amendment of the certificate of incorporation of Intek to increase the authorized shares of Common Stock to fifty million (50,000,000) at the Intek Meeting.

     8.9 HITACHI SUPPLY AGREEMENT.

          (a) After the Closing, neither Midland nor Simmonds will take any action that would result in the termination or terminability of the Hitachi Supply Agreement prior to its scheduled termination date, or take any action that would result in Intek's failure to be included within the definition of "Midland Affiliate" as set forth in the Hitachi Supply Agreement; PROVIDED, HOWEVER, that nothing herein shall obligate Midland to satisfy any minimum purchase requirements under the Hitachi Supply Agreement.

          (b) After the Closing, Intek will not take any action that would result in the termination or terminability of the Hitachi Supply Agreement prior to its scheduled termination date, and Intek will not take any action that would result in Intek's failure to be included within the definition of "Midland Affiliate" as set forth in the Hitachi Supply Agreement; PROVIDED, HOWEVER, that Midland and Simmonds acknowledge that Intek intends to continue to purchase 220 MHz products from Securicor and that Intek shall have no obligation to satisfy any minimum purchase requirements under the Hitachi Supply Agreement. Intek shall, however, use its

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



     best efforts in a commercially reasonable manner to market and sell Midland and Hitachi products at a volume comparable to historical levels achieved by Midland in its conduct of the U.S. LMR Distribution.

9.   CONDITIONS PRECEDENT
     --------------------

     9.1 CONDITIONS PRECEDENT TO INTEK'S OBLIGATIONS. The obligations of Intek to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any one or more of which may be waived in whole or in part by Intek):

          (a) MIDLAND OFFICER'S CERTIFICATE. (i) Each of the representations and warranties of Midland contained in this Agreement shall be true, complete and correct in all material respects on and as of the Closing, and (ii) Midland shall have performed or complied with, in all material respects, all covenants and agreements contemplated by this Agreement to be performed or complied with by Midland at or prior to the Closing and (iii) Midland shall have delivered to Intek a certificate of Midland's Chief Financial Officer (the "Midland Officer's Certificate") certifying to the accuracy of items (i) and (ii) above, or if Midland's Chief Financial Officer shall be unable to certify the accuracy of (i) and (ii) above, then he shall set forth in the Midland Officer's Certificate (x) the manner in which any of the representations and warranties of Midland contained herein shall not be true, complete and correct in all material respects, and (y) each failure by Midland to perform or comply with, in all material respects, any covenant or agreement contemplated by this Agreement to be performed or complied with by Midland at or prior to the Closing. If Intek elects to consummate the transactions contemplated under this Agreement after delivery of such Midland Officer's Certificate, the items set forth in the Midland Officer's Certificate shall not constitute a breach of this Agreement and Intek shall not be entitled to any indemnity therefor.

          (b) NO MATERIAL ADVERSE CHANGE. Since the date hereof, there shall not have been any Material Adverse Change in the U.S. LMR Distribution.

          (c) BOARD RATIFICATION. On or prior to the Closing, Intek's Board of Directors shall have ratified and reaffirmed the actions and determinations of the Special Committee of the Board of Directors of Intek referenced in this Agreement, including, without limitation, (i) the determination that the transaction contemplated by this Agreement and the Securicor Agreement is advisable and in the best interests of Intek and its stockholders, (iii) the approval of this Agreement and the Securicor Agreement and, subject to the fulfillment or waiver at or prior to the Closing Date of the conditions set forth in Sections 9.1, the transactions contemplated hereby and by the Securicor Agreement and (iii) all other action required to be taken to authorize the issuance of the additional shares of Common Stock and to submit for consideration by the stockholders of Intek an amendment of

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



     the certificate of incorporation of Intek to authorize additional shares of Common Stock.

          (d) HART-SCOTT-RODINO COMPLIANCE; NO ADVERSE ACTION. Any prescribed waiting period under the Hart-Scott-Rodino Act with respect to the transactions contemplated by this Agreement shall have expired; and no preliminary or permanent injunction or other order (including a temporary restraining order) of any governmental authority which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect.

          (e) OPINION OF COUNSEL FOR MIDLAND. Jones, Day, Reavis & Pogue, counsel to Midland, shall have delivered to Intek an opinion, dated the Closing Date, in such form as shall be agreed upon.

          (f) CONSENTS, PERMITS AND GOVERNMENTAL APPROVALS. All consents, waivers, permits, authorizations and approvals (other than approvals to the assignment of Contracts with Governmental Entities) required to be obtained by Midland from any third party or any Governmental Entity prior to the Closing (excluding such consents, waivers, permits, authorizations and approvals the failure to obtain which, individually or in the aggregate, will not have a Material Adverse Effect on the U.S. LMR Distribution or on Midland's ability to consummate the transactions and receive the benefits contemplated hereby) shall have been received.

          (g) CONVEYANCING DOCUMENTS. Subject to Section 2.2 hereof, Midland shall have delivered to Intek such bills of

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



     sale, assignments, quit claim deeds and other goods and sufficient instruments of transfer conveying to Intek Midland's entire right, title and interest in and to the Acquired Assets.

          (h) LICENSE AGREEMENT. Midland and Intek shall have entered into the License Agreement and Midland shall have recorded the reassignment of the Trademark from Marine Midland Bank in the U.S. P.T.O.

          (i) MANAGEMENT AND OPERATIONS AGREEMENTS. Midland and Intek shall have entered into the Management and Operations Agreements.

          (j) SECURICOR AGREEMENT. Intek shall have consummated the transactions contemplated by the Securicor Agreement on or before Closing.

          (k) REGISTRATION RIGHTS AGREEMENT. Intek, Roamer One Holdings, Inc., Securicor, Simmonds, Midland, Anglo York, Choi & Choi, HK Limited, Octagon Investments Limited, Murray Sinclair and/or any of their Affiliates, and any other party, as the parties may agree, shall have entered into the Registration Rights Agreement.

          (l) ESCROW AGREEMENT. Intek and Midland shall have entered into the Escrow Agreement.

          (m) CONSIGNMENT AGREEMENT. Intek and Midland shall have entered into the Consignment Agreement substantially in the form of EXHIBIT E.

          (n) FAIRNESS OPINION. Intek shall have received an opinion of Fahnestock & Co. Inc. that the transactions

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



     contemplated by this Agreement and the Securicor Agreement are fair to the stockholders of Intek and such opinion shall not have been modified or withdrawn.

          (o) STOCKHOLDER APPROVAL. The stockholders of Intek shall have approved the amendment to the certificate of incorporation of Intek to authorize additional shares of Common Stock to be issued to Midland and Securicor pursuant to this Agreement and the Securicor Agreement.

     9.2 CONDITIONS PRECEDENT TO MIDLAND'S OBLIGATIONS. The obligations of Midland to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any one or more of which may be waived in whole or in part my Midland):

          (a) INTEK OFFICER'S CERTIFICATE. (i) Each of the representations and warranties of Intek contained in this Agreement shall be true, complete and correct in all material respects on and as of the Closing; (ii) Intek shall have performed or complied with, in all material respects, all covenants and agreements contemplated by this Agreement to be performed or complied with by Intek at or prior to the Closing; and (iii) Intek shall have delivered to Midland a certificate of Intek's Chief Financial Officer (the "Intek Officer's Certificate") certifying as to the accuracy of items (i) and (ii) above, or if Intek's Chief Financial Officer shall be unable to certify the accuracy of (i) and (ii) above, then he shall set forth in the Intek Officer's Certificate (x) the manner in which any of the

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



     representations and warranties of Intek contained herein shall not be true, complete and correct in all material respects, and (y) each failure by Intek to perform or comply with, in all material respects, any covenant or agreement contemplated by this Agreement to be performed or complied with by Intek at or prior to the Closing. If Midland elects to consummate the transaction contemplated under this Agreement after delivery of such Intek Officer's Certificate, the items set forth in the Intek Officer's Certificate shall not constitute a breach of this Agreement and Midland shall not be entitled to any indemnity therefor.

          (b) NO MATERIAL ADVERSE CHANGE. Since the date hereof, there shall not have been any Material Adverse Change in the financial condition, results of operation or business of Intek.

          (c) HART-SCOTT-RODINO COMPLIANCE; NO ADVERSE ACTION. Any prescribed waiting period under the Hart-Scott-Rodino Act with respect to the transactions contemplated by this Agreement shall have expired, and no preliminary or permanent injunction or other order (including a temporary restraining order) of any governmental authority which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect, nor shall any action seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking damages in connection therewith, be pending, nor shall any such action be overtly threatened.

          (d) CAPITALIZATION. Since the date hereof, Intek shall not have issued any interest in its equity securities, except with the consent of Ed Hough, John Simmonds and Nicholas Wilson, except for Intek's issuance of a $2.5 million debenture, up to 1,000,000 shares of Common Stock in an equity offering.

          (e) OPINION OF COUNSEL FOR INTEK. Kohrman Jackson & Krantz PLL, counsel to Intek, shall have delivered to Midland an opinion, dated the Closing Date, in a form to be agreed upon.

          (f) CONSENTS, PERMITS AND GOVERNMENTAL APPROVALS. All consents, waivers, permits, authorization and approvals required to be obtained by Intek from any third party or Governmental Entity prior to the Closing (excluding such consents, waivers, permits, authorizations and approvals the failure to obtain which, individually or in the aggregate, will not have a Material Adverse Effect on Intek's ability to consummate the transactions and receive the benefits contemplated hereby) shall have been received.

          (g) INSTRUMENTS OF ASSUMPTION. Intek shall have delivered to Midland such instruments of assumption of the Assumed Liabilities as Midland may reasonably request.

          (h) REPLACEMENT OF PERFORMANCE BONDS. Intek shall have provided all letters of credit, guaranties and performance bonds as shall be necessary for Intek to obtain the release of Midland and its Affiliates from any guaranties, letters of credit, or performance bonds entered into in respect of any

                                       87


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     of the Acquired Assets which are assigned or otherwise conveyed to Intek as of the Closing, all as set forth on Schedule 9.2(g).

          (i) MANAGEMENT AND OPERATIONS AGREEMENTS. Midland, Simmonds and Intek shall have entered into the Management and Operations Agreements.

          (j) SECURICOR AGREEMENT. Intek shall have consummated the transactions contemplated by the Securicor Agreement on or before the Closing.

          (k) REGISTRATION RIGHTS AGREEMENTS. Intek, Roamer, Securicor, Simmonds, Midland and Anglo York, and/or any of their Affiliates, and any other party, as the parties may agree, shall have entered into the Registration Rights Agreement.

          (l) ESCROW AGREEMENT. Intek and Midland shall have entered into the Escrow Agreement.

          (m) CONSIGNMENT AGREEMENT. Intek and Midland shall have entered into the Consignment Agreement.

          (n) STOCKHOLDER APPROVAL. The stockholders of Intek shall have approved the amendment to the certificate of incorporation of Intek to authorize additional shares of Common Stock to be issued to Midland and Securicor pursuant to this Agreement and the Securicor Agreement.

10.  INDEMNIFICATION
     ---------------

     10.1 MIDLAND'S AND SIMMONDS' INDEMNIFICATION OBLIGATIONS. From and after the Closing, but subject to the conditions and limitations of this Agreement or any other Midland Document,

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Midland and Simmonds shall defend, indemnify and save Intek and its directors, officers, employees, Affiliates, agents, successors and assigns harmless from and against any and all loss, cost, damage or expense (including attorneys' fees), net of any tax benefits (collectively "Damages") whatsoever resulting from or arising out of (a) any breach or inaccuracy of any covenant, representation or warranty or obligation of Midland contained in this Agreement,
(b) any liability or obligation of Midland other than the Assumed Liabilities, whether arising prior to, on or after the Closing, (c) any claims by any employee or former employee of Midland (whether or not a Transferred Employee) arising out of the employment or termination of employment of the employee on or prior to the Closing Date or as a result of transactions contemplated by this Agreement, including any claim pursuant to the Worker Adjustment and Retraining Notification Act, and (d) any liability for brokerage or finder's fee or commission claimed by any person based upon the actions or alleged actions of Midland for or on account of this Agreement or the transactions contemplated hereby.

     10.2 INTEK'S INDEMNIFICATION OBLIGATIONS. From and after the Closing, but subject to the conditions and limitations this Agreement, Intek shall defend, indemnify and save Midland, Simmonds and their respective directors, officers, employees, Affiliates, agents, successors and assigns harmless from and against any and all Damages whatsoever resulting from or arising out of (a) any breach or inaccuracy of any covenant, representation or warranty of Intek contained in this Agreement or any other Intek Document, (b) the conduct of the U.S. LMR Distribution by Intek after the Closing, (c) the Assumed Liabilities, and (d) any liability for brokerage or finder's fee or commission claimed by any person based upon the actions or alleged actions of the Intek for or on account of this Agreement or the transactions contemplated hereby.

     10.3 NOTICE AND OPPORTUNITY TO DEFEND.

          (a) In the event that any action, suit, proceeding, investigation, claim or demand is asserted against or sought to be collected from an indemnified party (a "Third Party Claim") for which such indemnified party (each a "Beneficiary") intends to assert a right of indemnity under Section
     10.1 or 10.2, the Beneficiary shall notify the other party (the "Indemnitor") with reasonable promptness of such Third Party Claim, specifying, to the extent known, the nature, circumstances and amount of the Third Party Claim (a "Third Party Claim Notice"). The Indemnitor shall have 14 days from its receipt of a Third Party Claim Notice to notify the Beneficiary (i) whether the Indemnitor disputes the Beneficiary's right of indemnity with respect to such Third Party Claim and (ii) if the Indemnitor does not dispute such right, whether or not the Indemnitor desires to defend the Beneficiary against such Third Party Claim.

          (b) If the Indemnitor notifies the Beneficiary within the 14-day period that the Indemnitor does not dispute the Beneficiary's right of indemnity and the Indemnitor desires to defend against such Third Party Claim, then the Indemnitor shall have the right to assume and control, at its sole cost and expense, the defense of such Third Party Claim by appropriate proceedings with counsel reasonably acceptable to the Beneficiary. Beneficiary may participate in, but not control, any such defense or settlement, at its sole cost and expense.

                  (c) If the Indemnitor (i) disputes the Beneficiary's right of indemnity with respect to a Third Party Claim, or (ii) does not dispute such right of indemnity but fails to promptly assume and prosecute the defense of such Third Party Claim, then the Beneficiary shall be entitled to assume and control the defense of such Third Party Claim, and the Beneficiary shall be entitled to indemnification for the cost of such defense.

                  (d) The party responsible for the defense of any Third Party Claim (the "Responsible Party") shall, to the extent reasonably requested by the other party, keep such other party informed as to the status of any Third Party Claim for which such party is not the Responsible Party, including, without limitation, all settlement negotiations and offers.

                  (e) Neither Midland or Simmonds, on the one hand, nor Intek, on the other hand, shall enter into any settlement of any Third Party Claim without the prior written consent of the other party. The Responsible Party shall promptly notify the other party of each settlement offer (including whether or not the Responsible Party is willing to accept the proposed settlement with respect a Third Party Claim). Such other party agrees to notify the Responsible Party with reasonable promptness whether or not such party is willing to accept the proposed settlement offer. If the party other than the Responsible Party fails to consent to any settlement offer of a Third Party Claim that only involves the payment of a sum of money and has no other consequence, such other party may continue to contest or defend such Third Party Claim and, in such event, the maximum total indemnity with respect to such Third Party Claim (including the reasonable costs and expenses of contesting or defending such Third Party Claim incurred after the party other than the Responsible Party fails to consent to such settlement offer) shall not exceed the amount of such settlement offer.

                  (f) In the event that a Beneficiary has a claim for indemnity that does not involve a Third Party Claim (a "Direct Claim"), Intek or Midland or Simmonds, as the case may be, (a "Claimant") shall notify the Indemnitor of such Direct Claim with reasonable promptness, specifying, to the extent known, the nature, circumstances and amount of such Direct Claim (a "Direct Claim Notice"). If the Indemnitor notifies the Claimant that it disputes the claim for indemnity with respect to a Direct Claim set forth in a Direct Claim Notice, the resolution of such Direct Claim shall be determined in accordance with
         Section 13.13.

                  (g) All claims for indemnification under this Article 10 must be asserted by Intek or Midland or Simmonds, as the case may be, prior to twelve (12) months after the Closing or with respect to any covenant, twelve (12) months after the later of the Closing or the breach of such covenant.

                  (h) For purposes of this Agreement, the amount of damages of Intek or Midland or Simmonds with respect to Third Party Claims and Direct Claims shall be reduced to the extent of any applicable insurance proceeds or other third party recovery received by it. Intek or Midland or Simmonds, as applicable, shall timely file claims for insurance proceeds and/or defense and pursue all other third party reimbursement rights with respect to any Damages sustained by them.

                  (i) Notwithstanding Sections 10.1 and 10.2 of this Agreement, neither Intek nor Midland shall be entitled to indemnification under this Article 10 with respect to any breach of any representation or warranty contained in this Agreement or any other Midland Document or Intek Document unless and until its aggregate claims exceeds Fifty Thousand Dollars ($50,000) calculated on a cumulative basis and not on a per claim basis. Once indemnifiable claims by Midland or Intek exceed $50,000, either Midland or Intek, as the case may be, shall be entitled to payment for all amounts indemnifiable under this Section 10 in excess of $50,000.

                  (j) Notwithstanding anything to the contrary contained in this Agreement, (A) the aggregate liability of Midland and Simmonds under
         Section 10.1(a), other than for Damages incurred by Intek as a direct result of Midland's breach of its representations and warranties set forth in Section 5.1(f) of this Agreement and/or its covenants set forth in

         Sections 2.2, 7.2, and 12.1(a) of this Agreement, shall not exceed $600,000 and (B) the aggregate liability of Intek under Section 10.2(a), other than for Damages incurred by Midland or Simmonds as a direct result of Intek's breach of its representations and warranties contained in Section 5.2(w) and its covenants set forth in Sections 3.2 and 6.3 of this Agreement, shall not exceed $600,000.

         10.4 Payment of Damages. Claims to an indemnified party under this
Section 10 shall be paid in shares of Intek's Common Stock, and the number of shares of Intek's Common Stock to be transferred in satisfaction of such Claims and the terms of such transfer shall be determined by dividing the amount of such Claims by the Applicable Average Share Value. For purposes hereof, the "Applicable Average Share Value" shall be equal to the average of the Daily Closing Prices for each of the ten Business Days immediately preceding the date on which the amount of such Claims are determined.

         10.5 Exclusive Remedy. From and after the Closing, the indemnification rights set forth in this Section 10 and the right to specific performance under
Section 13.12 of this Agreement shall be the sole and exclusive remedy for claims or Damages resulting from any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement of Intek or Midland contained in this Agreement, and none of Midland or Intek shall assert any such claim except as provided in this Section 10; provided, however, that the foregoing shall not apply to any

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



claims or Damages based on fraud or a breach by any party hereto of its obligations under Section 12.1 of this Agreement.

         11. ASSIGNMENT AND SUBLICENSE. Neither party hereto may transfer its rights or obligations hereunder, except that (a) Midland may assign in part or in whole its rights and obligations hereunder to SCL, Inc., a Delaware corporation and the sole shareholder of Midland ("SCL, Inc."), and SCL, Inc., in turn, may assign in part or in whole its rights and obligations hereunder to any Affiliate of SCL, Inc., and (b) Intek is authorized to assign its rights and obligations hereunder to Midland USA, Inc., a Delaware corporation and wholly owned subsidiary of Intek, and to appoint distributors and sublicensees in accordance with the License Agreement; provided, however, that no such assignment by Intek, Midland or SCL, Inc. shall relieve the assignor thereof of any of its obligations under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the legal representatives, successors and assigns of the parties hereto. No assignment of this Agreement, nor any sale, assignment or transfer pursuant to this Section 11, shall release the assignor from any of its duties, obligations or liabilities under this Agreement unless the other party shall consent to such release in writing.

12. MISCELLANEOUS POST CLOSING COVENANTS

         12.1     Non-Compete.

                  (a) Each of Simmonds and Midland agrees that for a period of three (3) years following the Closing, neither Midland, Simmonds, nor their respective subsidiaries will sell, distribute or otherwise transfer LMR Products within the Territory, integrate LMR products from any source into LMR systems within the Territory, or solicit or encourage any dealer of LMR Products to modify or terminate its arrangements with Intek regarding the distribution of any LMR Products; provided, however, that this covenant shall not apply (i) with respect to the performance by Midland or Simmonds or their respective subsidiaries of their obligations under any agreement which is not included in the Acquired Assets and which is in existence on the date hereof, (ii) with respect to the sale, distribution or other transfer of LMR Products owned by or in transit to Midland, Simmonds or their subsidiaries as of the Closing Date and not acquired by Intek; provided that such sale or distribution does not occur within sixty (60) days after the Closing, and (iii) to the extent that any law, regulation or order of a Governmental Authority would be violated thereby.

                  (b) Intek agrees that Intek will not directly or indirectly sell, distribute or otherwise transfer, or permit Intek's Subsidiaries, Affiliates, or sublicensees to sell, distribute or transfer LMR Products using the "Midland" name to end-users outside the Territory.

         12.2 Liquidation of Midland into SCL, Inc. As part of the transactions contemplated hereby, Midland shall completely liquidate by merging with and into SCL, Inc. as promptly as practical after the Closing.

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



13.      MISCELLANEOUS

         13.1 Amendments. This Agreement may be amended only by a writing executed by the parties.

         13.2 Entire Agreement. This Agreement and the other agreements expressly provided for in this Agreement set forth the entire understanding of the parties to this Agreement and supersede all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties.

         13.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its principles of conflict of laws.

         13.4 Notices. Any notice, request or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given (a) when received if personally delivered or after being sent by telecopy, with confirmed answer back, or (b) within 1 business day of being sent by established overnight courier, to the parties at their respective addresses set forth below:

                To Simmonds:                    c/o Simmonds Capital Limited
                                                5255 Yonge Street, Suite 1050
                                                Willowdale, Ontario
                                                Canada, M2N 6P4
                                                Attn: Mr. David O'Kell

                With a copy to:                 Jones, Day, Reavis & Pogue
                                                901 Lakeside Avenue
                                                North Point
                                                Cleveland, Ohio  44114
                                                Attn:  Mary Lynn Durham, Esq.
                                                Fax:  (216) 579-0212

                To Midland:                 Midland International Corporation
                                            c/o Simmonds Capital Limited
                                            5255 Yonge Street, Suite 1050
                                            Willowdale, Ontario
                                            Canada, M2N 6P4
                                            Attn:  Mr. David O'Kell

                With a copy to:             Jones, Day, Reavis & Pogue
                                            901 Lakeside Avenue
                                            North Point
                                            Cleveland, Ohio  44114
                                            Attn:  Mary Lynn Durham, Esq.
                                            Fax:  (216) 579-0212

                To Intek:                   Intek Diversified Corporation
                                            970 West 190th Street, Suite 720
                                            Torrence, California 90502
                                            Attn: Mr. Nicholas Wilson

                With a copy to:             Kohrman Jackson & Krantz P.L.L.
                                            One Cleveland Center, 20th Floor
                                            Cleveland, Ohio 44114
                                            Attn: Steven L. Wasserman, Esq.

Any party by written notice to the other may change the address or the persons to whom notices or copies shall be directed.

        13.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument.

        13.6 Bulk Sales Intek waives compliance by Midland with the provisions of the so-called "bulk sales" laws of any state.

        13.7 Waivers. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement or any other agreements provided for in this Agreement, by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement or any other agreements provided for in this Agreement.

        13.8 Third Parties. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person or entity other than Intek, Midland, Simmonds and their Affiliates any rights or remedies under or by reason of this Agreement, other than any rights specifically conferred upon Securicor hereunder.

        13.9 Schedules and Exhibits. The Intek Disclosure Schedules, the Midland Disclosure Schedules and the other Schedules and Exhibits attached to this Agreement are incorporated in this Agreement and shall be part of this Agreement for all purposes as modified by the Intek Officer's Certificate or the Midland Officer's Certificate, as the case may be.

        13.10 Headings. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

        13.11 Independent Contractor. Each party is and shall remain an independent contractor. Nothing in this Agreement shall be deemed to establish a partnership, joint venture, or agency relationship between the parties. Neither party may obligate or bind the other party in any manner to a third party.

        13.12 Specific Performance. Intek and Midland acknowledge and agree that any breach by the other party of the foregoing provisions, including, without limitation, any covenant of each party, may cause the injured party irreparable injury for which there is no adequate remedy of law. Therefore, Intek and Midland expressly agree that Midland or Intek shall be entitled, as the case may be, in addition to any remedy available, injunctive or other equitable relief to require specific performance or prevent a breach of the foregoing provisions.

        13.13 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                    BALANCE OF PAGE INTENTIONALLY LEFT BLANK.

                        SIGNATURES COMMENCE ON NEXT PAGE.



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



                       IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.

                                           MIDLAND INTERNATIONAL CORPORATION

                                           By:  /s/John G. Simmonds
                                              --------------------------------
                                           Name: John G. Simmonds
                                           Title: Chief Executive Officer

                                           INTEK DIVERSIFIED CORPORATION

                                           By:  /s/Nicholas R. Wilson
                                              --------------------------------
                                           Name: Nicholas R. Wilson
                                           Title: Chairman

                                           SIMMONDS CAPITAL LIMITED

                                           By:  /s/David C. O'Kell
                                              --------------------------------
                                           Name: David C. O'Kell
                                           Title: Executive Vice President

                                    EXHIBIT A

                                ESCROW AGREEMENT

This Escrow Agreement, dated as of ____________, 1996 (the "Closing Date"), among INTEK DIVERSIFIED CORPORATION, a Delaware corporation ("Intek"), MIDLAND INTERNATIONAL CORPORATION, a Delaware corporation ("Midland"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York corporation, as escrow agent ("Escrow Agent").

This is the Escrow Agreement referred to in Section 3.7 of the Sale of Assets and Trademark License Agreement dated as of __________ __, 1996 (the "Sale Agreement") among Intek, Midland and Simmonds Capital Limited, an Ontario corporation which indirectly owns all of the capital stock of Midland.

Pursuant to the terms of the Sale Agreement, Midland agreed to assign to Intek, or otherwise provide Intek the benefit of, that certain Agreement (the "Hitachi Supply Agreement") dated May 12, 1994, between Midland and Hitachi Denshi, Ltd., a Japanese corporation ("Hitachi"), whereby Hitachi agreed to manufacture and sell to Midland certain mobile radios ("Hitachi Products") and granted Midland an exclusive right to sell Hitachi Products in a certain territory, as such Hitachi Supply Agreement related to the Territory. The terms of the Hitachi Supply Agreement provide, among other things, that Hitachi may terminate the Hitachi Supply Agreement in the event of the transfer by Midland of "an important part of the stock, assets or business to a third party. . . ."

The parties, intending to be legally bound, hereby agree as follows:

1.       DEFINED TERMS

Defined terms used in the Sale Agreement and not expressly defined herein shall have the meanings set forth in the Sale Agreement.

2.       ESTABLISHMENT OF ESCROW

(a) Midland hereby deposits with Escrow Agent stock certificate(s) representing 500,000 shares of the common stock, par value $.01 per share, of Intek received by it as a portion of the purchase price paid by Intek pursuant to the Sale Agreement (as increased by future stock dividends or stock splits thereon and as reduced by any disbursements, amounts withdrawn under Section 7(j), or losses on investments, the "Escrow Fund"). Such stock certificates are accompanied by duly executed assignments, with signature(s) guaranteed. Escrow Agent acknowledges receipt thereof.

(b) Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard, invest and disburse the Escrow Fund pursuant to the terms and conditions hereof.

(c) Midland shall have the rights to exercise any and all voting and other consensual rights pertaining to the Escrow Fund and the right to receive and retain any and all dividends and other nonstock distributions paid in respect of the Escrow Fund.

3.       INVESTMENT OF ESCROW FUND

The Escrow Agent shall not sell, encumber or otherwise dispose of the Intek common stock held as a part of the Escrow Fund, except that the Escrow Agent shall, upon the written direction of Midland, effect a sale or other disposition for cash of the Intek stock in a transaction involving (a) the receipt by the shareholders of Intek of cash in any merger or reorganization in exchange or partly in exchange for shares of common stock of Intek; (b) the sale of all or substantially all of the assets of Intek for cash and the distribution to shareholders of Intek of the proceeds of such sale as a liquidating distribution; or (c) a cash tender offer for all or a part of the shares of common stock of Intek. In the event of any receipt of cash by the Escrow Agent as a result of any of such transactions, such cash shall be invested by the Escrow Agent, from time to time, to the extent possible, in United States Treasury bills having a remaining maturity of 90 days or less and resale obligations secured by such United States Treasury Bills or in money market mutual funds invested solely in such United States Treasury Bills, with any remainder being deposited and maintained in a money market deposit account with Escrow Agent, until disbursement of the entire Escrow Fund. Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrow Fund consisting of investments to provide for payments required to be made under this Agreement.

4.       PURPOSE OF ESCROW

The purpose of this Escrow Agreement is to provide a mechanism for indemnifying Intek against any actual out-of-pocket loss, cost, liability or expense incurred by Intek ("Losses") and resulting from the termination by Hitachi of the Hitachi Supply Agreement without the consent of Intek prior to May 12, 1997 (an "Indemnity Event"); provided, however, that for purposes of this Agreement an Indemnity Event shall not be deemed to have occurred and Intek shall not be entitled to any portion of the Escrow Fund, if (a) Intek takes an action which results in termination of the Hitachi Supply Agreement (excluding the transactions contemplated by the Sale Agreement); provided, however, that, for the purposes of the foregoing, Intek shall not be deemed to have taken any such action if Intek fails to satisfy any minimum purchase requirements under the Hitachi Supply Agreement or continues to purchase 220 MHz products from Securicor or (b) Hitachi's action to terminate the Hitachi Supply Agreement notwithstanding, Hitachi continues to be willing to sell Hitachi Products to Intek after May 12, 1997, upon substantially the terms set forth in the Hitachi Supply Agreement or on such other terms as are agreed to by Intek or (c) Intek has not ordered any Hitachi Products pursuant to the Hitachi Supply Agreement during the sixty (60) days immediately preceding Hitachi's termination of the Hitachi Supply Agreement.

5.       PAYMENT OF CLAIMS

(a) Indemnity Claim. Within thirty (30) days after the occurrence of an Indemnity Event, but in any event prior to the Termination Date (as hereinafter defined), Intek shall give notice (the "Indemnity Notice") to Midland and Escrow Agent specifying in reasonable detail the occurrence of such Indemnity Event and the nature and dollar amount of Losses incurred by Intek resulting from the occurrence of such Indemnity Event (a "Claim"); provided, however, that Intek shall not be entitled to reimbursement or indemnity for Claims hereunder except to the extent that such Claims, in the aggregate:

         (i)      exceed $50,000; and

         (ii) are less than or equal to the then balance of the Escrow Fund (after deducting all amounts expended or disbursed by Escrow Agent pursuant to the terms of this Escrow Agreement).

Escrow Agent shall not independently inquire into or consider the merits of any Claim but shall be entitled to rely upon and shall perform its duties hereunder in strict accordance with the provisions of this Escrow Agreement.

(b) Satisfaction of Disputed Indemnity Claim. If Midland gives notice (a "Counter Notice") to Intek and Escrow Agent disputing a Claim which Counter Notice shall specify in reasonable detail the reason for the dispute and the dollar amount in dispute (each a "Disputed Claim") within thirty (30) days following receipt by Escrow Agent of the Indemnity Notice asserting such Claim (the "Counter Notice Period"), Escrow Agent shall not make any payment to Intek with respect to any such Disputed Claim except upon Escrow Agent's receipt of, and then only in accordance with the terms of, (i) a joint written instruction of Intek and Midland instructing Escrow Agent to disburse or retain all or a portion of the Escrow Fund in resolution of such Disputed Claims, or (ii) a Certified Court Order (as hereinafter defined). For purposes of this Escrow Agreement, a "Certified Court Order" shall be a final non-appealable order of a court of competent jurisdiction directing the Escrow Agent to disburse or retain all or a portion of the Escrow Fund in satisfaction of such Disputed Claims and accompanied by a legal opinion of counsel for the presenting party, satisfactory to the Escrow Agent, to the effect that such court order is final and non-appealable. Escrow Agent shall upon receipt and without further investigation, act upon and comply with the terms of any such joint written instruction or Certified Court Order.

(c) Satisfaction of an Undisputed Claim. If the Escrow Agent does not receive a Counter Notice with respect to a Claim before expiration of the Counter Notice Period (an "Undisputed Claim"), the amount of such Undisputed Claim shall be deemed to be the amount set forth in the Indemnity Notice asserting such Undisputed Claim and its shall be satisfied in the manner set forth in Section 5(d) of this Escrow Agreement.

(d) Payment of Claims. Escrow shall make any payment to Intek required pursuant to Section 5(b) or Section 5(c) of this Agreement by withdrawing from the Escrow Fund and transferring to Intek, first, a number of shares of Intek Common Stock determined by dividing the amount of the Claim by the average of then applicable Average Share Price. For purposes of this Agreement, "Average Share Price" shall mean the average of the last reported sale price of Intek Common Stock on the NASDAQ System for the ten (10) trading days immediately preceding, as applicable, (A) the end of the Counter Notice Period (counting the last day of such Counter Notice Period) with respect to any Undisputed Claim, or (B) the date upon which Escrow Agent receives written joint written instructions from Midland and Intek or a Certified Court Order, with respect to any Disputed Claim. If such transfer of Intek Common Stock is insufficient to satisfy such Claim, then, to the extent that there are cash or other proceeds remaining in the Escrow Account, Escrow Agent shall liquidate such balance and apply it to satisfy the unpaid amount of such Claim remaining after application of the Intek Common Stock thereto.

6.  TERMINATION OF ESCROW

This Escrow Agreement shall terminate on the earlier of (the "Termination
Date"):

(a) Any sale, transfer or other disposition of all or substantially all of the business or assets of Intek and its Subsidiaries, taken as a whole;

(b) Any transaction resulting in Securicor holding less 51% of the voting securities of Intek;

(c) Disbursement by the Escrow Agent of the entire Escrow Fund pursuant to the terms of this Escrow Agreement; and

(d) May 31, 1997;

except that this Escrow Agreement shall continue in effect with respect to, and then only to the extent of, any amounts reserved against Claims pending as of the termination date of this Escrow Agreement. Intek shall notify Escrow Agent in writing of the occurrence of the events described in 6(a) and (b) above within five business days after consummation of such events. On the Termination Date (other than for a termination pursuant to 6(c) above), Escrow Agent shall pay and distribute the then remaining balance of the Escrow Fund to Midland; except that Escrow Agent shall retain an amount equal to the aggregate dollar amount of any Claims asserted by Intek in a Claim Notice which are then pending until such Claims have been resolved pursuant to Section 5(b) of this Agreement, and will immediately after the resolution of such Claims distribute to Midland the balance of such reserves which are not applied to satisfy such Claims.

7.       DUTIES OF ESCROW AGENT

(a) Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

(b) Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Fund, or any loss of interest incident to any such delays.

(c) Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

(d) Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

(e) Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and having only possession thereof. Any payments of income from this Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or non-resident alien certifications. This Section 7(e) and Section 7(b) shall survive notwithstanding any termination of this Agreement or the resignation of Escrow Agent.

(f) Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

(g) Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(h) Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final non-appealable order of a court of competent jurisdiction.

(i) Intek shall pay Escrow Agent compensation (as payment in full) for the services to be rendered by Escrow Agent hereunder in the amount of $500.00 at the time of execution of this Agreement and agrees to reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel).

 (j) No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent's name or the rights, powers, or duties of Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless Escrow Agent shall first have given its specific written consent thereto.

(k) The other parties hereto authorize Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, without limitation, the Depositary Trust Company and the Federal Reserve Book Entry System.

8.       LIMITED RESPONSIBILITY

This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

9.        OWNERSHIP FOR TAX PURPOSES

Midland agrees that, for purposes of federal and other taxes based on income, it will be treated as the owner of the Escrow Fund, and that Midland will report all income, if any, that is earned on, or derived from, the Escrow Fund as its income, in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

10.       NOTICES

All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt) provided that a copy is mailed by registered mail, return receipt requested, or
(c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

Midland:                   c/o Simmonds Capital Limited
                           5255 Yonge Street, Suite 1050
                           Willowdale, Ontario, Canada, M2N 6P4
                           Attention: David O'Kell
                           Facsimile No.: 416-221-3800

with a copy to:            Jones, Day Reavis & Pogue
                           901 Lakeside Avenue
                           Cleveland, Ohio  44114

                           Attention: Mary Lynn Durham, Esq.
                           Facsimile No.: 216-579-0212

Intek:                     970 West 190th Street, Suite 720
                           Torrance, California  90502
                           Attention: David Neibert
                           Facsimile No.: 310-366-7712

with  copies to:           Securicor Communications Limited
                           Sutton Park House
                           15 Carshalton Road
                           Sutton, Surrey, SM1 4LD  England
                           Attention:  Dr. Ed Hough
                           Facsimile No.:  011-44-181-661-0205

                           Weil, Gotshal & Manges LLP
                           767 Park Avenue
                           New York, NY  10153
                           Attention:  Howard Chatzinoff, Esq.
                           Facsimile No.:  212-310-8007

                           Kohrman Jackson & Krantz P.L.L.
                           One Cleveland Center, 20th Floor
                           Cleveland, Ohio  44114
                           Attention: Steven L. Wasserman, Esq.
                           Facsimile No.: 216-621-6536

Escrow Agent:              American Stock Transfer & Trust Company
                           6201 Fifteenth Street
                           Brooklyn, NY  11219
                           Attention: Executive Vice President
                           Facsimile No.  718-331-1852

with a copy to:            Herbert Lemer, Esq.
                           American Stock Transfer & Trust Company
                           6201 Fifteenth Street
                           Brooklyn, NY  11219
                           Facsimile No.:  718-921-8331

11.       JURISDICTION; SERVICE OF PROCESS

Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Delaware, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

12.      COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same.

13.      SECTION HEADINGS

The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

14.      WAIVER

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

15.       EXCLUSIVE AGREEMENT AND MODIFICATION

This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Intek, the Midland and the Escrow Agent.

16.       EXCLUSIVE REMEDY

Notwithstanding anything to the contrary contained herein, in the Sale Agreement or otherwise, Intek's rights hereunder shall constitute Intek's sole and exclusive remedy for any Losses or other injury incurred by Intek resulting if Midland is unable to assign the Hitachi Supply Agreement to Intek or to otherwise provide Intek with the benefit of the Hitachi Supply Agreement as required pursuant to the Sale Agreement.

17.      ASSIGNMENT

This Escrow Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors and assigns.

18.      GOVERNING LAW

This Agreement shall be governed by the laws of the State of Delaware, without regard to conflicts of law principles.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

INTEK DIVERSIFIED CORPORATION            MIDLAND INTERNATIONAL
                                             CORPORATION

By:____________________________________  By: __________________________________

AMERICAN STOCK TRANSFER
& TRUST COMPANY

By:___________________________________

                                                                        Page B-1

                                    Exhibit B

               Term Sheet for Management and Operations Agreements

BASIS OF PROPOSED SERVICE AGREEMENT FOR MIDLAND USA

TERM:  One Year, renewable annually

PARTIES: Simmonds Capital Limited, Midland International Corporation and Intek Diversified Corporation (or its Midland subsidiary)

SERVICES:

COMPUTER AND SOFTWARE SUPPORT

SCL to allow Intek access and use of the IBM AS400 computer located in Pickering for the MIS support of the Midland LMR business in the USA.

Monthly fee for the hardware, including insurance and maintenance, and software will be CDN$20,500 plus 65% of any extraordinary hardware maintenance charges or software maintenance charges, as incurred.

Software changes or programming modifications required for the USA will be estimated in advance and paid by Intek.

Intek will purchase or provide all computer terminal equipment and contract directly for the telephone line connection between Midland USA and the computer in Pickering, Ontario.

MIS personnel support (1.5 persons) to provide computer operating support will be CDN$6,000 per month.

Other administrative support personnel as needed will be billed at the loaded hourly rate.

MIDLAND INFRASTRUCTURE EQUIPMENT PRODUCTIONS

The existing production activity in Pickering will be relocated to Midland in Kansas City. Intek will be responsible for the production line and any relocation expenses. SCL may purchase these products from Intek at prices to be agreed.

PRODUCT ENGINEERING SUPPORT

It is acknowledged that both SCL and Intek will from time to time require engineering services and support from each other. Each party shall agree to provide the other with up to 50 hours per month of engineering services at a price of $50.00 per hour. Each party agrees to advise the other promptly and with notice where possible, of any changes or proposed changes to the engineering staff who have been identified to provide this service.

For the first three months following Closing, SCL shall agree to provide up to 100 hours per month of engineering support to Intek for an agreed monthly fee of $4,000 and Intek shall agree to pay $4,000 as a minimum monthly fee for this period.

New product development and other special projects will be quoted by project.

Intek shall assume responsibility post closing for the day to day engineering product support required for US sales, including but not limited to product manuals, sales literature, customer support or inquiries, and the maintenance of type approvals for the USA.

                                                                        Page B-2

PRODUCT PURCHASING

Midland International maintains a supplier liaison office in Tokyo and a purchasing representative in Korea. The costs for these services shall be shared pro rata between Intek and SCL based upon the relative product volume purchased. Intek's estimated share of the costs is $10,900 per month for Tokyo and $3,000 per month for Korea. The amount paid by Intek shall be estimated in advance and adjusted annually against the audited volume of product purchased by Intek and SCL.

TOOLING

The present method of payment for the use of tooling will be continued in accordance with the past practice of the US LMR Distribution.

OTHER SERVICES

Management or marketing consulting services shall be provided to Intek as requested by Intek at project or hourly fees to be agreed.

PAYMENT TERMS

All payments shall be due monthly.

The computer will be at a fixed monthly rate. Computer maintenance and programming charges will be billed as incurred. The product purchasing charges will be estimated in advance and paid monthly. The amount paid will be adjusted annually based upon the relative amount of products purchased. The engineering fees will be estimated in advance or billed quarterly. All quoted special services or projects will be billed in accordance with the schedule agreed to as part of the project estimate.

Agreed on this ___ day of May, 1996
on behalf of Midland International Corporation

Michael St. Eve
President

Agreed on this ___ day of May, 1996
on behalf of Simmonds Capital Limited

John G. Simmonds
Chief Executive Officer

Agreed on this ___ day of May, 1996
on behalf of Intek Diversified Corporation

Nicholas Wilson
Chairman

                                                                       EXHIBIT C

                          REGISTRATION RIGHTS AGREEMENT

                                      among

                          INTEK DIVERSIFIED CORPORATION

                                       and

                           ROAMER ONE HOLDINGS, INC.,

                        SECURICOR COMMUNICATIONS LIMITED,

                         SECURICOR INTERNATIONAL LIMITED

                            SIMMONDS CAPITAL LIMITED,

                       MIDLAND INTERNATIONAL CORPORATION,

                          ANGLO YORK INDUSTRIES, INC.,

                            CHOI & CHOI, HK LIMITED,

                          OCTAGON INVESTMENTS LIMITED,

                                       and

                                 MURRAY SINCLAIR

                           Dated as of ______ __, 1996

                                TABLE OF CONTENTS

                                                                                                                 Page
                                                                                                                 ----

         1.       Definitions...................................................................................  4

         2.       Demand Registration...........................................................................  6
                  a.       Demand for Registration..............................................................  6
                  b.       Number of Demand Registrations.......................................................  6
                  c.       Expenses.............................................................................  7
                  d.       Effective Registration Statement.....................................................  8
                  e.       Priority in Requested Registrations..................................................  8
                  f.       Selection of Underwriters............................................................  9

         3.       Incidental Registration.......................................................................  9
                  a.       Participation in Incidental Registrations............................................  9
                  b.       Priority in Incidental Registrations................................................. 10

         4.       Limitations................................................................................... 11

         5.       Registration Procedures....................................................................... 12

         6.       Expenses...................................................................................... 14

         7.       Indemnification............................................................................... 14
                  a.       By the Company....................................................................... 14
                  b.       By Holders of Registrable Securities................................................. 15
                  c.       Notice............................................................................... 15
                  d.       Contribution......................................................................... 16

         8.       Holder to Provide Information................................................................. 17

         9.       Rule 144 Reporting............................................................................ 17

         10.      Granting of Registration Rights............................................................... 18

         11.      Remedies...................................................................................... 18

         12.      MISCELLANEOUS................................................................................. 18
                  a.       Waivers and Amendments............................................................... 18
                  b.       Entire Agreement..................................................................... 19
                  c.       Governing Law........................................................................ 19
                  d.       Notices.............................................................................. 19
                  e.       Counterparts......................................................................... 19
                  f.       Successors and Assigns............................................................... 19
                  g.       Third Parties........................................................................ 20
                  h.       Termination of Prior Agreement....................................................... 20


                          REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of _________ __, 1996, by and among INTEK DIVERSIFIED CORPORATION, a California corporation (the "Company"), ROAMER ONE HOLDINGS, INC. ("Roamer"), a Delaware corporation, SECURICOR COMMUNICATIONS LIMITED ("Securicor Communications"), a corporation organized under the laws of England and Wales, SECURICOR INTERNATIONAL LIMITED ("Securicor International" and, together with Securicor Communications, "Securicor"), a corporation organized under the laws of England and Wales, SIMMONDS CAPITAL LIMITED ("Simmonds"), a corporation organized under the laws of Ontario, Canada, MIDLAND INTERNATIONAL CORPORATION ("Midland"), a Delaware corporation, ANGLO YORK INDUSTRIES, INC. ("Anglo York"), a Delaware corporation, CHOI & CHOI, HK LIMITED ("Choi Choi"), a limited liability company organized under the laws of Hong Kong, OCTAGON INVESTMENTS LIMITED ("Octagon"), a corporation organized under the laws of Guernsey, MURRAY SINCLAIR ("Sinclair") and such other holders of Registrable Securities (as defined herein) as may execute and deliver a counterpart of this Agreement to the Company.

                                    Recitals

A. On September 23, 1994, the Company entered into a Registration Rights Agreement (the "1994 Registration Rights Agreement") granting certain registration rights to Simmonds, Roamer, Anglo York and Howard Davis.

B. On June 17, 1996, the Company entered into (1) a Sale of Assets and Trademark License Agreement (the "SIMMONDS AGREEMENT") with Simmonds and Midland, and (2) a Stock Purchase Agreement with Securicor Communications (the "SECURICOR AGREEMENT;" and collectively with the SIMMONDS AGREEMENT, "INVESTOR AGREEMENTS"), pursuant to which INVESTOR AGREEMENTS the Company as of the date hereof acquired certain assets of Midland and the stock (other than preferred stock) of a wholly-owned subsidiary of Securicor and thereby consolidated the commercial wireless communications businesses of Securicor Communications and Midland (with respect to the U.S. market) with that of the Company.

C. Pursuant to the terms of the SECURICOR AGREEMENT, Securicor Communications acquired 25,000,000 shares of the common stock, par value $0.01 per share, of the Company (the "Common Stock"), increasing Securicor's holdings of Common Stock to _____________ shares (____% of the currently outstanding shares of Common Stock).

D. Pursuant to the terms of the SIMMONDS AGREEMENT, Midland acquired, among other consideration, 2,500,000 shares of the Common Stock thereby increasing Midland and Simmonds's collective holdings of Common Stock to 4,400,000 (net of put and call options not exercised as of the date of this

         Agreement) shares (_____% of the currently outstanding shares of Common Stock).

E. The termination of the 1994 Registration Rights Agreement, the grant of the registration rights and other shareholder rights contained herein and the execution and delivery of this Agreement by the parties hereto is a condition precedent to Securicor Communications' and Simmonds' and Midland's obligations under the INVESTOR AGREEMENTS.

                                   Agreements

                  NOW THEREFORE, the parties to this Agreement hereby agree as follows:

1.       Definitions.

         For purposes of this Agreement, unless the context otherwise requires, the following terms have the meanings set forth below:

                  "COMMISSION" means the Securities and Exchange Commission or any other United States federal agency at the time administering the Securities Act.

                  "COMMON STOCK" has the meaning provided in the recitals.

                  "DEMAND REGISTRATION" means a registration of Registrable Securities by the Company pursuant to a Demand Registration Request of a then Eligible Demand Holder pursuant to Section 2 of this Agreement

                  "DEMAND REGISTRATION REQUEST" means a written request by a then Eligible Demand Holder for the registration of Registrable Securities.

                  "ELIGIBLE DEMAND HOLDER" means (a) each of Securicor, Simmonds, Midland and Roamer, and (b) Anglo York to the extent that Anglo York holds, and only with respect to, Registrable Securities which are eligible to be registered by the Company under the Securities Act on a Form S-3 Registration Statement (as determined by agreement between the Company and the Holder of such Registrable Securities).

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission enacted from time to time in connection therewith, as the same shall be in effect from time to time.

                  "HOLDER" means, so long as such Person owns a beneficial interest in Common Stock, Roamer, Securicor, Simmonds, Anglo York, Choi Choi, Octagon, Sinclair and such other holders of Registrable Securities who are parties hereto, and their respective successors and permitted assigns.

                  "PERSON" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, or governmental entity (including any department or agency thereof).

                  "REGISTRATION EXPENSES" means, except as otherwise set forth in this Agreement, all expenses incident to the Company's performance of or compliance with its obligations to register Registrable Securities under this Agreement, including, without limitation, (a) all registration, filing and NASD fees, (b) all fees and expenses of complying with applicable United States federal and state securities laws, (c) all word processing, duplicating and printing expenses, (d) messenger and delivery expenses, (e) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (f) if shares of Midland, Securicor or Roamer are being registered pursuant to a Demand Registration under this Agreement, the reasonable fees and disbursements of counsel retained by the Eligible Demand Holder initiating such registration, up to an aggregate maximum amount of $25,000 for such registration (it being understood that, if more than one of Midland, Securicor and Roamer is participating in any such registration, they shall all be entitled to use such counsel as shall have been selected by the Eligible Demand Holder initiating such registration and that such counsel shall be reasonably acceptable to the other Eligible Demand Holders desiring to have one counsel represent the Eligible Demand Holders), (g) premiums and other costs of policies of insurance against liabilities arising out of the public offering of Registrable Securities (if the Company elects to obtain any such insurance), and (h) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding fees, discounts and commissions of underwriters, selling brokers or dealers and transfer taxes, if any, related to the sale of a Holder's Registrable Securities pursuant to such registration.

                  "REGISTRABLE SECURITIES" means (a) any share of Common Stock now or hereafter held by a Holder, (b) any option or other right to acquire Common Stock, and (c) any securities issued or issuable with respect to Registrable Securities, whether by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. Registrable Securities shall cease to be such when (i) such Registrable Securities have been disposed of in accordance with a registration statement which shall have become effective under the Securities Act, or (ii) such Registrable Securities shall have been sold in a manner complying with the resale provisions of Rule 144 under the Securities Act (or any successor provision thereto), or (iii) such Registrable Securities shall have been transferred, new certificates evidencing such Registrable Securities without legends restricting further transfer shall have been delivered by the Company, and subsequent public distributions of such Registrable Securities shall neither require registration under the Securities Act nor qualification (or any similar filing) under any state securities or "blue sky" law then in effect, or (iv) such Registrable Securities shall have ceased to be issued and outstanding.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission enacted from time to time in connection therewith, as the same shall be in effect from time to time.

2.       Demand Registration.

         a. Demand for Registration. Upon the receipt from a then Eligible Demand Holder of a Demand Registration Request for the registration of some or all of the Registrable Securities owned by such Eligible Demand Holder at the time of such Demand Registration Request, the Company shall, as soon as reasonably practicable, but in any event within 30 calendar days after receipt of a Demand Registration Request: (i) file a registration statement the form of which is, under the rules and regulations of the Commission, suitable for effecting a public offering in which the Eligible Demand Holders shall be entitled to offer for sale and to sell, pursuant to such registration statement and in the manner requested by such Eligible Demand Holder in the Demand Registration Request, the amount of Registrable Securities as specified in such Demand Registration Request; and (ii) use its best efforts to cause such registration statement to become effective within 90 days after the filing of the registration statement. The Company shall use its best efforts to cause such registration statement to remain effective for the lesser of 150 days after the date such registration statement is declared effective or the period required to effect such sale of Registrable Securities; provided, however, that if all shares registered pursuant to such registration statement are to be sold in a firm commitment underwriting and the underwriter or underwriters determine, in its or their sole discretion, that a period greater than 150 days is necessary in order to consummate such offering, the Company shall use commercially reasonable efforts to cause such registration statement to remain in effect for the period requested by the underwriter or underwriters.

         b. Number of Demand Registrations. Each of the Eligible Demand Holders shall be entitled to the number of demand registrations under this Section 2(a) as set forth below opposite their names, PROVIDED, that (i) the minimum number of Registrable Securities offered for registration pursuant to a Demand Registration shall be as set forth below opposite the name of the Holder demanding such registration, and (ii) the reasonably anticipated aggregate offering price of such Registrable Securities offered pursuant to such Demand Registration exceeds Three Million Dollars ($3,000,000):

                                               NO. OF DEMAND                 MINIMUM SHARES
ELIGIBLE DEMAND HOLDER                         REGISTRATIONS                To be Registered
- ----------------------                         -------------                ----------------
Securicor                                            5                          2,500,000

Simmonds and Midland,                                3                          1,250,000
   collectively

Roamer                                               2                          1,250,000

Anglo York                                           1                          NO MINIMUM

; provided, however, that the minimum number of shares to be registered by each Eligible Demand Holder shall be adjusted as appropriate to reflect any stock dividends, stock splits, combinations, exchanges, reorganizations, recapitalizations or reclassifications of the Registrable Securities or in connection with any merger, consolidation or other similar business combination transaction involving the Company. In the event that an Eligible Demand Holder delivering a Demand Registration Request determines for any reason (other than at the request or recommendation of the Company or the managing underwriters) not to proceed with a registration of Registrable Securities requested pursuant to this Section 2 at any time before the registration statement has been declared effective by the Commission and such registration statement, if theretofore filed with the Commission, is withdrawn with respect to the Registrable Securities covered thereby, and such Eligible Demand Holder reimburses the Company for the Registration Expenses incurred by it in connection therewith, then the Eligible Demand Holder shall not be deemed to have exercised one of its Demand Registration rights. If the Eligible Demand Holder determines not to proceed with such a Demand Registration upon the request or recommendation of the Company or the managing underwriters, the Eligible Demand Holder shall not be required to reimburse the Company for its Registration Expenses and the Eligible Demand Holder shall not be deemed to have exercised one of its Demand Registration rights.

         The Company shall not, without the prior written consent of Securicor, Midland, Simmonds and Roamer, effect any registration of its securities (other than on Form S-4 or Form S-8) from the date the Company receives a Demand Registration Request until the earlier of (a) 90 days after the date on which all securities covered by such Demand Registration Request have been sold or (b) 150 days after the effective date of the registration statement covering such Registrable Securities. If the Company does not effect a registration statement requested pursuant to a Demand Registration Request under this Section 2 for the reasons set forth in the immediately preceding sentence, the Eligible Demand Holders shall not be deemed to have exercised one of their Demand Registration rights.

         c. Expenses. Except as otherwise provided herein, the Company shall bear all Registration Expenses associated with any Demand Registration undertaken pursuant to a Demand Registration

Request initiated by Securicor, Midland or Roamer. The Company shall, in the aggregate on a one-time basis, bear only $25,000 in Registration Expenses incurred by Anglo York for registrations undertaken pursuant to this Section 2 which were initiated by a Demand Registration Request of Anglo York, with the balance as reasonably estimated by the Company, or adequate security therefor as determined in the sole discretion of the Company, to be provided or paid to the Company by Anglo York at the time the Company agrees to undertake a Demand Registration at its request. Each Holder participating in any such registration shall be responsible for, and shall pay, any transfer taxes and any fees, discounts or commissions of underwriters, selling brokers and dealers relating to the sale or distribution of the Registrable Securities being sold by such Holder pursuant to such registration and, except as set forth in the definition of Registration Expenses, all fees and disbursements of counsel and accountants for such Holder.

         d. Effective Registration Statement. A registration requested pursuant to this Section 2 shall not be deemed to be effected (i) if a registration statement with respect thereto shall not have become effective, (ii) if, after it has become effective, such registration is interfered with for any reason by any stop order, injunction or other order or requirement of the Commission or any Person, and the result of such interference is to prevent the Eligible Demand Holder(s) of Registrable Securities to be sold thereunder from disposing thereof in accordance with the intended methods of disposition, or (iii) if the conditions to closing (other than those to be performed by the Eligible Demand Holder(s)) specified in the purchase agreement or underwriting agreement entered into in connection with any underwritten registration shall not be satisfied or waived with the consent of the Eligible Demand Holder(s) of Registrable Securities that were to have been sold thereunder.

         e. Priority in Requested Registrations. If a Demand Registration pursuant to this Section 2 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each Person requesting registration of Registrable Securities) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Eligible Demand Holder(s) demanding such Demand Registration, the Company will include in such registration to the extent of the number which the Company is so advised can be sold in such offering (i) first, Registrable Securities requested to be included in such registration for each Eligible Demand Holder exercising its right to demand registration pursuant to this Section 2 in an amount determined pursuant to the following formula: (x) the number of Registrable Securities which such Eligible Demand Holder's Demand Registration Request demands be included in such registration, divided by, (y) the aggregate number of Registrable Securities for which Demand Registration Requests are made with respect to the subject registration; and (ii) second, securities of the Company proposed by the Company to be sold for its own account.

If two or more Eligible Demand Holders made demand and pursuant to the foregoing managing underwriters opinion the aggregate number of Registrable Securities stated in such Eligible Demand Holders' Demand Requests exceeds the number of securities which can be sold in such offering within a price range acceptable to the Eligible Demand Holder(s) demanding such Demand Registration, then any such Eligible Demand Holders may withdraw its entire Demand Request without being deemed to have exercised a Demand and without being liable to the Company for any Registration Expenses. If this Section 2 is applicable in connection with any such registration, (i) no securities other than Registrable Securities or securities of the Company proposed by the Company to be sold for its own account shall be covered by such registration, (ii) the Company will not grant any registration rights inconsistent with the provisions of this Section 2, and
(iii) each Eligible Demand Holder selling Registrable Securities pursuant to such registration shall be deemed to have exercised a Demand Right.

         f. Selection of Underwriters. In the case of any public offering pursuant to the exercise of a right for Demand Registration by an Eligible Demand Holder, the underwriter or underwriters for such offering shall be selected by the Company.

3.       Incidental Registration.

         a. Participation in Incidental Registrations. Each time the Company shall determine to proceed with the preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for money of any of its equity securities, whether by the Company or any of its security holders (other than on Forms S-4 or S-8, or any successor or similar form), the Company shall give written notice of its determination to the Holders as soon as practical, but in no event, less than 30 days prior to the filing of such registration statement with the Commission. Upon the written request of a Holder given to the Company within 15 days after the mailing of any such notice by the Company, the Company shall, subject to Section 5 hereof, cause all Registrable Securities which such Holder has requested to be registered to be included in such registration statement; provided, however, that if, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such equity securities, the Company may, at its election, give written notice of such determination to the Holders and, upon the giving of such notice, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but shall pay all Registration Expenses incurred by Holders of Registrable Securities in connection therewith), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other equity securities. No registration effected under this Section 3 shall relieve the Company of its obligation to effect any registration under Section 2, except as contemplated by
Section 4. A Holder's participation in any such incidental registration shall not require that it pay any portion of the Registration Expenses incurred by the Company, except transfer taxes, and any fees, discounts and commissions of underwriters, selling brokers or dealers applicable to shares sold by such Holder.

         b. Priority in Incidental Registrations. If (i) a registration pursuant to this Section 3 involves an underwritten offering of the securities so being registered to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and (ii) the managing underwriter of such underwritten offering shall inform the Company and the Holders (if any Registrable Securities held by the Holders have been requested to be included in such underwritten offering) by letter of its belief that the distribution of all or a specified number of the Registrable Securities requested to be included concurrently with the securities being distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such writing to state the appropriate number of the Registrable Securities requested to be included which may be distributed without such effect), then the Company may, upon written notice to all the Holders, reduce (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of the Registrable Securities requested to be included so that the resultant aggregate number of the Registrable Securities requested to be included that will be included in such registration shall be equal to the maximum number of shares stated by such managing underwriter letter as would not so interfere; provided, however, that the priority in such registration shall be as follows, (i) first, securities offered for the account of the Company or, if such registration is for a security holder exercising a Demand Registration, then securities offered for the account of such security holder, and (ii) second, the Registrable Securities of each Holder pro rata in proportion to their share of the then outstanding Registrable Securities; provided, that Registrable Securities of Securicor or any of its Affiliates shall not be included in the first such registration by the Company after the date of this Agreement unless, and only to the extent that, the aggregate number of Registrable Securities being offered for the account of the Company, Simmonds, Midland and Roamer, collectively, do not equal the maximum number of shares stated by such managing underwriter letter; and provided, further, that during the two-year period following the date hereof Securicor and its Affiliates shall not, collectively or individually, be entitled, in any particular registration, to offer for registration pursuant to the foregoing clause (ii) more than 25% of the number of shares stated in such managing underwriter's letter. Notwithstanding anything in this Section 3.b. to the contrary, Holders shall not have any right to include their Registrable Securities in any distribution or registration of securities by the Company, which is a result of a (1) merger, (2) consolidation,
(3) acquisition, (4) exchange offer, (5) recapitalization, (6) other reorganization, (7) dividend reinvestment plan, (8) stock option plan or other employee benefit plan, or (9) any similar transaction having the same effect.

4. Limitations. Notwithstanding the provisions of Sections 2, and 3 hereof:

         a. the Company shall have the right to delay or suspend the preparation and filing of a registration statement for up to 90 days if in the reasonable and good faith judgment of a majority of the Directors on the Board of Directors of the Company such preparation or filing would impede, delay or interfere in any material fashion with any bona fide material financing or bona fide material business transaction by the Company at time of receipt of the request for such registration or with the ability of the Company to conduct its affairs or would have a material adverse effect on the business, properties or financial condition of the Company; provided, however, that the Company shall use its best efforts to cause any such registration statement to become effective within 150 days of receipt of the request therefor and shall only be entitled to utilize this clause once in any 12 month period;

         b. if, prior to receiving a request for registration, the Company is working on an underwritten public offering of Common Stock (a "Company Initiated Public Offering") and is advised by the managing underwriter(s) in writing that such offering would in its or their opinion be adversely affected by such filing, then the Company shall have the right, upon notice to the Holder requesting registration within 14 days after receipt of such request, to delay or suspend the filing of the registration statement requested by such Holder; provided that the Company shall use its best efforts to cause any such registration statement requested by the Holders to become effective within 180 days (or, if required by the underwriters for the Company Initiated Public Offering, within 270 days) after the date on which all securities covered by the Company Initiated Public Offering have been sold, and that the Company shall use its best efforts to include any Registrable Securities that are the subject of a notice delivered by Holders under Section 3 in the registration statement for such Company Initiated Public Offering; and

         c. the Company shall not be required to prepare or file a registration statement with respect to any Demand Request under Section 2 if the reasonably anticipated aggregate offering price of such Registrable Securities does not exceed Three Million Dollars ($3,000,000) or if the Holders making the Demand Registration Requests would be able to sell all the Registrable Securities they have requested to sell pursuant to Rule 144 under the Securities Act.

5. Registration Procedures. If and whenever the Company is required by the provisions of Sections 2 or 3 to effect the registration of any Registrable Securities under the Securities Act, the Company will:

         a. prepare and file with the Commission a registration statement with respect to such Registrable Securities, and use its best efforts to cause such registration statement to become effective as provided herein;

         b. prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective until the earlier of (i) the date on which all Registrable Securities covered by such registration statement have been sold and (ii) 150 days after the effective date of such registration statement;

         c. use its best efforts to register or qualify the Registrable Securities for sale under such other securities or blue sky laws of such jurisdictions as the Holders may reasonably request (such reasonableness being determined on the basis of factors such as the cost to the Company) and do any and all other acts and things which may be reasonably necessary or desirable to enable the Holders to consummate the disposition of the Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business as a foreign corporation, subject itself to taxation, or consent to general service of process, in any jurisdiction wherein it would not, but for the requirements of this Section 5, be obligated to be so qualified;

         d. furnish to the Holders and to the underwriters of the securities being registered a reasonable number of copies of the registration statement, preliminary prospectus, final prospectus, and such other documents as the Holders or underwriters may reasonably request in order to facilitate the public offering of such securities;

         e. prepare and file with the Commission, promptly upon the request of the Holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Holders (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by the Holders;

         f. prepare and promptly file with the Commission, and promptly notify the Holders of the filing of, any amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statement therein, in the light of the circumstances in which they were made, not misleading;

         g. notify each seller of any Registrable Securities covered by such registration statement and the managing underwriter (as such term is defined in Rule 12b-2 under the Exchange Act), if any, promptly and, if requested by any such person, confirm such notification in writing, (i) when a prospectus or any prospectus supplement has been filed with the Commission, and, with respect to a registration statement or any post-effective amendment thereto, when the same has been declared effective by the Commission, (ii) of any request by the Commission for amendments or supplements to a registration statement or related prospectus, or for additional information, (iii) of the issuance by the Commission of any stop order or the initiation of any proceedings for such or a similar purpose (and the Company shall make every commercially reasonable effort to obtain the withdrawal of any such order at the earliest possible moment),
(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose (and the Company shall make every commercially reasonable effort to obtain the withdrawal of any such suspension at the earliest possible moment),
(v) of the occurrence of any event which requires the making of any changes to a registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (and the Company shall promptly prepare and furnish to such seller and managing underwriter a reasonable number of copies of a supplemented or amended prospectus such that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading), and (vi) of the Company's determination that the filing of a post-effective amendment to the Registration Statement shall be necessary or appropriate. Each Holder shall be deemed to have agreed by acquisition of Registrable Securities that upon the receipt of any notice from the Company of the occurrence of any event of the kind described in clause (v) of this Section 5(g), such Holder shall forthwith discontinue such Holder's offer and disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder shall have received copies of a supplemented or amended prospectus which is no longer defective as contemplated by clause (v) of this Section 5(g), and, if so directed by the Company, shall deliver to the Company, at the Company's expense, all copies (other than permanent file copies) of the defective prospectus covering such Registrable Securities which are then in such Holder's possession. In the event the Company shall provide any notice of the type referred to in the preceding sentence, the 150-day period mentioned in

Section 5.b(ii) shall be extended by the number of days from and including the date such notice is provided, to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received copies of the corrected prospectus contemplated by clause (v) of this
Section 5(g), plus an additional seven days;

         h. at least three days prior to the filing of any amendment or supplement to such registration statement or prospectus, furnish copies thereof to the Holders and refrain from filing any such amendment or supplement to which the Holders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, unless in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable law; and

         i. at the request of the Holders, obtain an opinion from counsel to the Company, and a "cold comfort" letter from an independent certified public accounting firm of national recognition and standing who have certified the Company's financial statements included in the registration statement or any amendment thereto, in each case in form and substance satisfactory to the majority in interest of the Holders participating in the registration ("Majority Holders"), and covering such matters of the type customarily covered by such opinions and "cold comfort" letters as the Majority Holders shall reasonably request.

6. Expenses. Except as otherwise provided herein, the Company shall bear all reasonable Registration Expenses. Each Holder participating in any such registration shall be responsible for, and shall pay, any transfer taxes and any fees, discounts or commissions of underwriters, selling brokers and dealers relating to the sale or distribution of the Registrable Securities being sold by such Holder pursuant to such registration, as well as any fees of counsel to such Holder that are not specifically designated as Registration Expenses in
Section 1 hereof and any fees and disbursements of any accountants retained by such Holder.

7.       Indemnification.

         a. By the Company. The Company shall indemnify and hold harmless each Holder, its officers, directors and employees, and any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or such underwriter within the meaning of the Securities Act, from and against any and all loss, damage, liability or claims, to which such Holder, or any officer, director or employee of such Holder, or any such underwriter or controlling person becomes subject under the Securities Act or otherwise, and subject to the provisions of Section 7(c) hereof to reimburse them, from time to time upon request, for any legal or other costs or expenses reasonably incurred by them in connection with investigating any claims or defending any actions (as provided herein), insofar as such losses, damages, liabilities, claims, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, claim, cost or expense arises out of or is based upon
(i) an untrue statement or alleged untrue statement or omission or alleged omission (other than a statement or omission about the Company) made in conformity with information furnished by the Holder seeking indemnification in writing specifically for use in the preparation of a registration statement or
(ii) a Holder's failure to deliver a copy of the registration statement, prospectus or any amendments or supplements thereto.

         b. By Holders of Registrable Securities. Each Holder of Registrable Securities included in a registration pursuant to this Agreement shall indemnify and hold harmless the Company, its officers, directors and agents, each other Holder, any underwriter and each person, if any, who controls the Company, such other Holder or such underwriter, from and against any and all loss, damage, liability or claim, to which the Company or its officers, directors or agents, or such other Holder or any controlling person and/or any underwriter becomes subject under the Securities Act or otherwise and to reimburse them, from time to time upon request, for any legal or other costs or expenses reasonably incurred by them in connection with investigating any claims or defending any actions, insofar as such losses, damages, liabilities, costs, or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such indemnifying Holder specifically for use in the preparation of such registration statement, provided that the obligations of the Holder hereunder shall be limited to an amount equal to the net proceeds to the Holder from the sale of such Holder's Registrable Securities as contemplated hereunder.

         c. Notice. Promptly after receipt by an indemnified party of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will promptly notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve such indemnifying party from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such suit, action, claim or proceeding, (ii) the indemnifying party shall not have employed counsel (reasonably satisfactory to the indemnified party) to take charge of the defense of such action, suit, claim or proceeding within a reasonable time after notice of commencement of the action, suit, claim or proceeding, or (iii) such indemnified party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the indemnifying party which, if the indemnifying party and the indemnified party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such indemnified party. If any of the events specified in clauses (ii) or (iii) of the preceding sentence shall have occurred or shall otherwise be applicable, then the fees and expenses of one counsel or firm of counsel selected by a majority in interest of the indemnified parties shall be borne by the indemnifying party. If, in any case, the indemnified party employs separate counsel, the indemnifying party shall not have the right to direct the defense of such action, suit, claim or proceeding on behalf of the indemnified party. Anything in this paragraph to the contrary notwithstanding, an indemnifying party shall not be liable for the settlement of any action, suit, claim or proceeding effected without its prior written consent (which consent in the case of an action, suit, claim or proceeding exclusively seeking monetary relief shall not be unreasonably withheld). Such indemnification shall remain in full force and effect irrespective of any investigation made by or on behalf of an indemnified party.

         d. Contribution. If the indemnification from the indemnifying party as provided in this Section 7 is unavailable or is otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses. The relative fault of such indemnifying party shall be determined by reference to, among other things, whether any action in question, including any untrue (or alleged untrue) statement of a material fact or omission (or alleged omission) to state a material fact, has been made, or relates to information supplied by such indemnifying party or such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any such investigation or proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation other than as described above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  If, however, indemnification is available under this Section 7, the indemnifying parties shall indemnify each indemnified party to the fullest extent provided in this Section 7 without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration.

8. Holder to Provide Information. In the event a Holder requests a registration of Registrable Securities, such Holder shall provide all such information and materials and shall take all such actions as may be reasonably and customarily required in order to permit the Company to comply with all applicable requirements of the Commission and to obtain any desired acceleration of the effective date of such registration statement. Specifically, the Company may require a Holder to furnish the Company with such information regarding such Holder and the distribution of its securities as is customarily required in such registrations as the Company may from time to time reasonably request in writing and as shall be required by law or the Commission.

9. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

         a. Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

         b. Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

         c. So long as a Holder owns any Registrable Securities, furnish to a Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

10. Granting of Registration Rights. The Company shall not, without the prior written consent of Holders holding at least 65% of the Registrable Securities then held by all the Holders, grant to any Person registration rights of any kind or nature with respect to Registrable Securities or other capital shares or the Company if such rights would have priority over the rights granted to the Holders pursuant to this Agreement, whether in terms of the number of shares which holders may include in any registration, the timing of any registration of shares, the rights of holders to demand registration of shares held by them at the time requested by them, or in any other material respect.

11. Remedies. The Company recognizes and agrees that if the Company fails to comply with its obligations under this Agreement, the Holders may not have an adequate remedy at law. Such failure will cause the Holders irreparable harm for which there may be no adequate remedy at law, and the Company hereby consents to the issuance of an injunction in favor of the Holders by any court of competent jurisdiction. The right of such Holders to obtain an injunction hereunder shall not be considered a waiver of any right on the part of the Holders to recover damages and to assert any other claims for remedies which the Holders may have at law or in equity. The Company agrees to bear any expenses incurred by the Holders, including reasonable attorneys fees, in enforcing their rights under this Agreement except in cases in which it is determined that the Company was not in breach of its obligation to provide such rights.

12.  MISCELLANEOUS.

         a. Waivers and Amendments. This Agreement may be amended or modified in whole or in part only by a writing which makes reference to this Agreement executed by the Company and Holders holding at least 65% of the Registrable Securities then held by all the Holders. The obligations of any party hereunder may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party claimed to have given the waiver; provided, however, that any waiver by any party of any violation of, breach of, or default under any provision of this Agreement or any other agreement provided for herein shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement or any other agreement provided for herein.

         b. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto and supersedes all prior contracts, agreements, arrangements, communications, discussions, representations, and warranties, whether oral or written, among the parties with respect to the subject matter hereof.

         c. Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the internal substantive laws of the State of New York without giving effect to the principles of conflicts of law thereof.

         d. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and be deemed to have been duly given if personally delivered or five business days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth below.

           If to the Company:         INTEK DIVERSIFIED CORPORATION
                                      970 West 190th Street, Suite 720
                                      Torrence, California 90502
                                      Attn: President

            with a copy to:           Kohrman, Jackson & Krantz P.L.L.
                                      One Cleveland Center, 20th Floor
                                      Cleveland, Ohio 44114
                                      Attn:  Steven L. Wasserman, Esq.

            If to a Holder:           To the Person and Address
                                      specified on the signature page for such Holder.

Any party by written notice to the others may change the address of the persons to whom notices or copies thereof shall be directed.

         e. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument.

        f. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Company may not assign or transfer its rights hereunder without the prior written consent of the Holders. A Holder that transfers not less than 100% of the Registrable Securities it then holds to an entity in a transaction that is not registered under the Securities Act shall be entitled to assign its rights to demand registration hereunder to such entity, which entity shall become a "Holder" for purposes of this Agreement provided that the assignee thereof assumes and agrees to perform all the obligations of a Holder under this Agreement. A permitted assignee who acquires from a Holder such number of Registrable Securities as shall be equal to or greater than 10% of such Holder's holdings of Registrable Securities as of the date of this Agreement shall be entitled to exercise incidental registration rights pursuant to the terms and provisions of Section 3 of this Agreement, provided that such permitted assignee assumes and agrees to perform all of the obligations of a Holder under this Agreement.

         g. Third Parties. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person or entity other than the parties hereto any rights or remedies under or by reason of this Agreement.

         h. Termination of Prior Agreement. This Registration Rights Agreement supersedes and replaces that certain Registration Rights Agreement entered into between the Company, Roamer, Simmonds, Anglo York and Howard Davis as of September 23, 1994.

                  [Remainder of Page Intentionally Left Blank.]

                       [Signatures commence on next page.]

                IN WITNESS WHEREOF, the undersigned have executed, or have caused their duly authorized representatives to execute, this Registration Rights Agreement as of the date first written above.

INTEK DIVERSIFIED CORPORATION

By:_______________________________
Name:
Title:

SECURICOR COMMUNICATIONS LIMITED     SECURICOR INTERNATIONAL LIMITED

By:_______________________________   By:_______________________________
   Name:                                Name:
   Title:                               Title:


Address:__________________________   Address:__________________________
        __________________________           __________________________
        __________________________           __________________________
Tel:    __________________________   Tel:    __________________________
Fax:    __________________________   Fax:    __________________________

With copies to:                                    With copies to:
        __________________________           __________________________
        __________________________           __________________________
        __________________________           __________________________
Tel:    __________________________   Tel:    __________________________
Fax:    __________________________   Fax:    __________________________

SIMMONDS CAPITAL LIMITED             MIDLAND INTERNATIONAL CORPORATION

By:_______________________________   By:_______________________________
   Name:                                Name:
   Title:                               Title:


Address:__________________________   Address:__________________________
        __________________________           __________________________
        __________________________           __________________________
Tel:    __________________________   Tel:    __________________________
Fax:    __________________________   Fax:    __________________________

With copies to:                                    With copies to:
        __________________________           __________________________
        __________________________           __________________________
        __________________________           __________________________
Tel:    __________________________   Tel:    __________________________
Fax:    __________________________   Fax:    __________________________

CHOI & CHOI, HK LIMITED              OCTAGON INVESTMENTS LIMITED

By:_______________________________   By:_______________________________
   Name:                                Name:
   Title:                               Title:


Address:__________________________   Address:__________________________
        __________________________           __________________________
        __________________________           __________________________
Tel:    __________________________   Tel:    __________________________
Fax:    __________________________   Fax:    __________________________

With copies to:                      With copies to:
        __________________________           __________________________
        __________________________           __________________________
        __________________________           __________________________
Tel:    __________________________   Tel:    __________________________
Fax:    __________________________   Fax:    __________________________

ROAMER ONE HOLDINGS, INC.            ANGLO YORK INDUSTRIES, INC.

By:_______________________________      _______________________________
   Name:                                Name:
   Title:                               Title:


Address:__________________________   Address:__________________________
        __________________________           __________________________
        __________________________           __________________________
Tel:    __________________________   Tel:    __________________________
Fax:    __________________________   Fax:    __________________________

With copies to:                                    With copies to:
        __________________________           __________________________
        __________________________           __________________________
        __________________________           __________________________
Tel:    __________________________   Tel:    __________________________
Fax:    __________________________   Fax:    __________________________

__________________________________
MURRAY SINCLAIR


Address:__________________________
        __________________________
        __________________________
Tel:    __________________________
Fax:    __________________________

With copies to:
        __________________________
        __________________________
        __________________________
Tel:    __________________________
Fax:    __________________________

                          REGISTRATION RIGHTS AGREEMENT

                           SHAREHOLDER SIGNATURE PAGE

                IN WITNESS WHEREOF, the undersigned have executed, or have caused their duly authorized representatives to execute, this Registration Rights Agreement as of the date first written above.

(If a corporation)                      ___________________________________

                                        By:________________________________
                                        Name:
                                        Title:

(If an Individual)                      ____________________________________
                                        Name:

                                        Address:  __________________________
                                                  __________________________
                                                  __________________________
                                        Telephone:__________________________
                                        Facsimile:__________________________

                                   With copies to:__________________________
                                                  __________________________
                                                  __________________________
                                                  __________________________
                                        Telephone:__________________________
                                        Facsimile:__________________________

                                                                       EXHIBIT D

                                LICENSE AGREEMENT

                  This License Agreement (this "Agreement") is entered into as
of                    , 1996 by and between Midland International Corporation,
a Delaware corporation ("Midland"), and Intek Diversified Corporation, a Delaware corporation ("Intek").

                                    RECITALS

                  A. Midland is a distributor of LMR Products under the Trademark (as defined in Section 1(h) of this Agreement) and is the owner of the Trademark.

                  B. Pursuant to an Exclusive License Agreement by and between Midland and Midland Consumer International, Ltd., a British Virgin Islands corporation, entered into on June 30, 1995 and attached as Exhibit A (the "Exclusive License Agreement"), Midland has granted to Midland Consumer International an exclusive license to use the Trademark in connection with the promotion, sale and distribution of Consumer Products (as defined in Section 1(c) of this Agreement) in certain countries, including the Territory (as defined in Section 1(g) of this Agreement).

                  C. On______________________ , 1996, Midland, Intek and
Simmonds Capital Limited ("Simmonds") entered into a Sale of Assets and Trademark License Agreement (the "Sale of Assets Agreement") pursuant to which Midland has agreed, among other things, to grant a perpetual license to use the Trademark in the Territory in connection with the promotion, manufacture, sale, servicing and distribution of LMR Products (as defined in Section 1(e) of this Agreement) in the Territory.

                  D. Intek and Midland have agreed to enter into this Agreement simultaneously with, and subject to consummation of, the Sale of Assets Agreement.

                  E. Following consummation of this Agreement and the Sale of Assets Agreement, Midland will be merged into SCL, Inc., a Delaware Corporation, and any and all rights and obligations of Midland under this Agreement will be transferred to, and assumed by, SCL, Inc.

                                A G R E E M E N T

                  NOW, THEREFORE, in accordance with the Sale of Assets Agreement and in consideration of the mutual covenants and the provisions hereinafter set forth, and for other good and valuable consideration, the parties agree as follows:

                  1. Definitions. For purposes of this Agreement, the following terms shall have the meanings specified below:

                  (a) "Affiliate" shall mean, with respect to any Person, any other Person or entity that controls such Person, or any Person controlled by it or under common control with it.

                  (b) "Exclusive License Agreement" shall have the meaning set forth in the Recitals.

                  (c) "Consumer Products" shall mean all consumer wireless products and consumer electronic products consisting of consumer communications equipment, consumer automotive equipment, consumer marine equipment, consumer amateur radio products and consumer audio products and/or video home entertainment equipment, which are being sold at any time in department stores and/or electronic specialty stores, including, but not limited to, citizen band radios, GMRS radios, marine radios, scanners, intercoms, radio recorders, car radios, itinerant radios, consumer GPS marine products, satellite receivers, video cassette recorders, video cameras, stereophonic and high fidelity components and/or systems, compact disc players, laser disc players, cordless telephones, consumer paging products, telephones with video, and other telephones and antennas and other accessories for the foregoing. "Consumer Products" specifically does not include cellular telephones, personal communications systems (PCS) telephones, commercial and two-way paging products, commercial wireless satellite antennas, LMR antenna products, all other electronic or communications equipment for use in the professional and commercial market and antennas and other accessories for the foregoing.

                  (d) "LMR Products" shall mean any existing and future land mobile radio products for use in the professional and commercial markets, including, without limitation, antennas which are usable with both Midland Consumer Products and LMR Products, but LMR Products is not intended to include and shall not include: (i) any existing and future Consumer Products, (ii) the Midland 70-1336, 70-1526, 70-9020 and 70-9405 products and any subsequent upgrades, enhancements, modifications or improvements of such products, or (iii) any LMR Products promoted, sold or distributed outside of the Territory.

                  (e) "Person" shall mean an individual, partnership (general or limited), corporation, association or other form of business organization (whether or not regarded as a legal entity under applicable law), trust, estate or any other entity.

                  (f) "Sale of Assets Agreement" shall have the meaning set forth in the Recitals.

                  (g) "Territory" shall mean the United States of America, including all of its territories and possessions.

                  (h) "Trademark" shall mean the trademark described in Exhibit B and the trade name "Midland" and similar variations thereof, all registrations, applications and renewals thereof now existing or hereinafter obtained by Midland in the Territory, and all logos used in connection therewith in the Territory, whether or not registered, but shall exclude use of the word "Midland" in any combination with the word "consumer", including, without limitation, Midland Consumer Radio, Midland Consumer Products, Midland Consumer Electronics, Midland Consumer International and Midland Consumer Communications.

                  (i) "Trademark Product" shall mean any LMR Product, or part of a LMR Product, bearing the Trademark or used in connection with the Trademark.

                  2. Grant of License. Subject to and in consideration of the terms and condition of this Agreement and the Sale of Assets Agreements, Midland grants to Intek (i) a paid-up perpetual exclusive license to use the Trademark in the Territory in connection with the promotion, manufacture, sale, servicing and distribution of LMR Products, excluding antennas which are usable with both Consumer Products and LMR Products and (ii) a paid-up perpetual non-exclusive license to use the Trademark in the Territory in connection with the promotion, manufacture, sale, servicing and distribution of antennas which are usable with both Consumer Products and LMR Products.

                  Intek agrees that, without the prior written consent of Midland, (i) neither Intek nor any of Intek's Affiliates or sublicensees will store, sell, manufacture, distribute or otherwise transfer or permit to store, sell, manufacture, distribute or transfer LMR Products using the Trademark to end-users outside the Territory (and will take reasonable precautions to prevent its distributees or agents from selling, distributing or transferring Trademark Products to end users outside the Territory), (ii) it will not use the Trademark in connection with the promotion, manufacture, sale, distribution or servicing of any product other than the LMR Products, including as part of any trade style, business or corporate name related to the promotion, manufacture, sale, distribution or servicing of any product other than LMR Products, (iii) it will not advertise or promote services in connection with the Trademark outside of the Territory. The parties acknowledge that certain limited marketing and promotional activities may be conducted by Midland from outside the Territory which crosses-over into the Territory and, also, that certain limited marketing and promotional activities may occur by Intek from within the Territory which crosses-over into areas outside the Territory. The parties shall not target the cross border market and shall minimize such marketing and promotional activities that occur across the Territory's border, and agree that such minimal activity shall not give rise to a breach of contract, Trademark infringement, or other claim.

                  Nothing contained herein shall in any manner, restrict Midland and its Affiliates from using or licensing to others the Trademark to promote, sell, or distribute (i) products other than LMR Products and antennas which are usable with both Consumer Products and LMR Products in the Territory, or (ii) any products, including LMR Products, outside the Territory. In addition, Midland shall have the right to store, promote, sell, distribute or otherwise transfer in the Territory any Trademark Products owned by or in transit to Midland or its Affiliates as of the date of this Agreement and not acquired by Intek pursuant to the Sale of Assets Agreement.

                  3. Protection of Trademark. Intek shall provide reasonable cooperation with Midland to protect the Trademark and shall refrain from any and all acts of commission or omission that may in any way endanger Midland's property rights or affect the validity of or impair Midland's rights with respect to the Trademark. In furtherance of such purposes, Intek shall:

                  (a) Use the Trademark only in the manner reasonably approved by Midland and follow Midland's reasonable instructions in connection therewith;

                  (b) Affix appropriate notations, when legally required, as to the ownership and registration of the Trademark on the LMR Products and/or the promotional and advertising materials;

                  (c) With the exception of trademarks or trade names listed on Schedule __ which are currently owned or used by Intek or Securicor and which use is hereby approved, refrain from using any name, mark, device, symbol, insignia, designation, labeling or packaging linked with the Trademark or to form a composite mark with the Trademark without the prior written approval of Midland, which approval shall not be unreasonably withheld. In the event Intek adopts a mark which is approved by Midland and is used in a manner that is linked with the Trademark (but does not form a composite mark), Intek may, with Midland's prior consent, which consent shall not be unreasonably withheld, apply to register any such linked trademark (exclusive of the Trademark), in Intek's name and use such linked trademark subject to the terms and conditions of this Agreement; and, further, provided that Intek pays the full costs for any applications, registrations and maintenance in connection therewith. In the event Intek adopts a mark which is approved by Midland and is used in a manner that forms a composite mark with the Trademark, all rights, title and interest in such composite mark shall be owned by Midland and shall accrue to the sole benefit of Midland; and

                  (d) Comply with all applicable laws and regulations, including, but not limited to, customs laws and regulations, in connection with the manufacture, promotion, sale, servicing, distribution and importation of Trademark Products.

                  4. Approval or Consent. Unless otherwise expressly set forth herein, all requests for approval or consent required to be given hereunder shall be responded to within thirty (30) days of the receipt of such request. Any request not responded to within such period of time shall be deemed automatically approved or consented to, as the case may be.

                  5. Promotional and Advertising Materials. In recognition of the value of the Trademark to Midland and the loss and damage that Midland would incur from any improper or inappropriate use of the Trademark, Intek shall:

                  (a) Submit to Midland within one month of publication one copy of the promotional and advertising materials that uses the Trademark or which refers to Midland or its Affiliates, except that Intek need not submit to Midland promotional and advertising materials that use the Trademark or which refer to Midland or its Affiliates in a manner substantially similar to promotional and advertising materials previously submitted and approved by Midland;

                  (b) Utilize its best efforts so that the Trademark is not used in any manner that is reasonably likely to be considered offensive or to tarnish the Trademark;

                  (c) Affix appropriate notations, when legally required, on any promotional or advertising materials that in any way relate or refer to the Trademark Products so as to confirm Midland's ownership and registration of the Trademark.

                  (d) Take such other and additional reasonable actions, as Midland may from time to time reasonably request in order to protect the Trademark and the value to the Trademark to Midland.

                  For purposes of this Section 5, "promotional and advertising materials" shall include, without limitation, catalogues, labeling and packaging materials, sales literature and similar items.

                  6. Conditions to Appearance of Trademark. Prior to any application to LMR Products of the Trademark, Intek shall provide Midland with an identification or sample of such product for review and approval. Intek will display the Trademark only is such form and manner as shall be specifically approved by Midland, which approval shall not be unreasonably withheld.

                  7. Notice of Infringement. Intek shall promptly notify Midland of any infringement, suspected or threatened, of Midland's (or Intek's license) rights in respect of the Trademark, or of any third party allegation or claim that the Trademark is liable to cause deception or confusion to the public or is liable to dilute or infringe any right.

                  8. Protection of Trademark Rights. Intek shall promptly determine the most appropriate course of action in the Territory against any third party to protect the Trademark, to prevent infringement, suspected or threatened, of Midland's (or Intek's license) rights in respect of the Trademark, and to defend any claim that the Trademark is liable to cause deception or confusion to the public or is liable to dilute or infringe any right. Intek shall commence such course of action within thirty (30) days of discovery of the infringement or the claim and prosecute it diligently. Intek shall act in its own name and/or, unless Midland decides to join with Intek's course of action, in Midland's name, as may be appropriate. Midland shall have the option of joining with Intek in the conduct of any legal action commenced, prosecuted or defended by Intek at any time and, if Intek fails to commence, prosecute and defend any such legal action within sixty (60) days of discovery of the infringement, to commence, prosecute or defend any action in its own name or, with Intek approval, which shall not be unreasonably withheld, in the name of Intek. Except as set forth in paragraph 11, nothing contained herein shall, however, be deemed to require Midland or any of its Affiliates to commence and pursue any such cause of action against any person, nor to prevent Midland or any of its Affiliates from commencing and pursuing such course of action. If Midland decides to join with Intek in the conduct of any such legal action, Midland and Intek shall each assume their own expenses in connection with any such course of action and any recoveries shall be divided between Midland and Intek in proportion to their respective reasonable expenses in connection therewith.

                  9. Other Actions. Intek shall cooperate with Midland in any reasonable manner requested by Midland in order to protect the Trademark and shall, among other things, execute such documents and take such actions as may be reasonably required by Midland in connection with the protection of the Trademark and the registrations thereof, including, without limitation, cooperating with Midland in executing and filing necessary or desirable agreements for registration as a user of the Trademark and in applying to register and renew registrations of the Trademark in such classes and countries as Midland may elect in its sole discretion. Midland shall keep all registrations for the Trademark that are licensed hereunder valid and shall not allow such registrations to lapse in a manner that would materially impair Intek's rights under this license.

                  10.      Quality Control Standards and Inspections.

                  (a) The quality of the Trademark Products promoted, sold or distributed by Intek shall be at any time at least of a standard similar to that of LMR Products sold or distributed by Midland prior to the date hereof. Intek shall utilize and abide by standards and specifications commensurate with such quality when servicing or repairing any Trademark Product. Midland shall have the right, through its employees or other designated representatives, to enter Intek's premises or any place where the Trademark Products are manufactured or stored, at any reasonable time, during normal business hours and upon thirty (30) days prior written notice, to inspect, examine and test any Trademark Product and review the applicable quality standards and specifications, manufacturing procedures and product complaints and remove, for examination and testing, a reasonable quantity of samples of such Trademark Products selected by Midland or its designee from Intek's line or inventory. Midland's right of inspection shall be exercised no more frequently than once per year, except at such times that Intek is on notice pursuant to section 10(b) and has not yet cured the deficiency, in which case the right of inspection shall not be limited in number for as long as the deficiency remains uncured, shall be limited to matters related to the deficiency, and may be conducted on twenty-four hours notice. All inspections shall be conducted so as to minimize any disruption to the business. Midland will maintain in confidence any proprietary or confidential information to which it is given access in the course of such inspections and shall use such information only for purposes of the quality control provisions of this agreement.

                  (b) In the event that any Trademark Products are reasonably found by Midland or its designee not to satisfy the standards set forth in this Section 10, Midland shall so notify Intek in writing and shall specify the deficiencies in quality. Upon such notification, Intek shall promptly institute reasonable actions necessary to remedy the deficiencies and give written notice of such actions to Midland so that the standards set forth in this Section 10 are promptly met to the reasonable satisfaction of Midland.

                  11. Indemnification of Midland. (a) Notwithstanding any provision in this Agreement to the contrary, Intek shall indemnify, defend and hold Midland harmless from and against any and all liabilities, damages, losses, claims, reasonable costs and expenses (including reasonable attorneys' fees and investigation costs), actually incurred by Intek and net of any tax benefits to the indemnifying party, arising out of or resulting from (i) any use of the Trademark by Intek or any of its Affiliates other than as expressly permitted hereunder, or (ii) the manufacture, promotion, distribution, sale, servicing, resale or use of, and any warranty issued or contractual obligation undertaken in connection with any Trademark Products after the date hereof by either Intek or any Person who manufactures, promotes, sells or distributes the Trademark Products. If Midland desires to make a claim against Intek under this Section 11 which involves a claim by a person other than the parties, Midland shall make such claim in the manner and subject to the terms and conditions set forth in Section 10.3(a) through and including Section 10.3(f) of the Sale of Assets Agreement.

                  (b) Notwithstanding any provision in this Agreement to the contrary, Midland shall indemnify, defend and hold Intek harmless from and against any and all liabilities, damages, losses, claims, reasonable costs and expenses (including reasonable attorneys' fees and investigation costs), actually incurred by Intek and net of any tax benefits to the indemnifying party, arising out of or resulting from (i) use of the Trademark by Intek or any of its Affiliates as expressly permitted hereunder; (ii) any use of the Trademark by Midland or a Midland licensee outside the Territory; or (iii) any use of the Trademark by Midland or a Midland licensee on products other than LMR Products. If Intek desires to make a claim against Midland under this Section 11 which involves a claim by a person other than the parties, Intek shall make such claim in the manner and subject to the terms and conditions set forth in Section 10.3(a) through and including Section 10.3(f) of the Sale of Assets Agreement.

                  12. Breach or Default. Midland will have the right to terminate this Agreement if: (i) Intek breaches any material term or condition of this Agreement and fails to take reasonable action to remedy such breach within sixty (60) calendar days after receipt from Midland of notice of such breach; or (ii) Intek ceases conducting the LMR Business or using the Trademark for a period of eighteen (18) months. Midland's knowledge of a breach shall not prevent Midland from exercising any right under this section 12 at any time. Upon termination, no payment shall be due by Midland, Intek shall immediately cease to promote, sell and distribute the Trademark Products or to use the Trademark or any confusingly similar trademark or name, provided, however, that Intek shall have a period of three (3) months from the date of such termination to use up its supplies of promotional and advertising materials and Trademark Products on which the Trademark had been applied prior to the date of such termination, unless Midland decides at its sole option, to purchase all of Intek's LMR Products at a value equal to Intek's out-of-pocket costs incurred for such LMR Products, and provided, further, that such use of the Trademark Products shall otherwise be in accordance with the terms and conditions of this Agreement.

                  13. Bankruptcy. If a petition in bankruptcy is filed by or against Intek, or if Intek becomes insolvent, or makes an assignment for the benefit of its creditors or an arrangement pursuant to any bankruptcy law, or if Intek discontinues its business or if a receiver is appointed for it or its business, to the fullest extent permitted by law at the time of such occurrence, the license hereby granted shall, at Midland's option, terminate forthwith. In the event this license is so terminated, Intek, its receivers, representatives, trustees, agents, administrators, successors, and/or assigns shall have no right to sell, exploit, or in any way deal with or in any Trademark Product.

                  14.      Assignment and Sublicense.

                  (a) This Agreement shall not be assigned or transferred by Intek (by reason of a corporate merger, insolvency proceedings or otherwise) without the prior written consent of Midland, except that Intek may assign its rights under this Agreement to any wholly-owned subsidiary, provided, and so long as (i) the subsidiary remains at least fifty-one percent owned by Intek and
(ii) the subsidiary is primarily engaged in the LMR Business, and (iii) the subsidiary agrees to abide and be bound by all terms and provisions of this Agreement. Intek shall promptly notify Midland of such transfer.

                  (b) Intek shall have the power to appoint one or several distributor(s) or sublicensee(s) to promote, manufacture, sell, service or distribute the Trademark Products solely in the Territory, provided that such distributor(s) or sublicensee(s) agrees to abide and be bound by all terms and provisions of this Agreement and provided, further, that any breach or failure to remedy a breach of any such distributor or sublicensee shall be deemed a breach or failure to remedy a breach by Intek. Any attempted sublicense or assignment not permitted hereunder shall be null and void.

                  (c) Midland may assign and license or otherwise transfer the Trademark to any Person, including, without limitation, SCL, Inc. or any other Affiliate, without the prior consent of Intek, provided that such Person agrees to abide and be bound by all terms and provisions of this Agreement. Midland shall promptly notify Intek of any such transfer.

                  (d) Subject to the terms of this Section 14, this Agreement shall be binding upon and shall inure to the benefit of the legal representatives, successors and assigns of the parties hereto. No assignment of this Agreement, nor any sale, assignment or transfer pursuant to this Section 14, shall release the assignor from any of its duties, obligations or liabilities under this Agreement unless the other party shall consent to such release in writing.

                  15. Reservation of Rights. No rights or licenses, express or implied, other than those granted in Section 2 and Section 14, are granted by this Agreement to Intek under any intellectual property owned or controlled by Midland.

                  16. Ownership of Trademark.

                  (a) Because Midland is the owner of the Trademark, any and all rights, title or interest in, to or under the Trademark or any composite mark formed with the Trademark which may accrue to the benefit of, or be acquired by, Intek as a result of its exercise of the rights and license granted pursuant hereto will be assigned to and inure to the sole benefit of Midland; and Intek hereby agrees to assign and assigns to Midland any and all such right, title and interest as and to the extent reasonably requested by Midland.

                  (b) Intek will not assert any claim of ownership of, or any claim to the Trademark or any goodwill associated with the Trademark or any future trademark or composite mark formed with the Trademark or good will developed by Midland by reason of Intek's licensed use thereof or otherwise. Intek further agrees not to register in any country any name or trademark confusingly similar to the Trademark. Intek shall at all times during and after termination of this Agreement recognize the validity of the Trademark and the ownership thereof by Midland, and shall not at any time challenge, either directly or indirectly, the validity of the Trademark, whether in or outside the Territory and in or without connection with LMR Products.

                  17. Specific Performance. Intek and Midland acknowledge and agree that any breach by the other party of the foregoing provisions may cause the injured party irreparable injury for which there is no adequate remedy of law. Therefore, Intek and Midland expressly agree that Midland or Intek shall be entitled, as the case may be, in addition to any remedy available at law, to injunctive or other equitable relief to require specific performance or prevent a breach of the foregoing provisions.

                  18. Severability. If any term, covenant, condition or provision of this Agreement, or the application thereof to any

Person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or application of such term or provision to a Person or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant, condition or provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

                                            MIDLAND INTERNATIONAL CORPORATION

                                            By:________________________________

                                            INTEK DIVERSIFIED CORPORATION

                                            By:________________________________

                                                                       EXHIBIT E

                              CONSIGNMENT AGREEMENT

         This CONSIGNMENT AGREEMENT (this "Consignment Agreement") dated as of _____ __, 1996, is made by and between Intek Diversified Corporation, a Delaware corporation (herein called "Consignee"), and Midland International Corporation, a Delaware corporation (herein called "Consignor").

         It is agreed as follows:

         1. Consignment. Simultaneously with Consignees taking possession of the facility located at __________________ (the "Facility") pursuant to the Sale of Assets and Trademark License Agreement, dated as of the date hereof, by and among Consignee, Consignor and Simmonds Capital Limited, an Ontario corporation ("Simmonds")(the "Asset Purchase Agreement"), Consignee shall pursuant to the terms and provisions of this Consignment Agreement take possession of, on Consignment from Consignor, the inventory of land mobile radio products and antennas (collectively "LMR Products") listed on Schedule A annexed hereto, and located at the Facility (the "Initial Consigned Goods"). Thereafter, Consignor may from time to time deliver to Consignee, on consignment, such additional LMR Products (collectively referred to with the Initial Consigned Goods as the "Consigned Inventory") upon the terms and conditions set forth herein.

         2. Location and Identification of Consigned Inventory. All Consigned Inventory shall be held by Consignee pursuant to this Consignment Agreement at the locations set forth on Schedule B annexed hereto. Consignee shall not, without Consignor's prior written consent, move, or permit to be moved, any Consigned Inventory to any other location, except upon a sale or return in the ordinary course of Consignor's business as contemplated by this Consignment Agreement. Consignee shall conspicuously identify all Consigned Inventory as the property of the Consignor. Consignor shall have, upon request, the right to inspect the Consigned Inventory and all books and records related thereto during normal business hours. Consignee may remove any item of the Consigned Inventory from consignment in order to deliver and sell such Consigned Inventory to a customer in the ordinary course of business.

         3. Returned Merchandise. Consigned Inventory which has been withdrawn from Consignment and sold by Consignee pursuant to the last sentence of Section 2 of this Consignment Agreement and which is subsequently returned by the purchaser thereof shall become and remain the property of Consignee upon its return and shall not be Consigned Inventory.

         4. Title. (a) Title to the Consigned Inventory shall at all times remain in Consignor, but the Consignee shall have the power to transfer the rights of Consignor in each item of Consigned Inventory to, and only to, a buyer in the ordinary course of business.

                  (b) Consignee shall indicate Consignor's retention of title to the Consigned Inventory on all books and records relating thereto.

                  (c) Consignee represents, warrants and covenants that its inventory of LMR Products is now, and at all times will be, owned by it free and clear of all liens, security interests, claims and encumbrances (collectively, "Liens"), except as set forth on Schedule C annexed hereto.

                  (d) Consignor represents and warrants that Consignee's customers will receive good title to the Consigned Inventory purchased by them in the ordinary course of Consignee's business free and clear of all liens, claims and encumbrances created by or through the Consignor.

         5.       Delivery and Return of Consigned Inventory.

                  (a) Consignor shall prepare a memo invoice (each, a "Consignment Memorandum") which will accompany each future shipment of Consigned Inventory to Consignee. Each Consignment Memorandum shall describe and identify the items of Consigned Inventory contained in that shipment. Within 2 business days after receipt of any shipment of Consigned Inventory, the Consignee shall notify the Consignor in writing of any damaged or defective Consigned Inventory contained in such shipment and Consignee shall be entitled to return such damaged or defective Consigned Inventory to the Consignor within five business days after Consignee's receipt of such damaged or defective Consigned Inventory. All returns of damaged or defective Consigned Inventory shall be shipped and insured by Consignee in the manner provided in section 5(c) below. Consignor shall credit Consignee's account for all reasonable shipping and insurance costs incurred by Consignee for the return of damaged or defective Consigned Inventory to Consignor pursuant to this Section 5(a).

                  (b) Consignor shall be entitled at any time and from time to time to withdraw all or any part of the Consigned Inventory from consignment. Upon receipt of written instructions from Consignor, Consignee shall ship Consigned Inventory in the amounts and to the address and recipient designated by the Consignor in such written instructions. All such shipments shall be shipped and insured by Consignee in the manner provided in Section 5(c) below. Consignor shall credit Consignee's account for all reasonable handling, shopping and insurance costs incurred by Consignee pursuant to this Section 5(b).

                  (c) All Consigned Inventory returned to Consignor for any reason, whether damaged, defective, returned for stock balancing or withdrawn from Consignment by Consignor, shall be shipped prepaid by Consignee to Consignor, or to such person or location as Consignor shall direct in writing, via recognized common carrier designated by Consignor, and shall be insured for 100% of the full invoice value of such Consigned Inventory. The

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Consignee shall bear the risk of loss to Consigned Inventory until such
Consigned Inventory is received by Consignor or the recipient designated by Consignor.

         6. Invoices; Sales Reports. (a) Each Friday after the close of business Consignee shall prepare and send to Consignor a sales report (each, a "Sales Report") listing (i) the Consigned Inventory sold during the preceding week, and
(ii) the Consigned Inventory remaining unsold as of the close of business on the date of such Sales Report.

                  (b) Upon receipt of a Sales Report, Consignor shall promptly prepare an invoice setting forth the payment due from Consignee for Consigned Inventory sold by Consignee as determined based upon the Sales Report. Consignee pay the amount of such invoice to Consignor within 30 days after the date of such invoice as follows:

                           (i) If Consignor has existing fixed liabilities for
                  amounts owing from Consignor to SCL, Inc., a Delaware corporation and sole shareholder of Consignor, Simmonds or other affiliate of Consignor (hereafter, "Assumable Liabilities"), Consignee shall assume a portion of such Assumable Liabilities as shall be designated by Consignor in a sum equal to the lesser of the amount of such Assumable Liabilities or the amount owing on such invoice, and Consignee shall satisfy all liabilities so assumed in accordance with their terms; and

                           (ii) If Consignor has no remaining Assumable
                  Liabilities or, if after applying to such invoice all then existing Assumable Liabilities as provided in subparagraph 6(b)(i) above, a balance is still due and owing on such invoice, then Consignee shall pay the balance due on such invoice in cash.

                  (c) The prices to be charged by Consignor and to be paid by Consignee for Consigned Inventory sold by Consignor shall be equal to the replacement cost thereof, FOB Kansas City, Missouri, determined as of the date of this Agreement.

                  (d) If Consignee determines that it is unable to sell certain items of the Consigned Inventory, the Consignee may elect to return such items of Consigned Inventory to the Consignor at the sole cost and expense of the Consignee. All such returns of Consigned Inventory shall be shipped and insured in accordance with the manner set forth in section 5(c) of this Consignment Agreement. Notwithstanding anything to the contrary contained in this Consignment Agreement, Consignee shall bear the risk of loss of all Consigned Inventory returned to Consignor pursuant to this Section 6(d).

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         7. Care of Consigned Inventory; Risk of Loss; Insurance. Consignee
shall prudently and properly store and care for the Consigned Inventory and shall bear the entire risk of loss with respect thereto due to any cause, including, without limitation, failure to properly store or care for the Consigned Inventory, fire, theft, flood, weather, strike or public disturbance. Consignee shall, at its sole cost and expense, insure the Consigned Inventory in the name of and with loss payable solely to Consignor against loss or damage by fire, theft, burglary, and such other risks, in an amount equal to not less than 100% of the replacement value of the outstanding Consigned Inventory as changed from time to time, and with such carriers as may from time to time be requested by or acceptable to Consignor (all such policies to provide for 30 days' minimum notice to Consignor of cancellation or substantial modification). Additionally, all insurance policies shall be placed with insurance companies licensed to do business in each jurisdiction where the Consigned Inventory is located. Copies or originals of all such policies shall be delivered to Consignor. Consignee shall promptly notify Consignor of any loss or damage to any Consigned Inventory and shall segregate, hold in trust and immediately deliver to Consignor any insurance proceeds received by Consignee with respect to any of the Consigned Inventory. Consignee warrants that it will promptly pursue all remedies and payments in the event of a loss and will immediately notify Consignor of any loss.

         8. Warranties and Adjustments. Consignee shall not make any warranty on behalf of the Consignor other than Consignor's standard express written warranties in force at the date of the sale of the Consigned Inventory by Consignee as furnished to Consignee in writing by Consignor from time to time. SUCH STANDARD EXPRESS WRITTEN WARRANTIES SHALL BE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. In no event shall Consignor be liable (by virtue of contract, warranty, negligence, strict liability or otherwise) for any incidental or consequential damages unless expressly and explicitly provided for in such standard express written warranty.

         9. True Consignment; Further Assurances. (a) This Consignment Agreement is intended to be a true consignment agreement, whereby title to the Consigned Inventory remains with Consignor until sold to customers of Consignee in accordance with this Consignment Agreement and title to the proceeds of the sales of such Consigned Inventory shall vest in and belong to Consignor until the cost of such Consigned Inventory sold by Consignee shall have been accounted for and remitted by Consignee and received by Consignor. If, notwithstanding the express intent of the parties hereto that this Consignment Agreement constitutes a true consignment agreement, it is determined, for any reason, that the consignment hereby created is one intended as security, or that the consignment is a sale or return or other sale, this

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Consignment Agreement shall constitute a security agreement pursuant to Article
9 of the Uniform Commercial Code as adopted in the State of Missouri or other relevant jurisdictions ("UCC") and the equivalent of such a security agreement under the laws of Missouri in which Consignee grants, creates, and gives to Consignor a security interest in (i) all of the Consigned Inventory now or hereafter acquired by Consignee and (ii) all proceeds of such Consigned Inventory (in any form) as security for payment of the Consigned Inventory and the obligations of Consignee under this Consignment Agreement.

                  (b) Consignee agrees, at its cost and expense, to execute and deliver to Consignor such Financing Statements pursuant to Article 9 of the UCC in form satisfactory to Consignor, as Consignor may, from time to time, reasonably request and to take such further steps as may be deemed necessary or desirable by Consignor in order to carry out the provisions and purposes of this Consignment Agreement or to protect the right, title and interest of Consignor in and to the Consigned Inventory and the proceeds thereof. Consignee hereby appoints, authorizes and empowers Consignor to act as Consignee's attorney-in-fact to execute and to file any financing statements, continuation statements or other documents or instruments necessary to carry out the terms of this Consignment Agreement which may at any time be required in the reasonable opinion of Consignor to protect or enforce Consignor's interest in the Consigned Inventory.

                  (c) Consignee hereby agrees (i) to comply with any signage legislation in effect in any jurisdiction where the Consigned Inventory may be located, and (ii) to comply with all applicable provisions of Article 9 of the UCC as adopted in such jurisdictions.

                  (d) Upon (i) termination of this Consignment Agreement, (ii) receipt by Consignor of the return of all unsold Consigned Inventory, and (iii) full payment for the cost of the Consigned Inventory not returned to Consignor and for which payment is outstanding, at the request of Consignee, Consignor agrees to execute and deliver to Consignee, a sufficient quantity of UCC Termination Statements to terminate the UCC Financing Statements filed in connection with this Consignment Agreement.

         10. Representations, Warranties and Covenants. Consignee represents, warrants and covenants that:

                  (a) the chief executive office of Consignee and the office where Consignee keeps its books and records relating to the Consigned Inventory, and all locations of the Consigned Inventory are at the addresses set forth on Schedule E annexed hereto and, except as otherwise specified on Schedule E, have been located at such addresses at all times during the four-month period prior to the date hereof;

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



                  (b) Consignee will not change its chief executive office or office where its books and records are kept, or merge or consolidate with any person, without at least 20 days prior written notice to Consignor;

                  (c) the Consigned Inventory is and shall remain free and clear of all Liens created by or through the Consignee;

                  (d) except for the trade names, if any, set forth on Schedule F annexed hereto, Consignee has not during the five-year period prior to the date hereof been known by or used any trade name, fictitious name or any corporate name other than Consignee's name as set forth next to its signature below, and all invoices in connection with its accounts are billed under such corporate name;

                  (e) Consignee will not change its corporate name without at least 20 days prior written notice to Consignor;

                  (f) Consignee will pay all sales, use or other similar taxes levied by a duly constituted taxing authority against or upon the Consigned Inventory or otherwise arising out of this Consignment Agreement, exclusive, however, of taxes based on the income of Consignor, which taxes shall be paid by Consignor;

                  (g) Consignee shall permit Consignor, at reasonable hours and upon reasonable notice, to have access to and the right of inspection of the Consigned Inventory and any records pertaining thereto (and the right to make extracts from and to receive from Consignee originals or true copies of such records and any papers and instruments relating to any Consigned Inventory upon request therefor);

                  (h) Consignee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its properties and to transact the business in which it is engaged;

                  (i) Consignee has the corporate power and authority to execute and deliver, and to perform its obligations under, this Consignment Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Consignment Agreement;

                  (j) this Consignment Agreement constitutes the legal, valid and binding obligation of Consignee, enforceable in accordance with its terms;

                  (k) the execution, delivery and performance of this Consignment Agreement will not violate any law or regulation, or any order or decree of any court or governmental instrumentality, or any provision of the charter or by-laws of, or any securities issued by Consignee, and will not conflict with, or result in the

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



breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which Consignee is a party or by which it is bound, and will not result in the creation or imposition of any lien, charge or encumbrance upon any of the property of Consignee pursuant to the provisions of any of the foregoing;

                  (l) no consent of any other person (including, without limitation, stockholders and creditors of Consignee) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental instrumentality is required in connection with the execution, delivery, performance, validity or enforceability of this Consignment Agreement, except for the filing of financing statements pursuant to the UCC;

                  (m) Consignee shall use all reasonable efforts to promote the sale of, and to sell, the Consigned Inventory;

                  (n) Consignee shall defend Consignor's title to the Consigned Inventory and the proceeds thereof against any claim, lien or encumbrance created by or through the Consignee; and

                  (o) Consignee shall promptly give Consignor written notice of any Event of Default (as hereinafter defined), specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto.

         11. Termination. (a) Unless earlier terminated pursuant to Section 12 of this Consignment Agreement this Consignment Agreement may be terminated by either party upon not less than 30 days prior written notice to the other. Upon the giving of such notice, Consignor shall have no further duty to ship or deliver goods to Consignee. Upon the expiration of the 30 day notice period, this Consignment Agreement shall automatically terminate.

                  (b) Upon any termination of this Consignment Agreement, Consignee shall return to Consignor all unsold Consigned Inventory, at the sole cost and expense, and at the sole risk of, Consignee. All returns of Consigned Inventory pursuant to this Section 11(b) shall be shipped and insured by Consignee in the manner provided in Section 5(c) of this Consignment Agreement. Consignee shall bear the risk of loss of the Consigned Inventory returned pursuant to this Section 11(b) until such Consigned Inventory is received by Consignor.

                  (c) The final accounting and payment between the parties hereto shall be made 30 days after the date set for termination pursuant to
Section 11(a) hereof.

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



         12. Events of Default. In the event of the occurrence of any one or more of the following events (herein called "Events of Default"):

                  (a) default in the payment or performance of any of Consignee's obligations, liabilities or indebtedness to Consignee hereunder which continues for more than 5 days after written notice thereof; or

                  (b) any warranty, representation or statement of fact made herein or in any certificate, statement or agreement furnished in connection with this Consignment Agreement should prove to be false or misleading in any material respect; or

                  (c) Consignee shall (i) become dissolved or insolvent (however defined), (ii) make an assignment for the benefit of creditors, or (iii) file or suffer the filing of any voluntary or involuntary petition under any chapter of the United States Bankruptcy Code or any other Federal, state, or foreign bankruptcy, insolvency, liquidation or similar law, or (iv) apply for, permit or suffer the appointment of a receiver, trustee or custodian or similar official of or for any of its property or business, or (v) make an admission of its inability to pay its debts as they become due, or (vi) take any corporate action for the purpose of effecting any of the foregoing;

then in any such event (other than an event described in paragraph (c) above), and at any time thereafter during the continuance of such event, in addition to all other rights and remedies available under law, in equity or otherwise, at the option of the non-defaulting party, upon notice by such non-defaulting party, this Consignment Agreement shall terminate, and Consignee shall immediately return to Consignor all unsold Consigned Inventory, as provided by
Section 11(b) hereof; and, following any such event, all of Consignee's obligations to Consignor shall become and be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; provided, however, that with respect to a default described in paragraph (c) above, in addition to all other rights and remedies available under law, in equity or otherwise, this Consignment Agreement shall automatically terminate, and Consignee shall immediately return to Consignor all unsold Consigned Inventory, as provided in Section 11(b) hereof; and following any such event, all of Consignee's obligations to Consignor shall become and be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

         13. Removal of Consigned Inventory and Damages. Upon the occurrence of an Event of Default, Consignor shall have, in addition to all other rights provided pursuant to this Consignment Agreement, the UCC, or other applicable law, the right, upon reasonable notice, to enter any or all of the

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locations wherein the Consigned Inventory is kept and remove such Consigned
Inventory. Consignee will cooperate in such removal and shall have an opportunity to have a representative present when Consignor exercises any rights under this Section.

         14. Additional Remedies. In addition to all rights and remedies under this Consignment Agreement, Consignor shall have all rights and remedies of a consignor or secured party under applicable law, including without limitation, the UCC, all of which rights and remedies shall be cumulative.

         15. Authority. Consignee shall have only the authority granted in this Consignment Agreement and shall in no event have any authority to make any representations, express or implied, whether in connection with the sale of any Consigned Inventory or otherwise, except as specifically contemplated under this Consignment Agreement.

         16. Waivers. No act, omission or delay by Consignor shall constitute a waiver of its rights or remedies hereunder or otherwise. No single or partial waiver by Consignor of any Event of Default or right or remedy which it may have shall operate as a waiver of any other Event of Default, right or remedy or of the same Event of Default, right or remedy on a future occasion.

         17. Governing Law. THIS CONSIGNMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

         18.      Submission to Jurisdiction.

                  (a) Any legal action or proceeding with respect to this Consignment Agreement may be brought in the courts of the State of Delaware or of the United States of America located in the State of Delaware, and, by execution and delivery of this Consignment Agreement, Consignee hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Consignee hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

                  (b) Consignee irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to Consignee at its address determined pursuant to Section 19 hereof.

                  (c) Nothing herein shall affect the right of Consignor to serve process in any other manner permitted by law or to

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



commence legal proceedings or otherwise proceed against Consignee in any other jurisdiction.

         19. Notices. All notices and other communications to any party hereunder shall be in writing and shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by a reputable courier delivery service or by telecopy and shall be given to the telecopier number or address for such party set forth below such party's signature to this Consignment Agreement, or to such other telecopier number or address as such party may hereafter specify by notice to the other party. Each such notice or other communication shall be effective (a) if given by telecopier, when such telecopy is transmitted to the telecopier number specified by this Section and the appropriate answer back or confirmation is received, (b) if given by certified mail, 72 hours after such communication is deposited with the post office, addressed as aforesaid, or (c) if given by any other means (including, without limitation, by courier), when delivered at the address specified by this Section.

         20. Amendments and Waivers; Partial Invalidity; Acknowledgment of Receipt. No provision hereof shall be modified, altered or limited except by a written instrument expressly referring to this Consignment Agreement and to such provision, and executed by the party to be charged. If any term of this Consignment Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way by affected thereby. Consignee acknowledges receipt of a copy of this Consignment Agreement.

         21. Benefit of Agreement; Assignment. This Consignment Agreement shall be binding upon the parties hereto, their successors and permitted assigns. No right or interest in this Consignment Agreement shall be assigned, and no delegation of any obligation owed, or the performance of any obligation, shall be made by Consignee without the prior written consent of Consignor; provided, however, that Consignee shall be entitled to assign all of its obligations and rights hereunder to MIDLAND USA, INC., a Delaware corporation and wholly owned subsidiary of Consignee, without the prior written consent of Consignor. Any attempted assignment or delegation by Consignee shall be wholly void and totally ineffective for all purposes unless made in conformity herewith.

         22. Counterparts. This Consignment Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original and all of which shall together constitute one and the same agreement.

         23. Captions. The captions of the sections of this Consignment Agreement have been inserted for convenience only and

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


shall not in any way affect the meaning or construction of any provision of this Consignment Agreement.

                  IT WITNESS WHEREOF, the undersigned have executed or caused this Consignment Agreement to be executed as of the date first above set forth.

                                      MIDLAND INTERNATIONAL CORPORATION

                                      By: ______________________________
                                      Name:
                                      Title:

                                      Address:

                                      INTEK DIVERSIFIED CORPORATION

                                      By: _______________________________
                                      Name:
                                      Title:

                                      Address:



                                       11